Exhibit 10.14

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease”) made as of March 13, 2018, by and between SHIRE HUMAN GENETIC THERAPIES, INC., a Delaware corporation (the “Sublessor”) and KINIKSA PHARMACEUTICALS CORP., a Delaware corporation (the “Sublessee”).

BACKGROUND

A.                                    AMAG Pharmaceuticals, Inc., a Delaware corporation (“AMAG”), Sublessor’s predecessor in interest, and The Trustees of the 92 Hayden Avenue Trust, under Declaration of Trust dated August 18, 1983 (“Prime Lessor”), entered into a Lease dated May 22, 2008, as amended by a Consent to Assignment Agreement and Amendment to Lease among AMAG, Prime Lessor and Sublessor dated June 10, 2013 (the “Consent”) and a First Amendment to Lease dated November 24, 2015, attached hereto as Exhibit A (as amended, the “Prime Lease”), pursuant to which Prime Lessor as landlord leased to Sublessor as tenant the three (3) story building on the site known as 100 Hayden Avenue, Lexington, Massachusetts, containing approximately 55,924 square feet of rentable floor area as shown on Exhibit D of the Prime Lease (the “Leased Premises”) located on the Land as described in the Prime Lease; and

B.                                    The Prime Lease is scheduled to expire on August 31, 2021; and

C.                                    Sublessee desires to sublease a portion of the Leased Premises consisting of approximately 25,067 rentable square feet, consisting of the entire third (3rd) floor (approximately 20,969 rentable square feet) and  approximately 4,098 rentable square feet on the first floor in the Building as shown on Exhibit B attached to this Lease (together, the “Subleased Premises”). The ratio of the rentable square footage of the Subleased Premises to the rentable square footage of the Leased Premises is 44.8% (“Sublessee’s Share”).

NOW, THEREFORE, for and in consideration of the covenants and agreements set forth in this Sublease, and intending to be legally bound, Sublessor and Sublessee agree as follows:

1.                                      Demise; Term.

1.1.                            Demise.  Sublessor hereby subleases the Subleased Premises to Sublessee, and Sublessee hereby subleases the Subleased Premises from Sublessor, together with all fixtures installed in the Subleased Premises by or for the benefit of Sublessor, and also together with all appurtenances and rights ancillary to the Subleased Premises.  Sublessee shall be permitted to use any parking spaces at the Building permitted under the Prime Lease on the same basis as permitted to be used by Sublessor under the Prime Lease limited however to eighty-two (82) parking spaces for Sublessee’s exclusive use.  Subject to Prime Lessor’s consent, Sublessee shall be permitted to mark three (3) parking spaces in close proximity to the entrance as “reserved” in the locations shown on Exhibit B-1.  Sublessee shall be permitted to use the cafeteria, reception area and shower areas (each as shown on Exhibit B), without charge for such right and in common with all tenants and subtenants in the Building; provided, however, that Sublessor shall not be obligated to operate the cafeteria.

1.2.                            Term.  The term of this Sublease (the “Sublease Term”) shall begin on (the “Commencement Date”) the date that this Sublease has been executed and delivered by Sublessor and Sublessee and that Sublessor and Sublessee have receive the Prime Lessor’s Consent (as defined in Section 20.1 of this Sublease).  The Sublease Term shall expire on July 31, 2021 (“Expiration Date”), unless sooner terminated as provided in this Sublease.

1.3                               Early Occupancy.  Sublessee shall have the right to occupy the Subleased Premises from and after the Commencement Date without being obligated to pay any Monthly Base Rent prior to the Base Rent Commencement Date but Sublessee shall pay Additional Rent beginning on the date of early occupancy.

2.                                      Prime Lease.

2.1.                            Terms of Sublease Identical With Prime Lease.  It is intended that the terms and conditions of this Sublease shall be identical to the terms and conditions of the Prime Lease as they relate to the Subleased Premises, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease.  Therefore, Sublessor and Sublessee agree that:

2.1.1.                  each and every term, condition, covenant and agreement of the Prime Lease, as it relates to the Subleased Premises, is a term, condition, covenant and agreement of this Sublease, and is incorporated in this Sublease by reference, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease;

2.1.2.                  Sublessee shall perform all obligations and comply with all terms, conditions, covenants and agreements of Sublessor as tenant under the Prime Lease for the Sublease Term, as they relate to the Subleased Premises, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease; and

2.1.3.                  the term “Lessor” as set forth in the Prime Lease shall mean Sublessor in this Sublease and the term “Lessee” as set forth in the Prime Lease shall mean Sublessee in this Sublease.

2.2.                            Terms Not Incorporated.  Notwithstanding the provisions of Section 2.1 of this Sublease, the following provisions of the Prime Lease are not incorporated in or made part of this Sublease:  the following subsections of Section 1.1: Landlord; Landlord’s Original Address; Landlord’s Construction Representative; Tenant; Tenant’s Original Address; Tenant’s Construction Representative; Commencement Date; Rent Commencement Date; Term; Extension Options; Annual Fixed Rent; Total Rentable Area of the Additional Building; Total Rentable Floor Area of the Buildings; Brokers; Exhibit C; Exhibit E; Exhibit G; Exhibit H; Sections 2.4; 2.5; Article III; Section 4.4; 4.5; 4.6; 4.7; 4.8; 5.7; 5.13; 5.16; 7.1; 8.8; 8.12; 8.19; 8.20; 8.24; Section II, 2 of the Consent; and the First Amendment except Section 4.

2.3.                            Sublease Controls.  If there is a conflict between the stated terms and conditions in this Sublease and those set forth in the Prime Lease, the terms and conditions set forth in this Sublease shall control.

2.4.                            Performance To Be Tendered To Prime Lessor.  Except as otherwise provided in this Sublease, Sublessee shall tender performance of its obligations directly to Prime Lessor so that all of Sublessor’s obligations under the Prime Lease accruing during the Sublease Term with respect to the Subleased Premises shall be fully satisfied and discharged by Sublessee’s performance.

2.5.                            Covenant Against Actions Causing Default Under Prime Lease.  Sublessee shall not do or cause to be done or suffer or permit to be done any act or thing which would constitute a default under the Prime Lease or which would cause the Prime Lease or any of Sublessor’s rights under the Prime Lease to be cancelled, terminated, forfeited or prejudiced or which would render Sublessor liable for any damages, fines, claims, penalties, costs or expenses under the Prime Lease.  So long as Sublessee is not in Default under this Sublease beyond any applicable notice, grace or cure periods, Sublessor shall not commit any act or omission during the Sublease Term that would lead to the termination of the Prime Lease by Prime Lessor, nor shall Sublessor voluntarily surrender the Prime Lease.

2.6                               Sublessor’s Representations and Warranties. As an inducement to Sublessee to enter the Sublease, Sublessor represents and warrants that:

2.6.1                     There are no pending or, to the best of Sublessor’s knowledge, threatened actions, suits or proceedings before any court or administrative agency against Sublessor, Prime Lessor or third parties which could, in the aggregate, adversely affect the Sublease Premises or any part thereof or the ability of Sublessor to perform its obligations under the Sublease, and Sublessor is not aware of any facts which might result in any such actions, suits or proceedings;

2.6.2                     Sublessor’s execution of this Sublease has been duly authorized by all necessary company power and Sublessor is fully authorized to perform each and every covenant and obligation of Sublessor to be performed hereunder, and no approval or consent is needed or required from AMAG to enter into this Sublease;

2.6.3                     No default or indemnification obligation under the Prime Lease has been caused by Sublessor, or, to Sublessor’s knowledge, Prime Lessor and there is no condition, the existence of which would give rise to a default or indemnification obligation following the giving of notice or expiration of grace periods;

2.6.4                     Sublessor is the tenant under the Prime Lease and has the full right to enter into this Sublease (subject, however, to Prime Lessor’s consent);

2.6.5                     The Prime Lease is in full force and effect and Sublessor shall not amend or modify the Prime Lease in any manner that would materially decrease Sublessee’s rights and privileges or materially increase Sublessee’s obligations.

2.6.6                     Sublessor has not received from Prime Lessor any notice of any default on the part of Sublessor as tenant under the Prime Lease which has not been cured and, to the best of Sublessor’s knowledge, no such default now exists nor has Sublessor given Prime Lessor notice of any default on the part of Prime Lessor as landlord under the Prime Lease which has not been cured and, to the best of Sublessor’s knowledge, no such default now exists;

2.6.7                     Sublessor has submitted to Sublessee a true and complete copy of the Prime Lease, a copy of which is attached hereto as Exhibit A;

2.6.8                     To the extent Prime Lessor’s consent or approval is required hereunder, Sublessor shall use commercially reasonable efforts to promptly obtain such consent or approval;

2.6.9                     Sublessor has paid and will continue to pay any and all pass-through amounts due through the expiration of this Sublease Term; and

2.6.10              Sublessor shall not cause or permit to be done any act or thing which would constitute a default under the Prime Lease or which would cause the Prime Lease or any of Sublessee’s rights hereunder to be cancelled, terminated, forfeited or prejudiced.

3.                                      Performance.

3.1.                            Sublessor’s Obligations Under Prime Lease.

3.1.1.                  Although the terms, conditions, covenants and agreements of the Prime Lease are incorporated as terms and agreement of this Sublease, Sublessor shall not be liable to Sublessee for performance or non-performance of obligations of Sublessor under this Sublease which are also the obligations of Prime Lessor under the Prime Lease (the “Prime Lessor’s Obligations”).  Subject to the provisions of Section 3.2 below, it is intended that Sublessee shall look solely to and hold solely responsible Prime Lessor for the performance of the Prime Lessor’s Obligations under the Prime Lease.

3.1.2.                  Sublessor shall perform for the benefit of Sublessee all of Sublessor’s repair and maintenance obligations with respect to the Subleased Premises.

3.2.                            Failure By Prime Lessor to Perform the Prime Lessor’s Obligations.  If Prime Lessor shall fail at any time to perform the Prime Lessor’s Obligations, Sublessee shall give notice thereof to Sublessor.  In such event, Sublessor shall use commercially reasonable efforts to cause Prime Lessor to perform the Prime Lessor’s Obligations, the cost of which shall be shared by Sublessor and Sublessee on a pro rata basis, determined by ratio of the rentable square footage of the Subleased Premises to the rentable square footage of the Leased Premises.

4.                                      Rent.

4.1.                            Monthly Base Rent.  Sublessee shall pay rent (“Monthly Base Rent”) as follows during the Sublease Term, beginning on the August 1, 2018 (the “Base Rent Commencement Date”), and not later than the first day of each month thereafter: Sixty-Six Thousand Eight Hundred Forty Five and 33/100 Dollars ($66,845.33) per month.

4.1.1.                  Additional Rent.   All amounts payable to Sublessor by Sublessee under this Sublease in addition to Monthly Base Rent is additional rent (“Additional Rent”).  Sublessor shall have the same rights and remedies for nonpayment of Additional Rent as Sublessor has for nonpayment of Monthly Base Rent.  Additional Rent shall be paid by Sublessee to Sublessor within thirty (30) days after billing

4.1.2.                  Electricity, Janitorial.  Sublessor shall pay the costs of electrical service provided to the Sublease Premises determined as follows: (i) Sublessee at its costs shall cause the first floor Subleased Premises to be sub-metered and shall pay the costs of monthly meter readings and electrical costs for service to the first floor Subleased Premises; (ii) Sublessee shall pay the following amount each month for electrical service for the third floor Subleased Premises: $3.10/square foot.  Sublessee shall contract directly for, and pay the costs of, janitorial services for the laboratory portions of the Subleased Premises, and janitorial services for all other portions of the Subleased Premises shall be provided by Prime Lessor. Sublessee shall pay Sublessee’s Share of the costs of electrical service and common area janitorial services provided in the Building by Prime Lessor or Sublessor.

4.1.3.                  Operating Expenses and Real Estate Taxes.  Sublessee shall pay to Sublessor Sublessee’s Share of Operating Expenses and Real Estate Taxes billed by Prime Lessor to Sublessor accrued during the Sublease Term.

4.2.                            Rent In General.

4.2.1.                  All Monthly Base Rent and Additional Rent (collectively, “Rent”) shall be paid to Sublessor at 730 Stockton Drive, Exton, PA 19341, Attention: Accounts Payable, or at such other address as Sublessor may direct.  Rent for a partial month shall be prorated on a daily basis.

4.2.2.                  Monthly Base Rent for the first month of the Sublease Term after the Base Rent Commencement Date shall be paid by Sublessee to Sublessor upon execution and delivery of this Sublease.

4.2.3.                  All Rent shall be paid without notice or demand and without any setoff or deduction whatsoever.  Sublessee’s covenant and agreement to pay Rent shall for all purposes be construed as a separate and independent covenant.

5.                                      Use.

Sublessee shall use and occupy the Subleased Premises for general office and laboratory purposes and no other uses, notwithstanding any other uses allowed under the Prime Lease.

6.                                      Subleased Premises Accepted “AS-IS”.

Sublessor hereby represents and warrants to Sublessee that the Subleased Premises and all systems servicing the Subleased Premises are in good working order and condition, reasonable wear and tear excepted.  Sublessor shall deliver the Subleased Premises broom clean, which Sublease Premises are accepted by Sublessee in their present condition, “AS-IS,” without any representation or warranty by Sublessor, subject to the state of title on the date of this Sublease, and also subject to all applicable legal requirements and any violation of legal requirements which may exist on the date of this Sublease.  Sublessee has examined and approved the Subleased Premises and acknowledges that all improvements and fixtures included in the Subleased Premises are in good condition and working order.  Sublessor shall have no obligation to make any improvements to the Subleased Premises or provide Sublessee any allowance for so doing.

7.                                      Assignment and Subletting.

Sublessee shall not assign this Sublease or sublet all or any part of the Subleased Premises, or mortgage, pledge or encumber the subleasehold interest created by this Sublease, without the prior written consent of Prime Lessor and Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed,  in accordance with Section 21 of the Prime Lease.

8.                                      Alterations.

8.1.                            General Requirements.

8.1.1.                  Sublessee shall not make any alterations, additions or improvements to the Subleased Premises (“Alterations”) without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and Prime Lessor.  Sublessor acknowledges that Sublessee intends to make certain Alterations to prepare the Sublease Premises for Sublessee’s use (“Tenant’s Work”); such Tenant’s Work shall be performed in accordance with the Work Letter attached as Exhibit C.  Sublessor hereby approves the Tenant’s Work described on Exhibit C-1 attached hereto.  Prime Lessor’s Consent shall include a consent to the Tenant Work, Sublessee’s use of the Premises for laboratory uses and Prime Lessor’s agreement that that Sublessee shall not be required to remove any Alteration which is part of the laboratory installed in connection with Tenant’s Work.

8.1.2.                  All Alterations, subject to consent as provided above, shall be made at Sublessee’s sole cost and expense (except with respect to the Improvement Allowance as defined and as provided in Exhibit C with respect to Tenant’s Work), in a good and workmanlike manner, in accordance with all applicable laws and in accordance with the Prime Lease.  Any ADA or other compliance requirements imposed because of or related to Alterations performed by Sublessee shall be the responsibility of Sublessee and Sublessee’s sole cost.

8.2.                            Removal of Alterations.  Upon the expiration or sooner termination of the Sublease Term, all Alterations (including but not limited to the Tenant’s Work) shall remain on the Subleased Premises and become the property of Sublessor unless Sublessor or Prime Lessor shall give written notice to Sublessee to remove the same, which written notice shall be given (if at all) only at the time such party’s consent to the Alteration is given; provided, however that Sublessee shall be required to remove any Alteration which is part of the laboratory installed in connection with Tenant’s Work if and to the extent such removal is required by Prime Landlord, but Sublessee shall not be required to remove any alteration, which was installed or constructed prior to the term of this Sublease.  Sublessee shall remove any Sublessee Alterations which

Sublessor requires that Sublessee remove, and will repair and restore any damage to the Subleased Premises caused by the installation or removal of such Alterations.  Without limiting the generality of the foregoing, if required by Prime Lessor, all wiring and cabling installed by or for Sublessee, whether inside or outside the Subleased Premises, shall be removed by Sublessee (or, at Sublessor’s election, by Sublessor), at Sublessee’s sole cost and expense, at the expiration or earlier termination of the Sublease Term.  If Sublessee fails to perform any of its obligations under this Section 8.2, Sublessor may perform such obligations on behalf of Sublessee, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Sublessor, shall be paid by Sublessee to Sublessor as Additional Rent within thirty (30) days after Sublessee is billed therefor.

9.                                      Mechanics Liens; Other Encumbrances.

9.1.                            Obligation to Discharge; Failure to Discharge.  Sublessee shall keep the Subleased Premises, the Premises and the Land free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Sublessee.  Should any lien be made or filed in connection with the Alterations, Sublessee shall bond against or discharge the same within thirty (30) days after receiving notice thereof, regardless of the validity of the lien or claim.  If Sublessee shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Sublessor may have, Sublessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding.  Any amount so paid by Sublessor and all costs and expenses incurred by Sublessor in connection therewith, together with interest at the Overdue Interest Rate from the respective dates of Sublessor’s making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor on demand.

9.2.                            No Consent Implied.  Nothing set forth in this Sublease shall be deemed or construed as (A) a consent or request by Prime Lessor or Sublessor, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Subleased Premises, the Premises or the Land or any part thereof; or (B) giving Sublessee or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Subleased Premises, the Premises, the Land or any part thereof.  Neither this Sublease nor any other writing signed by Sublessor or Prime Lessor shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Sublessee is or was for the immediate use or benefit of Sublessor or Prime Lessor.

10.                               Indemnification.

10.1                        Sublessee covenants and agrees to indemnify, defend, and hold harmless Sublessor, Prime Lessor, and their respective partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, judgments, losses, suits and damages arising out of or connected with (A) Sublessee’s use of the Premises, the conduct of Sublessee’s business therein, or any activity, work or thing done, permitted or suffered by Sublessee in or about the Premises or the common areas, except to the extent Sublessor is responsible therefor pursuant to this Sublease;; (B) injury to persons or damage to property caused by the negligence or otherwise tortious acts of Sublessee or Sublessee’s agents, employees, contractors, subtenants, licensees or invitees; (C) any breach by Sublessee, its agents, employees, contractors, subtenants, licensees or invitees of any covenant or agreement made by Sublessee pursuant to this Sublease, including, without limitation, the covenants and agreements incorporated from the Prime Lease by reference, pursuant to Article 2 of this Sublease.

10.2                        Sublessor covenants and agrees to indemnify, defend, and hold harmless Sublessee and its partners, shareholders, officers, directors, agents and employees, from and against any and all liabilities, claims, demands, costs, expenses, judgments, losses, suits and damages arising out of or connected with (A) Sublessor’s use of the Premises, the conduct of Sublessor’s business therein, or any activity, work or thing done, permitted or suffered by Sublessor in or about the Premises or the common areas, except to the extent Sublessee is responsible therefor pursuant to this Sublease; (B) injury to persons or damage to property caused by the negligence or otherwise tortious acts of Sublessor or Sublessor’s agents, employees, contractors, subtenants, licensees or invitees; and/or (C) any breach by Sublessor, its agents, employees, contractors, subtenants, licensees or invitees of any covenant or agreement made by Sublessor pursuant to this Sublease or pursuant to the Prime Lease, and (D) any indemnification obligation of Sublessor to Prime Lessor pursuant to the Prime Lease to the extent such indemnification obligation does not also constitute an indemnification obligation of Sublessee pursuant to Section 10.1.

11.                               Environmental Matters.

11.1.                     Definitions.  The following terms, as used in this Article 11, shall have the meanings set forth below:

11.1.1.                       “Hazardous Substance(s)” means any substance, material or waste defined as a pollutant or contaminant, or as a hazardous, toxic or dangerous substance, material or waste, under any Environmental Law.

11.1.2.                       “Environmental Laws” means all Federal, state and local laws, statutes, ordinances, codes, regulations and other requirements respecting the environment, including but not limited to those respecting (A) the generation, use, handling, processing, storage, treatment, transportation, or disposal of any solid or hazardous wastes, or any hazardous or toxic substances or materials; (B) pollution or contamination of land, improvements, air (including indoor air), or water (including groundwater); and (C) emissions, spills, releases, or discharges of any substance onto or into the land, improvements, air (including indoor air), or water (including groundwater), or any sewer or septic system; (D) protection of wetlands; (E) aboveground or underground storage tanks; (F) air quality (including indoor air quality) or water quality (including groundwater quality); and (G) protection of endangered species.

11.1.3.                       “Environmental Release” means any intentional or unintentional releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, infecting, escaping, leaching, disposing, abandoning, discarding or dumping of any Hazardous Substance from, on, into or about the Subleased Premises, the Premises or the Land, including, without limitation, petroleum, petroleum products, PCBs and asbestos.

11.2.                     Use.  Sublessee shall not use, or permit its agents, employees, contractors, subtenants, licensees or invitees acting on Sublessee’s behalf to use the Subleased Premises or any portion of the Land for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, using or storing a Hazardous Substance.  Notwithstanding the foregoing, Sublessee may use small quantities of Hazardous Substances as are used in normal office environments and/or in conjunction with Sublessee’s normal business activities so long as such use is in strict compliance with all Environmental Laws.

11.3.                     Environmental Release.  Sublessee shall not cause or permit to exist, as the result of an action or omission by Sublessee or its agents, employees, contractors, subtenants, licensees or invitees acting on Sublessee’s behalf, an Environmental Release.  The occurrence of an Environmental Release, or a violation of any covenant, representation or warranty of this Article 11, shall be a Default under this Sublease.

11.4.                     Waste Receptacles and Plumbing.  Sublessee shall not place or permit its agents, employees, contractors, subtenants, licensees or invitees acting on Sublessee’s behalf to place any Hazardous Substance in any waste receptacle located in or about the Subleased Premises, the Premises, the Land or the plumbing or sewer systems of the Land.

11.5.                     Compliance With Laws.  Sublessee shall comply and shall cause its agents, employees, contractors, subtenants, licensees or invitees acting on Sublessee’s behalf to comply with all Environmental Laws.

11.6.                     Indemnification.

11.6.1.                       Without limiting the generality of Article 10 of this Sublease, Sublessee covenants and agrees to indemnify, defend, and hold harmless Sublessor, Prime Lessor, and their respective partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, judgments, losses, suits and damages arising out of or connected with (A) Environmental Releases to the extent caused by Sublessee, its agents, employees, contractors, subtenants, licensees or invitees, or (B) failure of Sublessee, or its agents, employees, contractors, subtenants, licensees or invitees to comply with the provisions of this Article 11.

11.6.2.                       Sublessor covenants and agrees to indemnify, defend, and hold harmless Sublessee and its partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, judgments, losses, suits and damages arising out of or connected with (A) Environmental Releases to the extent caused by Sublessor, its agents, employees, contractors, subtenants, licensees or invitees, or (B) failure of Sublessor, or its agents, employees, contractors, subtenants, licensees or invitees to comply with the provisions of this Article 11.

12.                               Surrender; Holdover.

12.1.                     Condition Upon Surrender.  At the expiration or earlier termination of the Sublease Term, Sublessee shall promptly surrender possession of the Subleased Premises and all Alterations (subject to Article 8 of this Sublease), in accordance with the decommission plan

(described below) and as good order and condition as when possession was taken by Sublessee, excepting only (i) ordinary wear and tear, (ii) damage and destruction caused by casualty, (iii) condemnation, and (iv) Alterations that are not required to be removed, as described in Section 8.2 of this Sublease.  Not later than nine (9) months prior to the Expiration Date Sublessee shall provide to Sublessor a decommissioning plan for the Subleased Premises, subject to Sublessor’s reasonable approval.

12.2.                     Personal Property.  Sublessee shall remove all personal property (including the FF&E upon notice from Sublessor) from the Subleased Premises at the expiration or earlier termination of the Sublease Term.  Any personal property which shall remain in the Subleased Premises after the expiration or earlier termination of the Sublease Term shall be deemed to have been abandoned and either may be retained by Sublessor as Sublessor’s property or may be disposed of in such manner as Sublessor may see fit.  Any costs of removing and disposing of the personal property incurred by Sublessor, together with interest at the Overdue Interest Rate from the date such costs and expenses are incurred, shall be paid by Sublessee to Sublessor as Additional Rent within thirty (30) days after Sublessee is billed therefor. If such personal property is sold by Sublessor, Sublessor may receive and retain the proceeds of such sale as Sublessor’s property.

12.3.                     Holdover.  If Sublessee retains possession of the Subleased Premises or any part thereof after the termination of this Sublease by expiration of the Sublease Term or otherwise, Sublessee shall pay Sublessor (A) an amount, calculated on a per diem basis for each day of such unlawful retention, equal to one and a half times the Monthly Base Rent in effect immediately prior to the expiration or earlier termination of the Sublease Term, plus all Additional Rent payable hereunder, and (B) all damages, costs and expenses sustained by Sublessor by reason of Sublessee’s holding over.  All of Sublessee’s obligations with respect to the use, occupancy and maintenance of the Subleased Premises shall continue during such period of retention; however, neither the compliance with such obligations nor the payment of the amounts set forth above in this Section shall create any right in Sublessee to continue in possession of the Subleased Premises or limit any rights or remedies of Sublessor resulting from such holdover.

13.                               Default of Sublessee.

13.1.                     Defaults Enumerated.                         It shall be a default under this Sublease (a “Default”) if:

13.1.1.                       Sublessee fails to pay any installment of Rent or other sum due under this Sublease when the same is due and payable) and such failure continues after written notice given by or on behalf of Sublessor to Sublessee for more than five (5) days, provided that Sublessor is only required to provide such notice once in any twelve (12) month period;

13.1.2.                       Sublessee fails to observe or perform any other covenant or agreement of Sublessee contained in this Sublease (including, without limitation, the covenants and agreements incorporated from the Prime Lease by reference, pursuant to Article 2 of this Sublease) and such failure continues after written notice given by or on behalf of Sublessor to Sublessee for more than twenty (20) business days and such additional time, if any, as is reasonably necessary to cure such failure, provided Sublessee commences to cure such failure within such twenty business-day period and diligently thereafter prosecutes such cure to completion; or

13.1.3.                       Sublessee does or causes to be done or suffers or permits to be done any act or thing which would constitute a default under the Prime Lease or which would cause the Prime Lease or any of Sublessor’s rights under the Prime Lease to be cancelled, terminated, forfeited or prejudiced or which would render Sublessor liable for any damages, fines, claims, penalties, costs or expenses under the Prime Lease; or

13.1.4.                       Sublessee abandons the Subleased Premises; or

13.1.5.                       Sublessee uses or occupies the Subleased Premises other than as permitted under this Sublease; or

13.1.6.                       Sublessee assigns this Sublease or subleases all or any portion of the Subleased Premises, or purports to assign this Sublease or sublease all or any portion of the Subleased Premises without the prior written consent of Sublessor; or

13.1.7.                       Sublessee files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed within sixty (60) days after the filing thereof, or Sublessee consents or acquiesces in the filing thereof; or

13.1.8.                       a custodian, receiver, trustee or liquidator of Sublessee or of all or substantially all of Sublessee’s property or of the Subleased Premises shall be appointed in any proceedings brought by or against Sublessee; or

13.1.9.                       Sublessee shall generally not pay Sublessee’s debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

13.2.                     Grace Period Provisions.  The notice and grace period provisions in Sections 13.1.1 and 13.1.2 above shall not apply to the Defaults referred to in Sections 13.1.3 through 13.1.9 inclusive.

14.                               Remedies.

The rights and remedies of Sublessor upon the occurrence of a Default under this Sublease, shall be the same as the rights and remedies of Prime Lessor upon the occurrence of an event of default under the Prime Lease.

15.                               Provisions Concerning Remedies.

15.1.                     Survival of Sublessee’s Obligations.  No expiration or termination of this Sublease pursuant to Section 14 above or by operation of law or otherwise, and no repossession of the Subleased Premises or any part thereof pursuant to Section 14 above or otherwise shall relieve Sublessee of its liabilities and obligations under this Sublease, all of which shall survive such expiration, termination or repossession, and Sublessor may, at its option, sue for and collect all Rent and other charges due hereunder at any time as and when such charges accrue.

15.2.                     Injunction; Other Remedies.  In the event of breach or threatened breach by Sublessee of any provision of this Sublease, Sublessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for in this Sublease.

15.3.                     Waiver of Redemption.  Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Sublease is terminated, or in the event of Sublessor obtaining possession of the Subleased Premises, or in the event Sublessee is evicted or dispossessed for any cause, by reason of violation by Sublessee of any of the provisions of this Sublease.

15.4.                     Rights Cumulative.  No right or remedy conferred upon or reserved to Sublessor in this Sublease is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given in this Sublease or now or hereafter existing at law or in equity or by statute.

15.5.                     Expenses.  In the event that Sublessor commences suit for the repossession of the Subleased Premises, for the recovery of Rent or any other amount due under the provisions of this Sublease, or because of the breach of any other covenant of Sublessee in this Sublease, Sublessee shall pay Sublessor all expenses incurred in connection therewith, including reasonable attorneys’ fees.

15.6.                     Waivers.  No waiver by Sublessor of any breach by Sublessee of any obligations, agreements or covenants in this Sublease shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver of any rights and remedies with respect to such or any subsequent breach.

15.7.                     WAIVER OF JURY TRIAL.  SUBLESSEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY SUBLESSOR ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLESSOR AND SUBLESSEE, SUBLESSEE’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR ANY OTHER REMEDY WITH RESPECT THERETO.

16.                               Security Deposit.

16.1.                     Amount.  Simultaneously with the execution of this Sublease, Sublessee shall deliver a letter of credit in accordance with industry standards and otherwise in form and substance as reasonably required by Sublessor in the amount of $200,000.00 to secure Sublessee’s performance of its obligations under this Sublease (the “Security Deposit”).

16.2.                     No Interest.  Sublessee shall receive no interest on the Security Deposit. Sublessor may commingle the Security Deposit with other moneys of Sublessor.

16.3.                     Application.  Upon the occurrence of a Default, Sublessor may, without prejudice to Sublessor’s other remedies, apply part or all of the Security Deposit (A) to cure the Default, in whole or in part, and (B) to any losses or damages suffered by Sublessor by reason of such Default.  If Sublessor so applies part or all of the Security Deposit, Sublessee shall within ten (10) days after written demand, pay Sublessor the amount necessary to restore the Security Deposit to its original amount.

16.4.                     Transfer of Sublessor’s Interest In Sublease.  In the event of a sale, assignment or other transfer of Sublessor’s interest in this Sublease, Sublessor shall have the right to transfer the Security Deposit to the purchaser, assignee or transferee.  If such purchaser, assignee or transferee acknowledges receipt thereof and assumes all of Sublessor’s obligations under this Sublease, then Sublessee agrees to look only to the new sublessor for the return of the Security Deposit and to release Sublessor from all liability for the return of the Security Deposit.

16.5.                     Return of Security Deposit.  Any part of the Security Deposit not used by Sublessor shall be returned to Sublessee not later than thirty (30) days  after the latest to occur of (A) the expiration of the Sublease Term; and (B) the surrender of the Subleased Premises by Sublessee in accordance with the terms of the Sublease.

17.                               Quiet Enjoyment.

Subject to the terms and conditions of this Sublease, Sublessor warrants to Sublessee that it will take no action to disturb the quiet enjoyment of Sublessee for so long as Sublessee performs all obligations of the sublessee under this Sublease.  Sublessor makes no warranty respecting action by any other party, including, without limitation, Prime Lessor.

18.                               Sublease Subordinate to Prime Lease; Termination of Prime Lease.

18.1.                     Sublease Subordinate.  This Sublease and the rights of the parties under this Sublease are subject and subordinate to the Prime Lease.

18.2.                     Termination of Prime Lease.  If the Prime Lease is terminated for any reason, this Sublease shall terminate as of the date of termination of the Prime Lease and Sublessor shall have no liability to Sublessee as a result of such termination.

19.                               Notices.

Any notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered by (a) hand delivery, or (b) commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to Sublessor:

Shire Human Genetic Therapies, Inc.

1200 Lakeside Drive

Bannockburn IL, 60015

Attention: Michael Connor

Head of Global Real Estate

With a required copy to:

Shire Human Genetic Therapies, Inc.

730 Stockton Drive

Exton PA 19341

Attention:  Legal

Head Counsel Global Contracts

Shire Human Genetic Therapies, Inc.

1200 Lakeside Drive

Bannockburn, IL  60015

Attention:  Michael Connor

Head of Global Real Estate

If to Sublessee:

Prior to Sublessee’s occupancy of the Subleased Premises:

Kiniksa Pharmaceuticals

15 Walnut Street

Suite 200

Wellesley, MA 02481

Attention:  Legal Department

From and after Sublessee’s occupancy of the Subleased Premises:

Kiniksa Pharmaceuticals

100 Hayden Avenue

Lexington, MA 02421

Attention:  Legal Department

or to such other address as either party may from time to time specify in writing to the other party.  Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery).  Any notice which is received on a Saturday, Sunday or a legal holiday, or after 5:00 p.m. prevailing local time at the place of receipt, shall be deemed received on the next business day.

20.                               Prime Lessor’s Consent.

20.1.                     Sublease Conditioned Upon Consent.  This Sublease is subject to, and conditioned upon, Sublessor’s obtaining the written consent of Prime Lessor to this Sublease (the “Prime Lessor’s Consent”).

20.2.                     Delivery of Information.  Sublessee shall promptly deliver to Sublessor any information reasonably required by Prime Lessor (in connection with the Prime Lessor’s Consent) with respect to the nature and operation of Sublessee’s business and/or the financial condition of Sublessee.

20.3.                     Agreements for Benefit of Prime Lessor.  Sublessor and Sublessee hereby agree, for the benefit of Prime Lessor, that neither this Sublease nor the Prime Lessor’s Consent shall:

20.3.1.                       create privity of contract between Prime Lessor and Sublessee;

20.3.2.                       be deemed to amend the Prime Lease in any way (unless Prime Lessor shall have expressly agreed in writing to such amendment); or

20.3.3.                       be construed as a waiver of Prime Lessor’s right to consent to any assignment of the Prime Lease by Sublessor or any further subletting of the Premises.

20.4.                     Fee.  Any fee charged by Prime Lessor in connection with the Prime Lessor’s Consent shall be paid by Sublessor.

20.5.                     Effect of Failure to Obtain Prime Lessor’s Consent.  If the Prime Lessor’s Consent is required under the Prime Lease and Prime Lessor fails to consent to this Sublease within thirty (30) days after the execution and delivery of this Sublease by the parties, either Sublessor or Sublessee may terminate this Sublease by giving written notice to the other at any time thereafter, but before Prime Lessor grants such consent.  Upon such termination, (A) Sublessor will return the Security Deposit and any prepaid rent to Sublessee, (B) this Sublease will become null and void, and (C) neither party will have any liability or obligation to the other under this Sublease.

21.                               Brokers.

Sublessor and Sublessee represent and warrant to each other that no broker or finder other than TWRBJ and CBRE (the “Brokers”), were instrumental in arranging or bringing about this transaction and that there are no claims or rights for commissions, finders’ fees or other compensation (collectively, “compensation”) by any person or entity other than the Brokers.  Sublessor shall be solely responsible for all compensation payable to the Brokers, pursuant to a separate agreement between Sublessor and Brokers.  If any broker or finder asserts a claim for compensation based upon any actual or alleged contact, dealings or communication with Sublessor or Sublessee, then the party through whom such broker or finder makes its claim shall indemnify and hold the other party (the “Indemnified Party”) harmless from and against any and all claims, damages, judgments, suits, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys’ fees and court costs) suffered or incurred by or brought against the Indemnified Party in connection with such claim for compensation.

22.                               Patriot Act; Executive Order 13224; Anti-Money Laundering Act; Definitions.

22.1.                     Representation and Warranty.  Sublessee and Sublessor represents and warrants to the other that (a) no Benefited Party is a Prohibited Person, and (b) no Benefited Party is in violation of the Executive Order, the Patriot Act, the Anti-Money Laundering Act, or any order, rule, regulation or recommendation promulgated under or in connection with the Executive Order, the Patriot Act or the Anti-Money Laundering Act.

22.2.                     Covenants.  Sublessee covenants and agrees to ensure that throughout the Term (a) no Benefited Party will be a Prohibited Person, and (b) no Benefited Party will be in violation of the Executive Order, the Patriot Act, the Anti-Money Laundering Act, or any order, rule, regulation or recommendation promulgated under or in connection with the Executive Order, the Patriot Act or the Anti-Money Laundering Act.

22.3.                     Certification.  On request from time to time, Sublessee and Sublessor covenants and agrees promptly to deliver to the other party such certification or other evidence as may be requested, confirming that all Benefited Parties are in compliance with the requirements of this Section.

22.4.                     Definitions.

22.4.1.                       “Benefited Party” means and includes (a) Sublessee or Sublessor, as applicable; (b) any officer, director, shareholder, partner or member of Sublessee or Sublessor, as applicable; (c) any direct or indirect holder of any equity interest in Sublessee or Sublessor, as applicable; and (d) any affiliate of Sublessee or Sublessor, as applicable.

22.4.2.                       “Prohibited Person” means and includes any person or entity with whom US persons or entities are prohibited or restricted from doing business pursuant to (a) the Executive Order and the Annex thereto, (b) the regulations of the Office of Foreign Asset Control of the Department of the Treasury (including the Specially Designated Nationals and Blocked Persons List, as updated from time to time, and (c) any other statute, law, executive order, rule, regulation or other governmental action.

22.4.3.                       “Executive Order” means Executive Order 13224 signed on September 24, 2001 and titled “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.”

22.4.4.                       “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

22.4.5.                       “Anti-Money Laundering Act” means the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001.

23.                               Miscellaneous.

23.1.                     Interpretation of Sublease.  The headings and captions in this Sublease are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Sublease or any of its provisions.  Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.

23.2.                     Governing Law; Jurisdiction and Venue.  This Sublease shall be governed by and construed in accordance with the laws of the State of California.

23.3.                     No Recording.  Neither this Sublease nor any memorandum or short form thereof may be recorded by Sublessee.

23.4.                     Survival.  Any covenants set forth in this Sublease which, by their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Sublease, shall survive the expiration or earlier termination of this Sublease.

23.5.                     Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

23.6.                     Transmission of Sublease by Facsimile or PDF.  The transmission of a signed counterpart of this Sublease by facsimile or by portable document file (“PDF”) shall have the same force and effect as delivery of an original signed counterpart of this Sublease, and shall constitute valid and effective delivery for all purposes.  If either party delivers a signed counterpart of this Sublease by transmission of a facsimile or PDF, it shall also send promptly thereafter by overnight courier or personal delivery a signed original counterpart of this Sublease to the other party, but failure to do so shall not render this Sublease void or voidable by either party.

23.7.                     Binding Effect; Assignment.  Subject to Article 7, this Sublease shall be binding upon, and inure to the benefit of, the parties to this Sublease and their respective successors and assigns.

23.8.                     Joint and Several Liability.  If two or more individuals, corporations, partnerships, or other entities (or any combination of two or more thereof) sign this Sublease as sublessee, the liability of each such individual, corporation, partnership or other entity to pay Rent and perform all other obligations of Sublessee under this Sublease shall be joint and several.

23.9.                     Entire Agreement; Requirement for Writing.

23.9.1.                       This Sublease and the Exhibits attached to this Sublease contain the final and entire agreement of Sublessor and Sublessee and are intended to be an integration of all prior negotiations and understandings.  Neither Sublessor nor Sublessee shall be bound by any covenants, agreements, statements, representations or warranties, oral or written, not contained in this Sublease.

23.9.2.                       No change or modification to this Sublease shall be valid unless the same is in writing and signed by the parties to this Sublease.

23.9.3.                       No waiver of any of the provisions of this Sublease shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

23.10.              Severability.  If any provision of this Sublease, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Sublease and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

23.11.              Time of Essence.  Time is of the essence of each and every provision of this Sublease of which time is an element.

23.12.              Drafts not an Offer to Enter into a Legally Binding Contract. The submission of a draft of this Sublease by one party to another is not intended by either party to be an offer to enter into a legally binding contract.  The parties shall be legally bound pursuant to the terms of this Sublease only if and when Sublessor and Sublessee have fully executed and delivered to each other a counterpart of this Sublease.

24.                               FF&E, Generator, UPS and Security System.

24.1.                     FF&E.  During the Sublease Term, Sublessee shall have the right to use the furniture and equipment listed in Exhibit A attached to the form bill of sale (the “FF&E”) attached to this Sublease as Exhibit D (the “Bill of Sale”), and upon expiration of this Sublease, Sublessee shall remove the FF&E from the Subleased Premises. Upon Sublessee’s request following the Commencement Date and provided that Sublessee is not then in Default (which condition may be waived by Sublessor) the FF&E shall be deemed transferred by Sublessor to Sublessee, and upon request by Sublessee to Sublessor, Sublessor shall execute and deliver to Sublessee the Bill of Sale evidencing such transfer of ownership of the FF&E.   Sublessor makes no representations, express or implied, as to the condition, usefulness or state of function or repair of the FF&E including without limitation, warranties of fitness or merchantability, it being expressly understood that the FF&E is being transferred to Sublessee “as is, where is”, with all faults.

24.2.                     Generator and UPS.  Sublessee at its costs shall maintain the existing back-up generator and UPS located at the Building, in good operating condition.  Sublessee shall use not more than its Sublessee’s Share of the power from the generator and UPS and remaining power shall be available to sublessor and future tenants.  The generator and UPS are provided to Sublessee in their “as is” condition without representation or warranty.  Sublessee shall have no obligation to remove or restore the back-up generator and UPS upon the expiration of the Sublease.

24.3.                     Security System.  Sublessee shall at its cost maintain and operate the existing security monitoring and card access system serving the Building and parking areas.  Sublessee shall upon request provide card access to Sublessor and its future subtenants in the Building.  Sublessee shall have no obligation to remove or restore the security system upon the expiration of the Sublease.

25.                               Signage.

Sublessee shall be permitted to install appropriate signage in the Building lobby, on the exterior of the Building and on the existing Building sign monument. All costs associated with the purchase, installation, maintenance and eventual removal of such signage shall be borne by Sublessee. All signage shall be subject to applicable laws, regulations and covenants to which the Land is subject and Prime Lessor’s and Sublessor’s review and approval, which shall not be unreasonably delayed or conditioned.  Sublessor shall not be required to remove its existing signage in order to accommodate Sublessee’s signage.

26.                               Right of First Offer.

The rentable area of the Leased Premises other than the Subleased Premises (the “Remaining Space”) is available for lease and is being marketed for lease by Sublessor  In the event that  there then exists no uncured Default by Sublessee under this Sublease following applicable notice and cure periods, Sublessee shall have a right of first offer to lease the RFO Offered Space (as defined below), upon the following terms and conditions (the “RFO Option”).  If at any time after the Commencement Date Sublessor provides a written proposal to a prosepctive third party subtenant  to lease of all or any part of the Remaing Space (the “Prospective Sublessee”) and Sublessor receives a counter proposal from the Prospective Sublesse, Sublessor shall, prior to entering into a binding commitment to sublease all or any part the Remaining Space (which exact space shall be referred to as the “RFO Offered Space”) to such Prospective Sublessee, Sublessor shall provide written notice to Sublessee (the “Sublessor’s RFO Space Notice”).  In no event shall Sublessor enter into a sublease of the RFO Offered Space or an assignment of the Prime Lease for the Remaining Space without first fulfilling the process and ntoice requirements outlined in this Section 26 in each instance.  The Sublessor’s RFO Space Notice shall describe the terms and conditions under which Sublessor is willing to lease the RFO Space to Sublessee (provided, however, that the Base Rent to be paid by Sublessee to Sublessor with respect to the  RFO Offered Space shall be the Monthly Base Rent hereunder, pro rated on a per square foot per annum basis) including but not limited to the proposed commencement date for Sublessee’s occupancy of the  RFO Offered Space.  The expiration date of the lease of the RFO Offered Space shall be coterminous with the expiration date of this Sublease, and the lease of the RFO Offered Space shall otherwise be on all of the terms and conditions set forth in this Sublease, including but not limited to the Bill of Sale for the furniture located within the RFO Offered Space.  Sublessor shall have no obligation whatsoever to construct and/or install, at its sole cost and expense or otherwise, or to reimburse Sublessee for the cost of, any alterations or improvements of any kind to the RFO Offered Space (including, without limitation, any alterations or improvements similar or dissimilar in nature to the Sublessee improvement work) except an improvement allowance equal to $10.00 per rentable square foot of the RFO Offered Space multiplied by a fraction, the numerator of which is the number of months in the Sublease term for the sublease of the RFO Offered Space and the denominator of which is the number of months in the initial Sublease Term from the Base Rent Commencement Date to the Expiration Date.  In the event that Sublessee shall desire to lease the RFO Offered Space from Sublessor on the terms and conditions set forth in the  Sublessor’s RFO Space Notice, then and in such event, Sublessee shall give legally binding notice thereof to Sublessor (the “Sublessee’s RFO Space Notice”) not later than five (5) business days after the date of the  Sublessor’s RFO Space Notice.  If Sublessee shall not give the Sublessee’s RFO Space Notice to Sublessor on or before that date which is five (5) business days after the date of the Sublessor’s RFO Space Notice,

Sublessor shall thereupon have the right to enter into a lease with any third party for the RFO Offered Space on terms and conditions upon which Sublessor and such third-party shall agree (including, without limitation, any terms and conditions described in the preceding provisions of this paragraph) without regard to this Section 26 or the Expansion Option described in Section 27 below; provided, however, (i) Sublessor may only enter into a lease with such third party for the exact space identified in the RFO Space without being subject to the process outline in this Section and the Expansion Option, and (ii) Sublessee’s RFO Option and Expansion Option shall remain in full force and effect for any Remaining Space other than the RFO Offered Space.  Notwithstanding anything to the contrary set forth elsewhere in this Sublease, Sublessee’s rights under this Section 26 are granted by Sublessor exclusively to the originally named Sublessee under this Sublease and shall not be assignable to or exercisable by any other party.

27.                               Option to Sublease

27.1.                     In the event that  there then exists no uncured Default by Sublessee under this Sublease following applicable notice and cure periods, Sublessee shall have the option to lease all or any portion of the Remaining Space upon the following terms and conditions (the “Expansion Option”).  If at any time after the Commencement Date Sublessee delivers written notice to Sublessor, Sublessee shall have the option to exapnd the Subleased Premises to include any or all of the Remaining Space (the “Expansion Space”), provided, however that the size and the location of the Expansion Space must be acceptable to Sublessor.  The sublease of the entire balance of the first floor and a sublease of the entire second floor are deemed acceptable Expansion Spaces.   In the determination of acceptable Expansion Space, Sublessor may consider the marketability of the remaing space and the cost of demising the proposed Expansion Space. The expiration date of the lease of the Expansion Space shall be coterminous with the expiration date of this Sublease, and the lease of the Expansion Space shall otherwise be on all of the terms and conditions set forth in this Subease, including but not limited to the Bill of Sale for the furniture located within the Expansion Space which Sublessor elects to transfer to Sublessor,  except that the Base Rent to be paid by Sublessee to Sublessor with respect to the Expansion Space shall be the Monthly Base Rent hereunder, pro rated on a per square foot per annum basis.  Sublessor shall have no obligation whatsoever to construct and/or install, at its sole cost and expense or otherwise, or to reimburse Sublessee for the cost of, any alterations or improvements of any kind to the Expansion Space (including, without limitation, any alterations or improvements similar or dissimilar in nature to the Sublessee improvement work) except an improvement allowance equal to $10.00 per rentable square foot of the Expansion Space multiplied by a fraction, the numerator of which is the number of months in the Sublease term for the sublease of the Exapnsion Space and the denominator of which is the number of months in the initial Sublease Term from the Base Rent Commencement Date to the Expiration Date.  Within thirty (30) days after Sublessor’s receipt of the Sublessee’s notice exercising the Expansion Notice, the parties shall execute an amendment to this Sublease to further reflect the sublease of the additional space pursuant to this Section 27; however, the failure to execute such amendment shall not relieve or release the parties from their obligations regarding the subleasing of such additional space as provided in this Section 27.  Notwithstanding anything to the contrary set forth elsewhere in this Sublease, Sublessee’s rights under this Section 27 are granted by Sublessor exclusively to the originally named Sublessee under this Sublease and shall not be assignable to or exercisable by any other party.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

SUBLESSOR:

SHIRE HUMAN GENETIC THERAPIES, INC.

By:	/s/ Jason Baranski
Name:	Jason Baranski
Title:	Secretary & Director

SUBLESSEE:

KINIKSA PHARMACEUTICALS CORP.

By:	/s/Thomas Beetham
Name:	Thomas Beetham
Title:	EVP

EXHIBIT A

PRIME LEASE

100 liAYU.I!:N AVI::NUE L EXIN GTON, MASSACllUS f TTS L asc Dated May tJfl.,200S TillS INSTRUMRN'T' lS AN U'/D\ITURE OF LEASE in which the lAndlord and ihe Tenant are the parties hereirofter named, and which relues to space ina CC!lain building (the ''Building'j known as. nod wit h nn address nt, I00 H"ydn Avenue, Loxington, Massachusetts. The parties to U1is Judcnlurc of L<: C>-e hereby agree with ench other a8 follows; AK"IICI.I·1. Ref erence Dll\11 l .l Subjects Referred To Each reference in this l.cosc to nny or thu following subjects shnll be cQI\strued 10 incorporate the data stated for thor subject in thiArticle: Moatime1·H. Zuckerman and &I ward 1-1. Linde, TmstcC or92 Haydo Avenue Tm'!l under lA"'CiarotiQn of l'ru,ort dated Au&18. 19S3, recurded with the Middlesex South District Registry Qf Deeds inl:!ook 15218.1'ago25 as mncodcd by instrument dated Oc«>ber :lO, 1997 recorded withnid Registry inl!ook 27863, Page 347, but not individually. Lwltllord; Landlord 's Original 1\ddres: c/o 1:3oston Prof'(:rtics Limited Partnrship Prudential Center 800 HoyiMon Street, Suite 1900 Boston, MA 02199-SlO:l Landlord's Construction Reprcscutntivc: Michael Schumacher Al'v1AG Pharmaceuticals.Inc., u f)elaware corporation. Tenant: 125 C"omhridge Park Drive Cambri:lgr, Ma:sachu_o;et1s 02140 Tcnent '• Original Address:

Tenant's C(;mstrut:iun Representative: John Colarusso Commencement Date: The d tu o('this Lease. Rent Cmnm;mcement Date: Pebmory I, 2009 Tcrm (Sometimes Called the "Original Term''): ll1e period li·om the Commence.menl Date through Augus:J I, 201 6, unless cxtcndod or soolier terminnted ns provided in tl':is Lease. Extension Options: Two successive (2) periods of five (5) years each 11s provided in and on the terms set fo•·th ln S<:ction 8.20 hereof. l That certain flG!tel of land known11nd m n:\192·100 Barden Avenue, Lexington, Middlesex C01ml)', Massao;.hus.:lt$, b ing more particularly described in Exhibit A attached hereto. The SHe: The Build i11g: The three (3) tory Building on the Site known as and nurnlx.'rcd 100 Hayden Avenue, Lexington,Massnchusett. The two (2) story Duilding on the Site known as and nwnhered 92 Hayden Ave11ue, Lexington, Massachusens. The Additional Buildin : Tite Buildings: The B uilding nnd the Additional R ullding. The Buildings are herein identiiied. The Compl ex: The B uilding nnd the,\dditiouat Uulldiug together wilh 111l pHrking areas, the Site and all improvements (including land.<;capins) lhcroon and 1hcn:to. Tennnt's S race: The ent in: Building (but excluding Landtord's managenwnt office in the Building), comaJuing 55,924 quorc teet of rentable i1oor area as shown on tho 11oor plans annexed heo·etn as Exhibit D and incorporated herein hy •·o(crence umber of Parki ng S[laccs: 185 sp es in accordance \\, Uomod UbJ<'\:Ito the provisions of Section 2.2.I h<!reof. i\nnual Fixed Rnt: (i) During the Odgina.l Term ofLhis Lease-at the luliovi:tlg ann ual rates: (a) l'or the period beginning on the "Commencement Date" (bercinbcfurctlt fioed) and expiring on the day immedlatc:y preceding the "lknt Commencement Dale" (also hcrcinbcloro delined), there shaU be no Annual Fixed Rent payable; (b) For the period begilllling on the Rnt ConunenccmcnL.Date and ending on tl1e lnst of the twelfth (1 211 ) full calendar month lolluwin ' the Rent Date, at : he annual rate {being the prod uct of (i Rcruablc .Floor Arcu of the Prcm i sC ); (c) For the period beginning on the first day of thirteenth (t:i"'l full calendar mootillollowing the Rent Conunencement Date and expil·ing on the last du.y of the twenty fmuth (24'h) full calendar mont h following the Premises Rem Commencement IJatc, at the annual rale or (being the product of(i and the (ii ) RentaiJie Floor Area or t Prcmilll:s); - (d) For the r>edud beginning on the first day of the twenty fifth (25u.) full calendor mooth followi ng the Rent Commencement Dato and ending un tbc last day of the thirty sixth (361ll) full calendar month following the Ronl orumcnc!lnt Date, at the annual rote of {begin 1he product or {i) OJld (ii) Renta ble Fluor Area of Lhe Prem ies); (e) Jlor the pel'iod bcgilming on thefirst day of the thirty seventh (J7'h) full calendar 1\lOJllh following the Rent Conuncncem..:nt Date and ending on the last day of tbe forty eighth (481h) full calendar month following too R nt CoJwueo mnt Date,at the annual rate or

lber:11!.the j:roduct of(i (il) the Rentable t'loor Area of the l'romiw¥); (f) l'or the llCI'iod beginning on the first dny of the forty-ninth (49''1full calendar month followinG the Rent Commencement Date and ending ol! tho I!ISt..day of the sixtieth (60th) full calendar month following the Rent Commencement Date, at the a•uwcll rule of (being the prutluct of (i and (ii) the Rentable Floor /\!'en of thu Prcnti!les); (g) for the penNI begiDni.ng uu the lil'llt <by of the •ixry-lir11t '') full calendar liUlnth following the Ren:Conur.enccrncnt Date and e.•dlinn on thelast day ofthe'sevenry-scoond full cal&ndar month foUowin11 tho Rent DHLe, at the annuol mtc of ·(bc:ing the ]Jroduct uf (i)-Cn oncl (il) t ltc Rntle Hml /\ren of the l'l'urnis s; (h) Fur the period beginning on the Jir,t day of !he seventy-third (73'") full calendar month fol!owine the Rent Commencement l>nto ami ending on the ln.'il day of the ighly founh (S4 full cah.:mlar month following the Rent Commeneemem Date,at the annual rate of (being the product of(!) _ 1nd (ii) the Renta ble Flour Area of the l'rcmlsc:s). r 1he petiud beginning un the firt dr.y or {i) thuight y fifth {85"') fall calendnr month following the Rem Commt>ncement J.)Qte and c1 •cliu:un the lastiul 'J'crm, at lht unnual rote of prod uct of (i) b ing the and {ii) the lentnnle Fluor Areu of the J>remises. (ii) nthe extension option pcliudj {if exercised . dciCrmlllOO purn:.ant to S«tion !1.20. ), 11 D uri Fo {61 .'

!:lase Operating Uxpenses: Landlord's Operating Expenses (as hereinafter ucflllin Section 2.6) for cale11dUI' yenr 2009, being Jununry I , 2009 through Deoem bcr 3 I, 2009. Base Taxes: Lamllurd's Tax Gxpenses{ns hereinafter defined in Sectio'll 2.7) for.fiscal t?.year 2009, being July I, 2008 t.h,rough June 30, 20()<}. As provided in Section 2.8 hereof. Tenant Electricity: Additionnl Rent: All chnrges nnd other sums jmyablo by Tenant as set forth in this Lease,;in addition to Alwual Fixed Rem. Rentable floor Area of Tenant'sSpace (Somejim\:3 also called "Rentable Ffoor ' 55,924u&rc li.'Cl. Area of the Premises''): ... Total Rcntblll r!oor /\rof the Building: 55,\124 s.L1m•t'-' Ieee. , ?I, LOO square feet. • B7,024 :s<JUit\."e feel. Total Rentable floor ArC<! of U1c AM tional Bu ilding: ... Total Rentuble Floor Area of the I3uildings: Permitted Use: Gencrnl office p1.1rposes, and ns nnci llnry thereto (but not nprimary uses) uther uses cuswmaril y acory to nnd consistent wit. general ollice purposes as from time to tlruo; permitted as of richt by the Zoning l:ly-Law of the Town of .xington. Initial Minimum Limits of Tenant's Commerc.ial General Liability Insurance: $5,000,000.00 per occurrence,subject to the reqnirClllCI\tS of Sections 5.7 through 5.7. II . Brokers: Jones Lt•nl11Srtlle Ooe Post Office Square 13o toJ:, .Massachusetts 02109 '

and Cushman fnld Wakefield 125 Summer Street 15m Floor Ooston, Massachusetts 021 10 Security Deposit: 1.2 F.xhihics There are incorporated ns part ofthis Lease: Exhibit A Description of Site l'arking Plan Hxhibit A-I ExhibitB Tenam Plan nnd Working Drawing Requil'!rnenl$ Exhibit C Landlord's Services Floor Plans :xhibit D Exhibit E List of Remaining Cafete ri a and Data Ruum Equipment Furm of Lien Waivers Exhibit t' llxhibit G Forrn of Letter of Credit Exhibit H Hro!<"cr Determination Exhibit I Form of Tenant's Insurance Cettificate(s) 1.3 Table of Articles and Sections ARTICLE I ........................................................................................................................1 Reference DAta......................................................................................................... I 1 .1 1 .2 1 .3 Su!;,iccts Relerred To .......................................................................1 Exhi bi ts............................................................................................6 Table of Articles and Sections.........................................................6 ARTICLE TI........................................................................................................................8 TitBuildings. Premises,Term nnd Rent .............................................................8 The Premises........................................................... ..................8 2.1

2.2 2.3 2.4 2.5 2.6 2.7 2.8 Rights to Use Common J."ecilitics....................................................9 Landlord's Reservations. ..............................................................! 0 I Jabendum.......................................................................,..............I0 Fixed l{ent Paym nts...................................................................,.10 Operating Expenses .......................................................................11 Renl R to.tc Taxes...........................................................................18 Tnunl E ectricity...........................................................................20 ARTICLE m...................................................................................... ......................... 2 t Condition of l'rcmiscs; Altcrations........................................................................21 •• ARTICLE IV .....................................................................................................................26 Landlord'Covcmmts;,lntcrruptions and Delays...................................................26 4.1 4.2 .t.J 4.4 4.5 4.6 4,7 4.8 Landlord CovennJ\1.9.......................................................................26 Interruptions and Delays in Services and Repairs.etc...................26 Landlord's Inclemnity.....................................................................27 T.andlord's lllliUflillCe ..................................................................... 29 Hazardous Materials...................................................................... 30 Compliance with L8w....................................................................31 foumiture Removal .........................................................................31 Cnfeterin Operations ......................................................................31 ARTJCLli V.................................................................................................................32 Teuant's Covcnnnts................................................................................................32 5.1 5.2 5.3 5.4 P.tymcnls ........................................................................................J2 Repair and Yield Up..................................................................32 U >e .................................................................................................33 Obstructions; Items Vi>ib!e Prom Exterior: Rules ond Regulations. .................................................................................................. 34 Safety Appliances..........................................................................34 Assignment;Sublcuse....................................................................34 Tenant's h\demnity, lnsuruncc Ami Rcla(d Matters....................42 Wniver ofSubro).\atiun...................................................................49 Right of Elutty ................................................................................49 Floot·l.o.ad;Prevention of Vibralion and Noise ............................SO Personal Prop rty Taxt!!................................................................50 Compliance with Law..................................................................50 Pnymt!nl of Litigation Expenses....................................................50 Alterations .....................................................................................5J Vcndors..........................................................................................53 Putriot Act......................................................................................53 5.5 5.6 5.7. 5.11 5.9 5.10 5.11 5.12 5.1 J 5.14 .5.1 S 5.16 ARTICLE Vl .....................................................................................................................54 C:osllnhy and Ta kiuM ......................,.......................................................................54 6.! 6.2 Damage Resulting front Casu:dty................................................. 54 Uniu"tmd: Casulllty................... ...................................................56

6.3 6.4 Rights of Termination for Tt.ldng..................................................S6 Award ............................................................................................51 ARTICI.E VJI ....................................................................................................................57 Default ...........................,.......................................................................................5'1 7.1 7.2 Temurt's Defa ult ............................................................................5? Landlord's Dcfuuh.........................................................................61 AR JC'! LE Vil l ..................................................................................................................62 Miscellaneous ........................................................................................................62 8.1 8.2 8.3 8.4 8.5 8.6 8.7 8.8 8.9 8.10 8.1 1 8.12 8.13 8.14 8.:5 !1.:6 8.!7 8.l8 8.1 9 8.20 8.21 K.22 S.23 8.24 8.25 8.26 Extra llazardous Use .....................................................................62 Wniver ...........................................................................................62 Cumulative Remedies....................................................................62 Quiet El\ioymem............................................................................63 Nolice t.o Mortgagee and Ground Lessor.......................................64 /\ssigrunent of l{ents......................................................................64 Surrender ..................................... .................................................65 Brokerage.......................................................................................6S lnvAiidily of Particular Provisions................................................65 Provisions Binding, =.................................................................. 66 Recording; Conlidentiality ............................................................66 l\o!iccs ...........................................................................................(16 When Leae Becomes Binding................ .....................................67 Section Headings ...........................................................................67 RightsofMortgagee .....................................................................68 Stutus Reports and Pinaucial Stntcmcnts.......................................68 Sel f-Help............................................................,...........................69 Holding Ovor .................................................................................70 Extcnion Optivns .........................................................................71 Security D posi t.............................................................................72 Late Payment .................................................................................75 Te=t's Puymems.........................................................................75 Waiver ofTrinl by Jury..................................................................76 'l'enanl '$ Signagc ...........................................................................76 Governing Law..............................................................................77 Rooftop Rigl!l8...............................................................................77 ARTICLE I 2.I The Precises Landlord hereby dl.'mises and leases to Tenru.ll,nd Tonanl hereby hires and acceptfrow Lunulnl'd, Tcnmll's Space i n the Hu ll\ling excluding the roof(but S\lbjcct !0 Tenant's rights under Sectlon .27 hCJruof),and if Tenant's Space is less than the entire Building excluding exterior faces of extericll' wa lis, tilcommon st•irways and stairwells, elevators and elevator wells, fon rooms, electric lind telephone closets, janitor closet, und pipes, duct, conduits, wires11nd apptutenant fixtures scrvincxch>sively or in common other parts of the Building and if Tenant's Space includes less than the entire ren t11ble •rea of nny lloor,cxdudinthe common corridot·s,clcvlltor lobbie>; and toile\$ loeated on such Door. T::nant's Space with :mch exclusions is bereinuOer referred to as the "Premises."'l11e term "Building" mennb the Htlil()ing identiliea on the first page.and which is the subject of this Lea.sc 1111d l.Jcing one of the tvo.'O (2) .!luildinQS crcctcll un the Site b)• the Ulll(llord; the term "Site"means all, nnd also any part of the Land described in Exhibit A, 11lus lillY "dditiom or reductions thereto resulting ti'Om thc :.hange of any abutting street line and a.ll parking areas nnd stn>cturcs. The term "Property' meanthe two (2) Build ings <>nd the Site. 2.2 RiP.:bts roUse Common Fccilities Subject to Landlord's rieht to ch tn cor alter any of the following in Landlord's discretion as h r..,in provided, TenMt shall hove,M appurtenant to the Premises, the nnn exclusive right to u.qe in common with uthers, subject to reasonable rule.of gen ml n ppl icnbility to touMnufthe Complex from time to time made by Landlord of which Tenant is given notice common walkways &nd driveways necessary for occess to the Bui lding. 2.2.1 Tenn11t's l'tui d!l t In addition, TcMnt shall have ilie exclusive right, os appurtcnstll to the Premises, to u.without additional c.harge,the pot1ion of' the parking area shown on the Parking Pion ns ''100 Hayt.lc:n Parking ,\rea". The Ntanber of Pm•lung Spacc:s (referred to in Section l.l) fo;·the plll'kinjl of employee automobiles and other passenger vehicles (and the occusionnl parki11g of delivery vrms) not lo:1ger th<UJ thirty (30) li.:ct and no more than two sucb dl:ivery vans at auy 0ne time, provided, however, that Tenant shall bl) responsible for moviug such delivery vans in order tor LanlUord to perfonn snow pl owing and parklot maintenance; and provided further that Laodlonl shall not be obligated to furnish stalls or spaces in nny (lllrking Hr<ll! specifically desigoared for Taumt's usc. Jn the event that the R<:ntab!c: J"loor /\roo of tile Premi:.cs tloor.:uses at any time durinc the l .cnse Tcm1, the Number C'>f Parking Spaces provided to Tennnl herellndcr shull breduced proportionately. In no event shall Tenant h<IV<IllY right to use parking spuces in the portion of!hc p rking area shown on the Pat·king Piau·"92 H ty:.lcn Parking /\rea", Tenant covenants and ngre\!S that it nnd II pcrsor:s claiming by, through and tu1der :t, shall at all times abide by all reasonable ntles and regulntions prom ulgot1:<l by Landlord by notice to Tenant wit}J respect to theof the pni<iug areas on the Site. 111c pm king privileges gnu:red herein nrc non-

ll'llnsterablll exC!!pl to a pennitte<l assignoc or subumnnt a.provided in Secrion 5.6 through Section 5.6.5. fU!1hcr, Ltmdlord ussurnes no responsibility whntsoever for l o•s Ol' d!luU'Il'-' i.luc to fire, thefl m otherwise tn any autornobile(s) pnrkcd on the Sile or to any personal property therein, however causcLI, Mnd Tunanl covenants and agrees, upon request from Lancilord from timelo lime, to noti f)• its otliccrs, employees,agents and invitees o(such limitation ol'liabilily.Tenant acknowlettee11nd agrees that a liccnc only is hereby grnnted, and no bailment is mtcndcll or sball be created. 2.3 Landlord's Rcscrv!llions In the event that Tenant's Rp :.ce is less than the en tire l)uilding, landlord rc en·es the righi from time to time, without unreasonable interference with Tcnaut's u e: (a) to install, u. mainl<tin, repair, replace and rcl uc1th:lor :«:rvict:10 the Premises m1d orher parts of the Building, o•·cith :r, pip<;:s, ducts, conduils, wires and appurtenant fiKturcs, wherever located in the Premises or Huildin& and (b) ro altr or relocate any other ccmmon facility, provided that substitutionare substantially e-quivalent or I.-ellcr. lnsrallalions, repLacements nnd relocations rcfcrre<lto inciHUSiO (a) above shall be loca!ed so far as prne1icable in the central cure area of rhc Duilding, above ceiling surfncei, b low floor surlilcc.s or within perimeter ·walls of the l't-cmiscs. Any non-emergency work performed purWlllt to this Section 2.3hnll be performed at such times nnd in such a mannct·so as to niinimize intrference with Tennnt's op<;:rations ht tho Promi:;es. !\ny non-emergency WOt'k shn ll be pcr1ormed only tficr reasonable advance notice to T.:;nant. VI Habendum fenant shall bdvc ami hold the Premises for a period cor:mencing on lhc date of this Lease (the "Commencement Dtttc"), !:Old continuing for the Te.rm unless sooner term.inatcd as pruvidin Article VI or At1iclc Vl l or unless extended as provided in Section 8.20. 2.5 Fjxed Rent P ymcots Tenant agrees lo pay to Landlord, or adirected by Land lord, at Landlords Ongitlai Address specified in Section 1.1 hereof, or at uch other place os l.andlotd shall trom time to time dcsi :ma(c by notice,{I) on the Rent Commencemeul D11tc; (llcfinl!d in Section I .l hereof) and thereafter monthly, inadv1111c.on the first day of eoch nnd every calendar month during the Original Term, u sum equallo one rwelfth (1/12'of the Annual Fix.ed Rent (sometilncs hcrcimtftcr rclcrrcd to as "fixed rent") and (2) on the firt day of ench and every cnlcndr month during each extenion option pcrio\1 (if .:xcrcised), 8 stun equal to (u) one twelfth (1 /1 21 ) of the 9nnunl l1x.cd re.nt as dc.tcrmincd in Section " 8.20 for the upplicrtlJic cxteru;iun option period. Until notice of some other d ignation is given, Ji.xctl rumnd a ll other chnr-ges f••r which provision is h rein mJdc shall be paid by remirtance to or for tho order of Bustuu l'ru pcrtics Limited Partnership e1thcr (i) by mail to 1'.0. Hox 1557.Bo:;ton, Messach\:S:Its 02241-3557,(ii) by win:tmru;fcr to !.lank of ' '

lr (iii) hy AC!-1 tronsfcr to Amerk'a in DallliS, Texas, Dank Rouling Number Bruck of America in Dallas, Texas, Bank Routing Numbearnd in the case of (ii) or (ii i) ret rcu ulng Account NumberAccount Name of llo\on Properties, L:P, Tena11t's uome and the Ptopc1 ty add.rAll remithmucreceived by Hoston Properties Lim ited Partnership, as Agents aaforesaid,or by any $Ub!cqucntly designated recipicm,shall be treated as paymnl to Landlord. Aruma! P:..xed Rect for any pa.-tial month shall be paid by Tenant to lAndlord at such rate on a pro mta hasis, Md, if the Rent Commencement Dale is a day other than the first day of a calendar month, the first payment ol' Annual Fixed Rent •.vhich Ttmanl shuII make to r.andlord shall be n paymcnl e<t ualto a proporlionute part of such monthly Annual Fixed Rent for lhp;u·ti1:l month .from lhe Renl Commencemenl Date lo the li.rst ,yl oflht: succeeding c!tlendar month. I Additional Rent J'li)'Ablc by Tenant cJU a monthly ba is, as herei nafter provided, likcwtse slt.lltl be prorat\:0, and the first payment on occount U cereof shall be cet minud i n similar fashion but sball comme:JCe on th:: Comru mCement Date;and other provisioD-of Ibis l .casc calliug fur monthly payments shall be rend ns incorporati ng thin:n,k:mking by Tenant. :-lotwithslnnding that the payment of Annual Fixed Rent payable by Tt:oanlto Landlord shal l not commence cntti!the Rnt Commencement Date, Tenanthal l beubjcctlo, and h ll comply with, uil other provisions or tlli> L-c<csc us 11nu at lhe lime:> provided iu this Lease. The Ammnl fixed Rent :UKI all other charges for which provi..sion is herein 108dc slut!!be paid by Te<Jlllll to Landlord, without offscl,deduction or abatement except !IS ot.l-terwise specifically !let forth in this Lc.a>c. Notwithstanding ouything contained herein or in Section I .1 to the contrary,It is understoodnd ligdr thnt in the event tJtat this Lease is (ermi nat li by rt:asun tm J:lvcnt of Detault during the fi rst thirty (30) montohf the Term, Annual Fixed Rent forthe period commencing on the Ccmmn:ceme:nt IJnte und endionn the 1ast dAy of the free rent period shall immediately bcx:om.:<lu\l nml payable in the amount of...., Tenant shniJ within ten (I 0) days after demOlld dterefor pay Landlord nn ns necessary so that the total Annual Fixed Rent for such period shall equa aforesaid (takin(l into account any amounts previously paid by Tennnt os Annool FLxcd R nl d uring such period). 2.6 .Qpcr.ati us Expenses "Landlord's Operating Expen•cs" mc1ms rc;:1sunablc, out of pocket the cost of opernrion of the Building and the Site whkh shall exclude costs of spocinl services rcndcro.lto tcuams (includiOtJ Te!lllill) for which a separate charge i$ mnde, but shall include, willtout limitation, the followiue:prcmiufor insur.mce carried "'ith respect to the lluildiug and lhe Silt: (including, wi1hout limitation, liabi lity ins\ll'l!nce, insuraucc agairu;tloss in case of ftre OJ' ca.uolty 11 utl insurance of monthly inslltllments of fixed rent and any Addition ! Relit which my be due under this Lease and other lenses of space iu the B tilding for not more than 12 monthin the cnse of both fixed rent and Additional Rent and i fihere be auy fust mcrtgagr> of the Prope:cy, including such in,urance as mtty be T\:<lllrcd by the bolder of such f1rt mortgage); eompcnsatiun tmd all fringe benefits, worke1's compensation insurance p['(,miums-and payrolltnxes p11id to, for or with l'I!Spoet to HI: persons engaged in the monn6ffig, opernting, maintaining or cleaning of the Building or Site, water, sewer, electric, gas,oil and telephone charges including utilities clwgt<S lor parking lolli!,lhting (excluding utility cltP1'gcs sep<trately chargeable to tenantS for additional or specinl service.q); cost ofb\1ilciing and cleaning supplies aud equipment; cost of maintenance, cleaning and repairs (other than reJlOif:<; not, properly cbugeable against income or reimbUI-:<cd f'rom contractors under guarantees); cost of snow removal and care of lnndsc<1Piug; pnyments uuder ser vice contmcts with indc)icndcm contractors; management fee., a1 ren. onnble rates cousi:rtcnt with the type of occupancy and the service r nden:d;.:osts of maintaining a regional property management office in connection with !he operation, management and maintenance of the Building( nmctirnc:s called the "RcgionKII'ropeny Management C:hnrgc"); nnd all other n:t\Woablc and nc.:cessary expenses paid in connection will, lhl) upc111lion, cleaning and maintenance of the llui ldinaud lhSite and properly char&eahle aguin;;t income, piOvidcd, huwever, there .shall be itlcluded (a) depreciation for capi tal expeuditure.s made by Landlofd cluring rhe Let1Se '!onn, but only to the extent the same o o·c lo1C\.'I'l'Cd either (i) to reduce LamUord's Operoting 11xpenses i f Landlord sltull tmw ruasm1ably determined that the rumunl reduction in landlord's Operating Expen eshall exceed clcpmciation therefor or (ii) to comply with npplicnblc laws, notes, n:gulations, requirements, statutes, ordinnnee:l, hy-lnW>nnd court decisiuns of all pubHe nwhoritic.which !IJ'C now or hcrea!l(jr in force (the capital expenditures desetibed in subsections (i) ttnd (ii) being hereinafter refeJTed to <.s "Permilled Capital Exptmditures''); plus{b) in the case nfhoth (i) ond (i i) an interest lil tor, n:&sonabJy determined by f.and JOJ\1, H; Wing the interest rate then Charged for long term mortgng,cR by institut icmal le.ntlcrs on like propet1ies within the IClcnlily ht which the Huildi ng is located; depreciation in the case of both (i) and (i.i) sht1ll b'' ul..'tcrmined l,ly dividing the otiglnl cost nf sucl1capital expenditure by the number of years Clf u cful lif nf theitacl tiptem t.cq uired and the useful l ife hnll be rcasona"bly dctormi ned by Ltmdlurd in accordoncc with ceoernlly a.:ccptcd llCCuunting.principles and prncticcs in effect ot he time nf acquisition of lhcapital item. Notwithstanding lh11 fon:going provisions, the following shall b::excluded from Landlord's Operating l!xpense$: (I ) Ltasing fees or commissions, advet1isiug tmd promot:omd expenses, legal fees. the cost of teMnt improvements, build out allowances, moving X tiCnSC$,and other concessions <1nd expenses inc\Jl'red in connection with lciung zpacing in the Building; (2) lntl'\lst Oil indebtedness,deh1 111110r1LWiio!l:fOUlld rent, anc n:financing MStsfor nny mortgage ur gruucd le<1se of the Building, the Complex, ur uny portion of ciihcr of lhllm; (3) lfthe Building sbatl become a multi-tenant building (i.e., the Building is occupied by two (2) or more teuants, o:ach a'\der a direct lea.-;e with Landlord), costs incurred in perfumling work or furnishit1g swvl :t<.s Tenant), to the extentlhm such work or service.q is in excess of uny work or crvicc Lltmllord is obligated to provideTcunntunder this Lease without additional charge. Huwcvcr, as between Landlord and Tena nt, the pr<sl\iuns of tion 4.1.2 shall :1pply in the case ofadditiunal services requested by Tenant to be performed by Landlord; rust of any item ore. rvicc to the extent to which Landlord is reimbursed or com penated by insul'unc.any tenant, or n11Y r hi rd pru:ty; (4) The cost ofrepail·s or rcpla :emenw incurred by reason of fuc or u1l1cr casualty or condemnation other than coMs not in cxc :ss maintained by T.andlord which provides o recovery for such repair or replacement, which deductible shall be as reasonably determined by Landlord; (5) (6) Any advertising, promotional or marketing expenses for the Building; (7) With the exception of the management fee described in the first parngro rh of this s ction2.6 and an allrrcabtc _portion of tbc property management office costs and expenses of Landlord or Coston Properties, the cost orany service or materials provhled by any party relstcd 10 Landlord, 10 the extent such costs exceed the reasonable cost tor such crvice or materials absent such relationship in buildings imiiHr to the Duitdingin t11e vicinity vftbe Duildings (if, in an.y CHlcndar year, the llcrcentagc of revenues used to calcul utc lltc manageme!ll fee shal l be teater than th ,;percentage ued to cnlcul•tc the munugement fcc inclucloo i.n !lase Oper: ting Expense$, then Dase Operating BxpcMcs shall be adj11Sted and shall be in effect from the year in which tbc management fee percentage is increased ar,d shall be the ma:1agcmunt ft:e !.hat would have been pey11ble, and calculated on d1c rcntol mcomc, for calendar year 2009 as if such h:gher percentnec wcr'C then in clicct.); (8) !'CUitlties and interest for late payment ol' any obligntions of Landlud, incl udiog, without limir.otiou, tnxcs, insurance, equirment leases am! othcpast due runounls, provided tk llTenant pays Opemting Costs1tnd real estate taxes timely as and when due; Salaries or ut e·comt>onsatioo paid Lo employeenbovc the gralh:of Regional PrupeJty Manacnr uxl'eptthat i f any such emplr,yce perform$ a service which would have been performed byn outside consultant, the compensation paid to su:l1employee for pcri(Jrming sueh service hull be inc!ucled in Operoting (9)

pcnscs for the Duilding to the exlent only tbllt the cost of such sen;cedoe.not exceed tl:e costs of such s rvire bad such st n.ice been perfonucd by an outside cnnsullnm. Futrl. if and to the exrent nn omploy"performservices ot the Building and other propcrtica,such employee's labor costs shoJI be reasonably allooated and t>nly the portion reasonably allocable to thu Building shall be included in L3ndlord's Opcnlling expenses C'lothing contained herein shall affed Landlord's ri ;ht ( I 0) Cost of purchosiop, or installinll, scul pture, pai11tings or olher objects of art; ( II ) Ct of repairs, replncemcnts, ah rations or improvements ncec 'Sary to make the Bui lding comply with applicable Jaw in effect fl u[the date of this Lease; (12) T.egol foes or other expenses ineum:d in connection 'th negotiating ond enforcing lea<. es with tenants in tho Complex; ( LJ) Depreciat:on, except that "Pcnnitld Capital Expenditures" (as hereinbefore defined) ru1d interest and mnortization thel' nn. which ijhall inc:ude payments for rcntcu eq uipment to the extent thot such rented equipment would, iF purclu : w, constitme n Permitted Capital Expenditure or would be ttscd in p<:rfwming the work wh>eh constilmes a Pem1itted Capital Expenditure , shall be included In Operat:ng Expenses: (14) Ail costs and cxnses of a.ny special events (e.g. receptions, concerts); provided, howe•-er, that l'ena.nt shall pay the entire costund expenses of any special events run by Tenant; (15) All legal, m·chitcc\lual, engiucerillg, accountlug ami other pmfeisonal fees; provided, however, t hat, subject to tlte provisions of item I Hbuve, legal, architecturnl,engineering,accounting and other pmfessional fees and costs incutred in connect inn will> t he management, nperntioo, mintcnance, repnir und replacement of tho Complex shBll he inciudccl in Operating r:xrcnses; (16) 1\11 cosatnd expenses attributable to any hazardous wastes, substarr..es, or mateIs eJC.istingas nf the date of this Lease (but not any w'bieh ;;uquently arise, other than by reason of the act.< or nmis inns ofLamllord, its agents, cootrnctors, or employees) nnd/or any testing, investigation, repo•ti n@., m:magement, maintenance, remediation, or t-cmnvallh v-rcol;provided, however, Tennnt shall be solely responsible for aU such cosrs and expensfor all b :a rdous wastes, substances and materials rcsultiJJ!l from, oC!luscd by icnllnt or its comrnctors, subcontrac.tors, agent.cmpl<'yccs or invitees and the cot nf testing, investigation, reportili!J, man<tgemen1, mnintemtllcc, I'Cillcdiation and removal thereof. However, tbesrhall be includc..l in Op.:rating Expense:he cost of Landlord's routine annual onthc• pcriuc.li.: hazardous moteriol or simillll' irupec!ion of the buildings, t he cost ofvv1uch tncun'ed <liJ rint: the Base \'tar shall also he it cludcd in Oas<,> Opernti1g: Expl!usc.< (and Landlord agrees that 0HSl\ ·'I

Operating Expenses shall include an amount equal to the cost of such anJllllll inspection, whether or not an anuunl in pcctiou is actually perfonned during cale1\or ycm 20()1!); {17) /\II cholita blc or political contributions; Reserveq, provided, however, amounts UCil111lly expended in moiniJlinin . repairin; (1 8) Costs incurred \1\fitb respeclto the Additional Building orottnhyer building that may from t:ime In time exist on the Siw ("FuiLI!'C Building"); provided, however, (1 9) that ony costs relating to the common areas of the Si1e) shalt be Ml nably allocated among the Building, the Additional Building and any fUture Building; (20) All w ts •md expenses arii ng ou·of (i) nny violation oflaw or le&nl requirement by Lundlol'll.( i i) any violation or breooh of J.n)' lease of space in the fluilding, or (iii) ttny other breach of contract by I .andlord; (21) All general corporate overhead of Landlord or nuy its agents or ulliliatcs; and Any nuloot::.:mt fee other than the management tee and the Regional Pmperty Management C:hnree set f011:h in tho first paragraph of this Section 2.6; provided, however, Ouu i l'T Jmmt requests Landlcn·d o•·its managing agent to perform work for Tenant beyond that wilich is covered by this Section 2.6,the snmc shall be done onu work order basis for which Landlord obaU have the right to charge Tenant for Landlord's pcrlonuing!iallle. (22) In addi tion to th() foregoing.if in any ca:cnd11r year after 2009 Landlord shoJI provide a service thnt "'OS ll\lt provided in 2009, then Mase Operating Expcrtscs shall be adjusted to include the reasonable estimate of the cost of providing such services in calender yeat 2009.Flmhcr, if in nny colcndar y(1ar ufler 2009, Landlord with Teunnt.'s1onscut shall cease to provide u service that was pmvided in :1.009, then Base Operating Expenses shall be adjusted to exclude the cost of providinguch services in oalendar year 2009. ''Opernling Expenses 1\llocablc to the Premises''shall mean {a) !he Ramc proportion or Landlord's Operating Expenses for and pertaining rn the Building as the Rentable Ploor Area of Tenant's Space bears to 100% of the Total Rentable Floor /\len of the Bltilding plus {b) the snlllc proportion of Landlord's Operating r-:xpcnses for and pertaining to the Site as the Rentablelol or 1\Jea ofTemmt's Spucc bears to I 00% of the Tottti Hental>lc l'loor Area of the Bui ldings. "Base Oprating flxpcnscs'' is hcreinbelortlclincd in Section 1.1. nnsc Opcwting Expenes shall not incl ude (i) market wide cost increases due m extraordinary circumstances, including but not limited to Force Majeure (as defined in Section 6.1), conse:vatio•t SllCChHrgcs. boycotls, strikes.c:nbnr@oe.q or shot1agc(''Temporary Cosl "

Increase"}; provided, however, that if :ny hiCI'CII:,>,!S shall contiuue Wlintcrr uj)\(;<1. beyond cHiendar year 2009, then rhe amount of such Temporary Cost lncreast: excluded from Oase Opemtin.e F.Kpcn•ewith respect lu such itcm(s) hall also be excluded from I.nndlord's Opc1 u\iu!\ Expenses for and with·respect to any such calcndflr year during which such Temporary Cot Increase continues und (li) the cost of any Permitted Capillll Expenditures; p.rov id d. however, that any T'ermilled Ca pital Expenditures cxclud -<l lrorn Base Operating E!xpenses shall not be included in Lan<Uo.rd' Operating Expenses in any :rubsequent year. "Base Operating Ilxpenses Allocable to the Premises"means (i) tht: same propottion of nase Operatin1:Expensc.s for 1tnd pertaining to the Building as the Rem.aolc Flc>OI' Area ol' Temmt's S pace bears to I 00% of the lentohlo Floor Arcoi'01c B uiklinplus (ii) the same proportion of Base Operating Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space hem"!S to I 00% oflhc Rcut.abl c Floor Area of the R uildings. U with respect to an)'cnlcnda.r }'Car titlliog "ilhm the l'em1, or fraction of a calendar year falling within the Tenn at the beginning or end lhereof,1he Opcmliog Expci!SC$ Allocable to1he Premise.fl'lr n full calendar y ar w.:cced Base Operating Expenses Allocnhle to the Prcmis .s, or lor Hl1Y uch fraction of a calendAr year exceed the corrcspondill{l fraction of Base Operating Expenses Alloc!lblc to tho Premises then, Tenant shall pay to Landlord, as AddiHonMI Runt, the amount of such excess. Such paymentshall lie 111 \lc HI thtimes a.nd in the ll1811llCI' hcrci no f\cr provided ill thls: l)(iSC: Operuting nxpenses A l locahlc to the Prc:m.bcs do not includ:the te11:1nt elecuicity to be paid by 'f'cnnnt a1 the lime of payotent of Anouall'ixed Rent, scpan1tc provision being made in Section 2.8 of Ibis Lease f:;r Tcmtnt's clectrici:y costs for the Premises). Not I nter than one hondred and twenty (120) days after the end of the first culendnr yenr or fraction1hereof ending December 31 ond of each succeeding calcmlar year during the Term or frllction ther of ltl the ur;.d of the Term, Lllndlord sllul render Tennnln statcrncnt in r<::asor.ablc detail :1nd according to usunl nccount'ing practices ccrHJi by a reprer.enliltive of i,nndl ord, shO'wing for the preceding c.alendar year or 1\·actionthereof, as the ca.e may be, Landlord's Operating hxpensr.n nd Operating ExpenseAllo :ubletO' the Premises (the "1\:muul Statement"). Tht.! Annunl Statement shall nlso show for the pr ccdiy<:.t or (mction thereof as the case may be the Amounts of opt:rnling c:-.pcn5es already paid by Tenant ns Additional Rent, and the amount of cperai!ng expenses remaining due from,or overpaid by, Tenant for the year or other Jleriod cov rcd by such statemenc.. Within thirty (30) days after the dHoI f de!ivory oJ such statement, Tenant sllnll pay to Ln11dlord the bai!Ulcc: of the lllllounts, if any, required to be paid pursnnnt to the above provistons of thi.s Section 2.6 wi th rcncct to the 11rcccding ycHr or ft'!tction thereof, or Landlord Rhnllcred i t any amutuJdt ue fl'Om it to Te1ant pursuflnt to tl1e nbove provisions vf thSicclivn 2.6 ag-ainst (i) mou!bly il1!llnllmcnts of fixed rent nextlhcrt-.after coming due or (ii) any sumthen due from Tcmlntldl ltourdLut nd 'l' thli.eae (o r refund mch ponion of' the overpayment as 3furesai<i if the Tenn has endcrl.1\Ct of a ny S'.tms then cbe from Tenant to Landlord}. "

In addition, Tenall\ shall make payments lllOntJtly on account of Tcn nt's shure uf increases in l.qndtord's OpcrutiaExpcns anticipated for the then cumnt yen.-m. the time and in the fushion herein provided for the payment of fixed rent.Tht umotlntto be paid to Londlorcl $hall be a u amotmt reasonnbly estimated annually by Lundlord Ill he sufficient to cover, in the aggregate, n sum equnl to Tenant's share of such increases in operating eKpen<es for cnch cak:ndar ycnr during the Term. Notwithstanding the foregoing, in determining the amount of Landlord's Opcr11t1ng Expenses for any calendar year or por:ion thereof fnllinwiHtin the Lcw Tcnn, if less than nineiy-11ve percent (95%) Clfthe Total Rcnt ubh; Floor Area of the Ouilding shall have been occupied by tcnHnfs at any time dming the period in que!lllon, then those components of Lnndlord 's Operating HXJ1CIISt: tht1l vary based on occupancy for such period shall he adjusted to cqualtbe •unountuch com ponents or Landlord's Operating E.xpenses would huve been for s·;ch period hod occupancy been nincty-fiw pere :nl (95%) throughout such period. Subject La the pmvisious of this paragraph 2nd provided that no Event of I >c.faull then exi$ts, Tenant shall have the right at Tenant's cnst nnd expense, to c >tuninc all documentation ond calculations prepared in the determination ofOper·ntingl'\xpcnscs Allocable to the Prem ises: (I ) Stocb documentation and cnlcu:otion shall be mndc ovallablc to Tenant at tho oflice (locatecl in!Itt&!;tern continental United States) where umd lord keeps such records, during normal business!tours within thirty (30) days after t .nnd lord receive:a wrillen request from Tenant to make S1iCh cxantination. (2} Tenant shall have the right to make !ruch examination no UION than once in re. pect nfany period in which L mllord has given Tenont o statement oi the nc1Uol amount of Landlord N Operating Expenses. (3) Any 1-e<]UCSt for examination in respect of any Operating Year may be made no moret han one hundred eighty (180) days aJt Lumllord delivers the Annual Statement with respect to such period and sucb examination shall be completed within ninety (90) da;'ll after it is commenced, ti!ll<l being of the essence in respc.:t of both periods. (4) Such exa.'llination may be made only by (i) an independent ce11ilied pul ic accounting tirm, or (ii) a qualified real estnte ]1Tofessionnl or Jirm approved by Landlord, whieh approval $hall no!be unreasonnbly withheld. Withollt limiting Llul\LiurJ'appruvul rights, Landlord may withhold it;; pprovHI ofar.yexaminer of 're11 'll who is llei ng pajd by Tenant on a contin cn:fee bai I'

(5} As a condition to perfonmng auy such examination, Tenant il!ld its examiners shall be required to execute and deliver to Landlord o commercially rea onahle agreen1ent pursuant to wllich '1\:tlaUl :1ml il.s XIU11h1crng•·ce to keep conlldcntial uny infonnation which aither of them discovers nbout Landlord or the uilding in coru• tion witb uch exominntion, subjcct only to thnse exceptions customarily fowtd in such Agre<nnccts. Without limiting the foregoing,such examiners shall be quired to agree that they w1JI not represent any other tenant in the Buildin!{ or in:be other build!ngs on the Site, Real Estate Toxes lf witn re.•!pect to any fliU Tax Year or fraction of 11Tux Ye.ar falling within the Term, Landlord's Tux Hxpcnscs Allocable to the f'remises as hcrei11after defit1ed !'orfull T<iX 2.7 Year exceed Base Taxes i\Uocable to the I'rem i ses, or for any such fraction of a Tax Yenr exceed the corre. pondlng fraction of Base Taxes Allocable to the Premises then,on or before tht: thirtieth (30"') dny following n:cdpt by T1:0ant of lhl:t rtifted statement referred to below in this Section 2.7, then Temmt shall pay to Lnndlord, a. Additional Rent the ftntount uf such excess. Not Iuter than ninety (90) days after Lrmdlurd's Tax Expenses Allocable to the Premises are detem1inro fo.r the first such Tax Year or tractioJL thereof and for each succeeding Tax Year or fo·nction thereof during ihc Term, l..illldlord shall render Tc nt n Mutement i n rcnsoJJnblc detail <.:Crtified by a represenrotive of Lilfidlordhowiuc for the preceding year or fraction thereof,a.the case may be,real estatta.xes on tbe Building ond the Site and 8b<Hements and refunds of any taxes and assessments.Expenditures lor legnl fees and fo•·othe•• CXJICuscs i ncurr\:d in ccking the tax refund OT ahattment mny be cloarged llt ain$t t.ho: tax refund oabatement before tbe adjustments ate made lbr the Ta.x Year.Said SIJltement to he rendered 10 Tenant shall also show for the preceding Tax Yetlr or li-<etiou th reuf as the case may be the amounts of •enl estate Ia= ulrl)ll(ly paid by Tenant as Additionnl Rent, lllld thamount ui"niRI estate boxes remaining due ti·nm, or overpa id by, l'cnaut lor th; the stutemenl \Vltl1in thirty (30) days after tdhate of delivery of the foregoing stattanept, Tenant shall pay to Landlord the balance of th lllllU\llliS, if any, required to l>e paid pursuant to the obovc provisionof this Section 2.7 v.ith resjlecll(l lhe preceding Tax Ycnro•· unction th rcof, or Tndlord shnll cnxHtnny nn1.oun1:; t.luc; from it to Tena.nt pursuant to the provi ionof thisSection 2.7 against (i}monthly installmentq of ftxcd n:m ncX"t lbcreal\cr wming due or (ii}any sumthen due from Tenant to Landlord under this Lease (or refunduch portion of theover-payment as aforesaid if the Tem1 has ended, nt of lllly sums thcu due from Tenant to Landlord). In addition, payments by Tenant on accmtnt of increases in real estr.te tllcs anticipxtod for the then cmTellt yr shall be made mon!hly 111 the time and in tht: l:1$hion herein provide.d for the paytnem of fixed rem, Th<.: IUUUilnt so to be paid to Landlord shal l be till amount reasonably estimated by Landlord to be sufficient to provide l o ndlord, in !he aggregate, a sum equal to Tenant'sshacc or S\1\:h in-reaseo, at least ten (l 0) days before the day nn which such lliiYIII<>Ots by L-andlord would hceomc dclinq\lcnt.

To the exte11t that rClil estate taxes shall be paya ble to the taxing author hy in installments with respect to periods less thnn a Till< Year, the foregoing statement shoJI be rendet'<;d no pnyntents made on account of such installments. Tenns used herein are defined as fol lows: "Tax Year" means the twelve-month period begitming July I each year during the Term or if the appropriate govenm1ental ta.x fi·scal period shall begin on any date other than July I , such other date. (i) (ii) "Landlord's Tax flxpenses A llocoble ro the J>remei s" shall menn (n) the some propmtion of LMdlord's Tax Expenst::s for and pertaining to the Building as the Rentable Floor Area of Tenam's Space bears to 1 00% of the Tota.l Rl!ntablc l'loor Area of the Building plu(b) the same proportion or Lumllun.l's TaK Expenses fqr and pertai:ling to the Site.as the Rentable I'Joor Al·ea ofTenans !:lpacc bears to 100% of the Total Rentable Floor Area of the Buildings. "Landlord's T!tx Expenses" with re. pect to any Tax Year means the aggregate real estate tnxes on the Building and Site with respe<::t to that THx Yeur, reduced by any abatement receipts with respect to thnt Tax Yenr. (iii) (iv) "Base Taxe-s" is hereinbefore defined in Section 1.1 . (v) "Base Taxes Allocable to the Premises" means (i) the same proportion of Base Taxes for and pc1tnining, to the Suilding as the Rentable Floor Area ofTMant's Space bears to 100"/o of the Total Rentable Flonr Area of the Building, l'lus (ii) tltc same proportion oJ Base Taxes lor and pertaining to tltl: Site r,s thRentable Floor Area of Tenant's s·pace beatro. J 00% of the Total Rentable Floor Aren ofthe Buildings. (vi) "Real estare taxe." means all taxes and special assessments of every kind and nat ure 1md user tees a_'ld other like fees assessed by any govemmenw I authority on the Bui Iding or Site wnih the Land lord shall become obligated tO JlSY beca use t•f or in cotme.ctiou witb the ownership, leasing and operatiOJt of tlte Site, the Building and the Property and reasonable e:xpe,1ses of flnd fees for any formal or informalproceedings tor negotiation or a beament of taxes (collectively,"Abatement Rxpenses'\ which Abatement Hxpenses s.lvtll bexcludcd f rom Base Taxes. The amount uf spedal taxes or $peoiat assessments to be included shall be limited to the amow1t of the installment (plus nny interest, other than pennlty interest, ;lay11b11:th1:rclm) ofsueh special lax orpecia\ assessment required to be paid d uring the year in respect of which S<,<Ch lltxt:st'c IH:i n p; .''-

dcterrnined, calculated as if Landlord had elected to pay such special taxes or nssessments over the long,cst pcl'iod aUuwetl by law (whether or not Lund lord act uallyo elects). Then:shall he excluded f1·om sucl\ taxes aU income, estate, succe sio.n, inhe.ritance, franchise ancllnmsfcr taxes, and , provided !hal Tenant has rim:ly paid all amounts due frnm Tenant UJtdcr this Section 2.7, any fees.penallics, or interest payable on account of the lntc pnyment or wy real estate taxes. If at any time during tho Tenn the presen:;stem of ad valorem :axatinn of real propcrtsh!\11 be changed so that in I icu of the whole or any part of the ad valorem ta:'< on :'Ctllpmperty there •hall be assessed on Landlord a capital J.::vy ur utlmr tal< un the gross rents received with respect to the Siot r Building or Property, or a federal, stntc, coonty, mtmicipal, or other local income, fumchise, excise or similar tax, assessment, levy or charge distinct from any now in effect in the jurisdiction in which the Property is located) measured by <r blt cd. in who!.:or in part, upon any such :ross n mt'.nts, levies or charges, to the extent so measured or bnscd,shllll be dtemed to be included within the temt "real estate taxes"but only to the extcm that the sam"would be payable if the Site and Ruildiuss v.cre the only properly ofLondlord. (vii) !1\luring the Lease Term the Tax Year is changed by pplicable law to Jess than a full 1. 2-lllonth p :rio the Premises shall each he prOJ10rtlonntel y rcdttccd. u·Larul lurd shall receive any rct\md of any real estate taxes of which Tenant ha.q paid 11 portion pursuant to!hisSection 2.7, then,out of any balant:<: n:maining afier deductinc r.nr.dlord's reasonable cxp cincurred in obtaining such refund, Landlord slmll pay or credit w Tenant it< proportionate share of said balunce, prorated as set torth ubo,·e, but in no event more than the mnuunt paid by lhe) Tenant with respect to the fisca l year in question. (vi ii) Tenant $hall not have the right to seek att abatement a: real estate taxes, but provided Tenant has not n.'qigued this Lca;;e nor sublet more than one ( I ) full no01·h\ 1M Building, and therehall not be existing nn Event of J)cfoult,Tenant shall have the right to reque;t that Landlord seek and abatement of real estate tax.cs at Tentlllt's sole cost and expense. l..nndlord nsrccs to 6t reasonably with re pecl to any !lucb rcrtuct iucluuing meeting with Tenant. Tenant Elcclrk.itv 2.l( Commencing on the Commencement Date nd continuing throughmt:the Term (as it may be extended), Tcrutnl covenants a11d agrees 10 pay di rectly to tiM; upprupriate utility co:npmy providing electricity to the Site, Ill!Adtlitiunul Rent, all electricity charge:ror 1:

lights, power and healing, ventilating nnd air conditioning consumed al thoI'.remises and for other purposes within the Building ("Tenant 131ectricity") and all electricily t"or exterior lig.bdng of thBuilding (and not the exteri or of the Addiliunai .Oullding) ("Exterior Elecllici ty"). There aro presently twu {2) electric meters, one of which rends only the dcctricity to power heating, venti lating and air-conditioni ng to the l'r mises and the other of which readboth tlu:Exterior Electricity and the Tenant Electricity, nnd no other electric usKg,: ami Tenant shall be re ponsthle fnr the full payment ul'•II electrical charges associated v.ith both meters. Tenant covenams and agrees to t:nke all steps r<:quiroo by the appropriate utility company 111 provide for the dil·oct billirtg to Tenant ofthTenant Electricity and the Exterior Electricity including, without limitation, making npplication{s) to such utility company i n cotmection therrm tb and making any de-posits (including, but nol limi eu to, such letters of credi t) asuch utility company shnt l requirc. J'cuant covenants and 11grees 10 pay, before delinqu ncy, all electricity charges and rntes for and relntins to1hc Tenant Flcclriei!y amllhc Exerior Electricity and fr om ti me to time if Mtrrc tcd by Landlord to provide Landlord with evrdcnoo of payment 10, and good s1anding v.1th,such utility company as L!utdlord may reasonably require but not more frequnlly than twice in any calendar yenr unlc.'IS nn K\·cnt of Dclilult (hereinafter defined) exists in which elise there shnll be no lhn it8lion OJl the frequency ofsuch requcsl 1\RTI.CLB Ill Condition .Qf. Premiscs; Al!crntions 3.1 Tenant covcna<llS and agrees ihat Tenant i3 leasing the Premises in tlr ir a:. irondition onlbc Curnmnc.emen: Date ancl lhat, except us expressly provided in the follov.inc sentenoe, Landlorcl hns no obligation to perform or make nny additions, nllcr&tions, improvements, demolition or other work to tltc Premises, the Building or tho Site. Notwithstanding UJC foregoing, Landlord agrees lhnt, as of the Commcnc..:mcnt Date, lhe utility nnd building l\Crvice systems nnd equipment scrvlng the Prtmis..,s shall be in good operating order an:l condilion; provided, however, that the items listed on exhibit E hereto shall be delivered in their •·as is'' condition. Furthcr, Tenant acknowledges and agrees thai the Commencement D.tle is a1ixed date (being thedae of tire l,clts :)and that the·Rent ComrnoowClcnt Date also is a fiX"cd dale (being February I , 2009) notwithstanding that Tenant plans to pcrfonn improvemeot and other work in nnd tn the t>remises aad lrrc..pc.ctivc of v.ilen Tenant begins such work and bow lor.g Tcnant tnkcs '" complete such work. ln add ition, ncithr the Commtncement Dare nor the Rem Commencement l)ntc •l1111l be C;;X.ttmded for ony l'enson whatsoever inclmling, wit hout limitation, U1c time il takes for certificates of occupancy to be issued by thTo""n of Lexington for Tenant 'improwrnent work in and to the Premises, Tenant hereby ncknowJcdei os nd llg."Ccing ihat Tenant is solely responsible for obtaini ng all such crlillcatcs of > :cupancy. T.andlord ngrcc3 to coopo;riltc i n good fuith with Tenant, at r·o oul of 1=-ocket expense to Lan:llod, in Tenant's efforts to obtain uch certi lieitlr.s of "I occupancy. 3.2 (A) "I cnnnt, at its.sole cost Md C)(pcnsc, shill! pt:rlorm all work nccessm:y to prepare the,; Premises fw Tenant's occupancy in accordance with plans and specifications prepared by Haker Design Group, Ol' anotber architcc!licensed by \lle Commonwoallh of MassachusetL·and approved by !-andlor<which approval shall not be unreasonably withheld, delayed, or conditioned, such pl11ns nnd spccificaliom-to bs<t jectto ll1e renorlllblc •pproval of the Landlord as set forth below. Tenant hereby acloJowledges thm !he lobby in the Building, including its floor,walls, ceiling, doors nnd equipment (collectively, the "Lobby"), iU'e new and that in no even1·shall Tenant make any ch;mges. renovations, alterations <1!' su\stitutions 10 o•·i n The l .obby. further, during the verformance of any demolition or im provcmcn\ work in the Bu ilding, T nant shall ta,,e all steps reasonably required by Landlord to protect the Lobby hom damage and shall obtain Landlord';npjlroval which approval shall not be tmrtlaSpnably withheld, delayed, or Cllll<Litioncd lor the methods of such protection prior to Tenant perfonning (ot allowing any contt-actors to perform) nny "'ork in lhe Premise-$. Tenant shall snbmit to l.nn<ilord a dctlliled floor plan layout together with working drawings (the ''Tt:nant's Submission") for wor.k to he performed by Tenm1t to prepare the Premises for Tenant's occnpnncy Tennm's Work"). Such lloo:· plan layout ami worki1'g drawings (tht: "Plans") shaU contain at least the information required hy, and shall confonn to the. requirements of, Exhibi.t B. Tcnanl'sl1bmission shall im;lmle at kastlwo (2) I"II siQ.:d sets ami two (2) half ize sets of Tenant' s proposed layout and working drav. ngs.Landlord's approval of the Plans shal111ot be \liJrcasonably wilhhcld or delayed; however, Lf111dlord's dctermination of matters relating to aesthetic issnesrelating to alterations or ehanges which ore visible outside !he !'remises shall be in Landlord's sole discretion. Lnndlord slulll btve seven (7) business days from Tenant's submission made in accordance with the requirement.hereof to re pntd to Teni]ut's requc.l lor approval thereof. lfTcmmt's·submission doenot comply with rcquil'ements hereof, Landlord shall notify Tenant of same within two (2) i>Us: incss days after Tenant make;; any suh defecti ve submission, which.nolicehlll ;x:cil)' lhrespects in which such submission i defective. Any disap,?roval of (tny Plans shall et ford1 in reasona ble dclnil the grounds for stich disapprovl along \Vith Landlord's suggested corrective measures. If Landlord disapproves of any Plans,then tenant shnll 1>romptly h(!Ve the Plans revised by its architect to i11corporate nil nbje.ctions and conditions presented by UuKilord and shall•·esuhmit such. plansto Landlord no later thn seven (7) days after Landlord has submitteli to Tenant its objec1ions nnd conditions. Landlord shall have five (5) calendar days.from Tcna11t's rcsubmission to respond to Tenant' s request for approval !hereof. Such process shall be tollowed until the PIails sliall bave been approved by the Landlord without objection or condition. lf Lantllord Jails totespond illwcitiug to Tenantwitbin in ihe applicable period specified above (i.e., seven (J) business dayafter Tenant's Initial submission and five (5) calendar da.ys alhor any re ubmissioo), then the submilled plans silall be dee111cd·approvd for alt p<upo-es·of this Artie! m. II'in cn• uwct iou wi th the review orTet\<mt's Plans by theTown of Lexingwn Building

Commissioner at the :imc or·r.mant's submission of an application for a bui lding pem1it for Tenaut's Work, it is uter.nined b)• said Building Commissioner that Lhc existing lobby/atrium ;md /or the cxistins means of :g•·css of!he llllilding does!lot compl y with applicable Legal Rc<1uircmcnts .mlthat moditication thereto is {eqllired, t.ondlord, at i sole cost and expense, shall p;:rform modifiCllti oo work to lhc lobby/atrium and/or means of egress which wi ll bring such areas into compliance with the applicable l-egal Rcq\lircm:mts and will otherwise be done ncsthcllcally in a manner a:; detc:nnined by Landlord. If any such modification work shall be requited, the same hall be. performed by Landlord's contractors concurrently with l'cnant's pcrtbrmanre ofTenant 's Work. Not,.i!l:>iwu.ling the foregoing,Ten!lllt shall be solely responsible Cor :ompliunce of Tenant's Plans with opplieal.>ll' Legal Rcquiromnt.and in the event that (D) 011y Tenant's Workpcrlormed in or adjacem to the existing lohhy/ntrimn area as hown vn Exhibit D makes necessary the performanc·of 110y other work in such lobby/alrium or the other existing mellllll of egress from the Duildlng in ordct• for sucb lobby/atrium or Ihe other means ae:gress to comply with applicable LeW!I Requirements, or (b) any ofTenant's Work in the Building is for uses other than general office purposes (and R<'.CCSSOry cai'eta and other ou.st:omory u.oe.aCCC880ry to go:nentl ofilce uses) and :-esuiL,in the existing lobby/atritu::l area or lit> o!l:er existing mew1s nf egres from the Buililing not complying with applicable Legal Requirements, then Tcn. nt, at its sole cosL and expen e. shall be obligated 10 pcrlbrm the work necessary to provide compli ance with dppl il:able. Lcga!Requh'ements (including the appli ; lJ.It.: Ma sachull(!tts Building Code). Once tho Plans have been approved by l.nndlord, Tenant, at ils sole cost and (H) expense,shall promptly, nod with all due dilil:!encc, perform Tenant's Wot'k as set forth on the Plans, m1d.in connection therewith, U <: Tc111mt sh> ll obtllin all ncce.o;sary govtmm.mllnl pennits nnd nppro,<als for Tenant' s Work. Landlord shall coorcrntc with Tenant, al no oul of pocket expe.nse to Landlord nnrl with no liability to Landlord.in Telllln1's effortto obtain such pennits and Hpprovals. All ofTenant's Work hall he pco·fonnod strlutly in accordance with the P ICJ1S and in accordam.:o; with llpplicable Legal Rcquircntents (as defined u1Scction3.4 hereof) •md Insurance Requirements (as dell ned in Section 5.14 hcruof').Tenant shall have Tenant'$ Work pc1t'ormcd by • gcncml contractor first approved by l.andlord. which upproval shall nol be uur<.'awt:ably withheld, dclaycu, or conditioned, which contractor hall ?rovidc to Lllndlord such inura.'lcthe Landlord may reasonably require. La<llonl has provided 10 Ten:mr rules and reguldions relative 10 the performance of Tenant's Work and any other work which the Terumt may perfonn under this .ease nnd Tenant shall abide by all such reasonable rules and regulations orld shall cause all ofilS concrecrors to so ahide. Notwithstanding un}1hiug set forth in sid rules and regulations, 101 t later tloan twent y uJoc (2 t ) days aft'er the dale ot'this Lense, l'enant shall pay to Landlord a one time access fee O" lieu of nny and ull otlu,·,fees fot·accessing the Building d u·ing the performance of iJ; 'JcnarJt's Work. It shall be Te1ant's obligulion to obtain 11 ceriificate or certificates or occupancy nr other l ike novcrnmcnwl 11pprovnl tor the use and occupnncy oflhc.-Premises to the extcul ruJ uired !>y Jaw, and Te:1ant shoJI not nccupy tbe Pn:mi:<es for the conduct or busiuess \CUI and unless It has oblainoo :.uch ap;>roval and has subn,Juoo to l .aodlord a ,.

copy of the same. However, the Commencement Date and the Rent C.ommcnccment Date shall be the1ixetl dates as ct forth in Section 3.1 hereof. Tenant shall also prepare and submit to Landlord pmmptly afler Tenant 's Work is substantially complete aet o ras· bui l t plans in both prittl Mnd dcctronic forms showing the work perfonned hy1'enont to Lhe Premises incbding, without limitation, any wiring or cabling installed by TcnHnt or Tenant's contmciOr for Tenant's computer, te:phone and oihr communication systems. 3.3 Special AUowance. Landlord shall provide to Tenant a sp.,--cinl allowanc.:o_ . . . (beinlllhe product of (i} nJtd (ii) the Rcmablc Floor Area of the l' emise::> (the "Tenant Allowance')' . Tho Tenant Allowance shall be used and applied hy 'fellnllt solely on account of the1:-0st of Tenant's Work Blld the "Applicable Design Costs"(hereinafter delim:d). Provided that Tenant is not in delimit beyond the expirati on of any applicable notice or gri\Ce period of itoblig."ltinnunder tho,; Lci•sc atth:lime that Tenant requests any requittion on account ofTenant's Allowance, Landlord shall pny to·r ontn portion of1hc coS!ul' the wo1k shown on each requ•sition (as hereinafter defi:tt:d) submi ttcd by Tenant lO L.ondlord wilhn thirty (30) days of submission thereof hy Tenam to Landlord, such portion calculated afollows: I f there shall be s·.tch ddault, Landlord shal l not he nhli!llltcd to continut: Em\ling the 'l'enant J\llowilOCe Ulltil and unless such dctim lt is fully cured within the applicahle grace period. u·such dclauJ t is not so cured within the grace JlCriod, Lamllon.l shall have no oblil!1ltion to continue f\mding. Each reqnisition shall "llimh the total co.qt ofTenont's Work (which term, 1\>r thpurposhm-eof, shall irtclude 1\pproved Desisn Cots) incurred during the period covered by sttch requisition. l .andlord siUIII pay for an:l with re.spect to each such requisitton an amount ettual to ihe product of (i) the cost of Tenant's Work lil!t fonh in such requisition, multiplied by (ii) a frnctitu1, the numerator of which i.,ihe total nJYinllnt of the Tenant Allownnce c •ll the dcnomin"tor of which is rl:c total amounl ofth& cost of Temm!'s Wor;;(excluding, however, the cost of ony r;o-called "demountable wall systoms" or other portions, II'any, of Tenant's Work towttrd which the Tenant AllowiiJicc ma)' uul be applied). NotwithstJUlding the foregoinG, ta) in uv t:Vl!nl shalllmllord be roquired to pay lll(ll-e than the t otnl amount orT.,nrll.ll'Allowance, and (b) the final payrncnt(s) ofTcllftnt's Allowance shall. if necessary for Tenant to receive the total=otmt ofTenant's Allowance ihat rennnt is otherwise entitled to re(leive hereunder,be increased to the extent ooct:> aty tor Tenant to receive Sttch toto!amount. For the pufJX.I <'h reof, a "requisition" sholl meon written documentation showing in reasonable detAi l the co ts oftlte improvcmcms then inbi led by Tensnt in the Premises (i.e., the Tenant's Work). &ch requisition sholl l:c accompanied by evidence reasonably sutisfact.ory to r.andlo•d ll•at all work co\•crtxl by previot1S re-quisitions has been fully pai<l by Tenant. Fu.rtlto:r, thparlic.:s bereby auknowledge thJUihe-provisions oft.lu: nK \ to las\ se.nlence of Section 5,14 of lhiLease hal l !!jlpl y to all of Tenant's Work under this Article Ill. At t.wldlor(l's rcqucst lrom time to time, Tenant shall deliver lien waivers from all Cl.'ntrllc·tors and subcontra<;tors performing Tenant's Work. Lamll urd shall have. the right, u pon rcnS()nnble advance notice to Tenant, to examine Teoont's im•oiccs relating to each rcquis:tion in order to verify L"c ll:llnunt ihereof. Tenant shall snbmit Por tr. purposes bef-c-of, the cost to be so requisitiot:(s) no more often than month! )"

r.:imbursctl by Ltmdlord shall consist solely of the cost of leasehold lmpt'Ovements a ud the Approved De. lgn Cost(hereinafter dctincd) bulnot the cost of any o:'Ten mt's personal property, lrutlo fixtuws or trrtde equipment or any so-called so·A·costs or other design costs in excess of the Approved De.•ign Cost.111c "Approved Dcign Cost" shall mean the archl t<:cturnl, engineer:ng <tml spa.ce planning fees and charges actually paid by Tenant to lhitJ purt y, uno.ffilinied arcltitcciA, ett!Yncors nnd space plnnncrs t'Cspocting the prepara1ion ofTennm's Plaus bot not to exceed lhc product of(i) and (ji) the S5,924 square feet of Rentable Floor Area of thel'remi. NotwithstandinG the foregoing, Landlon:l shall be wtdcr no obligation lo apply any portion of tlte Tenant A!lowauc.c for My purposes other than a'i provided in this Section 3.4, nor hall Landlord be deemed tn have a umcd any obligation. in wholur in pm1,of Tenant to any contractors, subconlraclors, suppliers, workers or mutetinlmeJl. Furthe•·, the Ten8nt Allowance shnll onl y 1>c UJ>plicd towards thl' cost of leasehold improvements nnd the Approved Design Cots but in no event shall Lond lord be t·equired lo mn ke O j>pl ie<llion u[ any portion of Ihe Tenant Allowance townrdTennnt'p nonl proJXlrly lillY ''demountable wall system,;", lf any,!rnde fu.iures or moving expenses or on uccoun:of any supervisory fees,overhead. management li.-e3 or ulltcr paymcllls tu Tenant, to any p8l'b'er or affiliate ofTcnr.nt or to any third party excepting"Approved n inn Costs" (hereimibove defined) and payments to Tenant's contmctors. In tle c:wnt thai such cst of Tenant's Work, including the Approved Design Costs, is less than the Tenant Allowance, renaut shall t\ol be entitled to nny payment 01·credit nor shall there be any application of the same townrcl A tmunl l'ixcd Rent or Addition:] Rent owed by Tenant 1111dcr Ihi$ Leose. 3.4 Quality ar.d Perfot mane':of Work /\II construction .,..'Ork required or permitted by this l...ciiSC shall be douc in a good and workclaulikc m rocr and in complia :.ce with all applicable laws,ordinances, mlcs, regulations, smtutes, by-laws, co:n dcci:;iuns, w::d orders and requirementS of all public a uthorities ("wwsl Requirements") and alllmumnce Requitemenl8. All of'lcnanl's work shall be coordinated !;!,oith nny work being p(.:J'lunucd by or iur Landlonl and in uch mn nner as to maintain h"rrnonious labor reladons. Each pruty mny ins1}ect tho work of the other at reasonable times nnd simi I promptly give notice of ob erved defects. Each pariy authorizes the ollt(.:J' to rely in connection with design and construction upon appruvul and oth.:r actionon the party's hehalfby tny Conlltl'llction Representati ve of thparty named in Section 1.1 or atlY person hcrealler dll$ignated in 5\tbstitution or addition by notice ro the party n:J:ing.Tenant acknowledges that Tenant is acting for its O"-D bo:nelit uml atXOunt and that Tenn'.lt will not be Cling 1:1S Lllndlord's agent in performing nnyTerumt Work, accordingly, nu contractor, subcontractor or supplier shall haven rictn lo lien Landlord's interest i.nlhe Property in conneC1ion with 11ny work. ..

AKI'ICI.K IV I .ondlord' s Covenan ts; lnlvrru p!ion<llld Delays 4. I Landlord Covc,;nams Landlord coveruu1ts and agrees to the loUowing during the Term: 4.1.1 S J'ViceP11mished bv l.andlord To furnish services, uti lities, facilities and supplie,; set forlh in Exhibit C e.qual to those ctlslomtl!'ily pwvided l>y landlords in high quality buildi ng,s 111 U1c l;loston Wt Suburban Market subject ro oscu lation reimbursement in tcconhmcc wi 1 Se<:tion u;. Additional Scrvjces Available lo Tenant 4.1.2 To fumish,nt Tcnnnt's expense,reaso011ble additioocl l3uilding openmon services which an: usual and custommy in similar office buildings in the Boston Wes! Suburbnn Mnrkct upon reasonable advance request of Tenant ot rcn onnblc and equitable r11lcs from time lo time e t/\hli hed hy Landlord. Tcnunt agrees to pay to Landlord. uAdditional Rent, allhrals described above in thi s Section, the chur :s of L 111dlord providing any such ttddili.onal R uilding servics r(IUtsled by Tenant ond fo1·tl1e cost of any addilions, ulternlions, improvements or o1hc1·work perfonned by Landlord in!he Premise.nt the e:<press, written request of Tenant v.-ilhin thirty (30) days after being billed therefor. Roof. Exterior \Vnll, l'loor Slah and Common facilitv Reoairs 4.l.J Ex : plfor (a) nonnal and rea.qonahle wear and usc and (b) tlumage caused by iire and casualty and by eminent domain, and except as otherwise pro\i:.ded in Article Vl and subjctto the escalation provisions of Section 2.6, (l) to make such repnirs to the roof, exterim· walls, lloor slabs and common areas and focililies os may b : necessary lo keep them i u serviceable condition and (ii) to maintain !he Building (exclusive of Tenant's responsibililit:S under this Lease) in a first clross manner eompr.mblc to the maintenance of similar prope ies in the .Boston We;st Suburban Mmkel. 4.2 Jnterruptipns and De)avs in Ser'vices and Rep!!irs, \lie (A) Lndlord shall 1101 b(liable to Temmtlor any compensati<Jn or redt1C1ion of rent by reason of inwllvenience or aru1oyance or for loss of business arising from the necessity of Landlord or its ogenls culcriug the l'l'cmiscs lor any of the purposes in this I .case outhnri7.ed, or for rcpniringthc Prniises or uoy portion of tlte Buildi ng huwevur the necessity may occur. In case Landlord is prevented or delayed from making an}' rept irs, altcratioru or im?mvemc•us,or furnishing any services or performing any nther CO\'Cnant ...,... -

or duty tu be performed on Landlord's part, by reason of a:-y cause reaoonably beyond I .nndlord's ccn.trol, i11cludh1g wirnout limitalion the CJluseset forth in Section 3.2 hcr.:of as bing reasonably beyond Landlord's conti'Q I , l nl•dlonl slwll not b<; 1 iablc to Tenant therefor. nor,CKCcpt ns cxpre ly otherwise provtded in Article V I, shall l'enont he entitled to any abatement or reduction ot'rent by rc<tso n thurco(, or right to termiJ; alC this Lcn. e, nor shall the snmc give rise to a claim in Tenant's favor that such failure cotitutes actual or constntctive, loin!or pmtinl,cviclion from the Prcmi \OS. L<tndlonl reserves the right lo stop any service or utility system, when necessary by reason of tccident or emergency, o1· untilncccss!try n.:pairs h<tve been completed; provided, bowever, U1at in t:ch in tance of stoppage, Lnndlord hall exercise rcnsou.ablc diligcnct> to eliminate tbe cuso thereof. except in c>)Sof' mergency rep irs, L.1ndlord will give 'l'enallt reasomtblc llclvan ;e notice of any contemplated stoppage and will tconble o.:llorts lo llvoid unnecessary inconvenience to 'I 'on nt by rc<tSOn thereof. (B) Notwithstanding the foregou1g. upon the occurrence of an.y cvnt or circumstance resulting from orcatt><xl by (x) lillY failure of Landlord to provide electrical,hcJI.Iing, vculil ting,llir cum.lit:oning,or all elevn!or service to the Premises or uce()SS to the: Premises tbat prevents'l'enaut from u sing tho; l'remiss or any portion theTeof or (y) any alterations, replacements, or in1provcmentmode by Landlord to other tcnunt premises witl1in the Building (any sucb event or circumStQJlce described in clauses (x) or (y) above being hcrcinal\e::r rderred to as an "Ab>:tement' Event"), Tcmmt hull ivc landlord notice ("Abaremenl Nnllce'1of a ny such Abatement 13venl and iJsuch t\ba1emcnt Hvcnt continues beyond the E ligibility Period (as hereinafter dcfincdj, lhcn thAnnual Fixed Remshall be nhat<:d entirely or reduc<:d,as tho cnse m:y be,after the expirntion of1hc Bli(!jbility l'c:rio<.l fur such lime that l'ennni continues both to be so provented from using, and does not use. the Premises or a portion t hereof, in the proportion thn1 the rentoble orca of the portion of the Premises that TeDWlt is prevented from using, and does DOt use, bears to \he totnl Remnhlc rf o(H Arcoi'wc I'Nrnises. The::1erm "Eligibility Period" hnll meun (i) in connlll:tion wilh failure by Landlord to JlrOvicie requi red services or t ct:<>s to the. Premisedue to an event or ci rcumstance within Landlord's re11sonablc control or in connection ..,.ith any Iterations, replacements.or in1p,rovements mode. by Landlord to other ltlnanl premises within the 'Fluilding, u period of five (S) consecutive business days after Landlord's receipt ot'tny Abat mt:r.t N'olice(s)and (ii) in connection withn failure by f .andlord to provide required service.q nr lll:Ces.'10 the Pren:ise.s due to nn event or circumstance not within Landlord're-dSOnuble control, a period of founeen (14) 811)' Abatcrrumt Nolice(s). oonS!lt ulht: busindays aftr l .andlord's rccci!)l of 4.3 !.aJJdlord!' ndpmnjty (a) Jnd<;;nmi ly. Subject In the li mitationin St.:clion 8.4 and in Section 5.7. I and Section 5.8 of this l .easc, and to tho extent not resulting from any act, omision, fau lt, negligence or misconduct of Tenant or iis contractors, licensees, ir1vitccs,agent.servants or employees,l .nndlorct agrccs lo indemnify anti save hannless Tenant from ond ngaiuSI any clflim by a third pJrty arisi:g from nny injury to no clcnlh of any person or dau1agc 10 or ,.

!lt:structlon of the property of any person other than 'J'enan!occurriu:in the Pl'l!rnises l'r in dlc Complex after the dntc that·pOS$CSsiun orthe l'remises is first delivered lo Tenant and urrtil t)lc "x pir11tiun or earlier termination of the Lease Tem1, to thcxl llt such injury results from the negl igence or willfu l mj8comluct of Landlord or Landl ord's employees, or from any ho'<1flch or !1 1\tult by l-andlord in the pcrfonnnnec or observnncc ot' its covenants ur obli!Jalions under this Lea e; provided, bowcwr, thul in no event shall the aforeso.id indeonily render Landlord rcspomible or :i ble for any loss or dnm: ge 10 tixtures, personal property or other property of'renan(, and l..andloru sball in no event be liable to Tenant for any lndau:l,coum:qucnlial or punitive damages. Tenant shall provide notice of nny such thircl pnrty claim to Landlooxl as . oon us pr11clicubh.:. Th1.: provisions of this Section shall not be appliQnble to the holder of any mortg.age now or herea.fteo·on the t>ropcrty,Lhc Cor:Jplex or the Building (whether or not such holdr shall be !I mortgugee in possession of or shall have cxcrdsd any rights under a conditional, collntcral or uthcr us.signmcut of ICIISC uncVc)r rents respecting tile Propct·ty, the Complex or the Building) unless and unti l such mongagcc shnll enter into 11ctual physical possession of the Complex in which case such mortgllgcc shal l be bound tmder this Se<:tiun 4.3 for e•1en;s covered by this Section 4.3 but oniy firol «<:tually occurring from and after the daiC such mortgage::enters into actual physical posses.•ion oft he Complex subje<:llu th:limitations set forth in SectiQn R.4. 5.7.1 nnd 5.8 of this l. iS.:. (b) Breach. In the event tbat Landlord brcaCblll:i :my of its indemnity obligations hereunrier or undct·nny Other contractual or <lmmon taw indemniry: (i) Lundlurd sh ll pay to the Tenunt Partialll!abilitie, l oss, cost, or expense (includi.,g reasonable attorney's fees} re<tSOmtbly inc\UTed by theTenant l)arties as a re<ult of said brltnch;1u1d (ii) thcTecanl Parties may deduct and oiT cl from any :tmotull.'i due to LMdtorcl unde this l.ea.e any nmoun1s owed by Landlord pursuant !.(! this section. (c) N!!limitation. The im!emnilicauon obligations lU\der this Section shall nat be limited in lilly way by any limitation oo the amount or lypc of dam ges,compensation or benefits payable by OJ' foo·Landlol'd under workers' compensation ncb,cli nhility henefit ocrs, or other employee benefit acts. LMrliO'!d waives auy irrmo unity Jrom or limitation on its indemnity or contcibut iou liability to the TcuamParties ba ed u pon such acts. {d) 'urvivnl. The tcrn1s of this section shall survive any termination or cxpimtion of Litis lease. (e) Cost. The foregoing indemr:ity and hold hnrmlcss agreement shall include indernnit)' for all rensonn.hlc costs, expe.nscs and liabilities (including, without limitation, nttom ys' ie :s and dibursements) incuned by the Tenan:Parties in collll.ection with any such clai:tn or any action or pmcccding brought thereon, and ihe defense thereof. In addition, ;n the event lhnlany <tct:on or proceeding shall he brought ngrtinsl one ur more Tcoanl Partie-s by reason of any such cluim, l .andtord, upon r uest from the Tenant Party, shaH resist alld delcud uch actiun or proceeding on behnlf of the Tenant Pa.rty by covnsel appointe!! by L.tmllord's insurer (i f such clnun is cov n:d by insumoce without cl reservation) ot·otherwise by counsel reasonably satisfactory to the Tenant l' nrty. 'I be Tenant Parties shllll not be bound by any compromi<e or scttlemcot of twy such duim, action or proceeding without the prior wrillcu wn cnt of sucb Tenllnt l'arties, which consent shall not bunreasonably withheld. Such consent shall not be r<Xruircd lor any compromise or scttlemc111 pursuant to which lite Tenant Parties are contpletely released from linbili ty. (() Ibe provisiot:s of t his Section 4.3 are subject to the limitations el forth in Section 8.4 b 'l'COf. 4.4 l.andlord's lnsucanC£ (a) Rcgu jl"'i<.l in,m nce. Landlord sball maintain ilt uranr.(:ag"illt los.or damage with rc pc.,t to the Building on nn "all risk" typ .> iMuran"e limn, with cu tomory exceptions, subject 1(1 Sttch commercially reasonable dedttctible.as Lnnd lord may d ermioe, io an amount equal to atleasl the ruplacemenl value of the Building. l.a.ndlord shall also maint uin such insurance with respect to any improvemcnlB, alh:ralions, and pcrrmmcot fixtures ofTenont located at the l>romiscs bU! Landlord shall not e obligated to insure Tenant'Properly or any demountable walls or partitions. Landlonl hall maintain a policy of commercial gencralliabilit)' in>wance, on an occurrence basis, iued on n form111 lcat as broad as Insurance Serviaes Office ("ISO") Commercial General Liability Coverage "occurrenc.e" tbnn CO 00 01 10 01 or another SO Comrnexial General Li abili ty "occum.:nce" form providing eqtti voJent covoragc. Such insurant-.: hall incl ude broad fom1contractual liability wverage, specifically covering but not limited to the indcliUlification obligations Ulldertaken by l.an lur\1 in th.is Lease. The miniruum li.mil$ of liability of such insuumcc sball be $5,000,000.00 per OCl:urreoce per locatian. Landlord hall maintaio worker's compem:ttion insurance or participation in a rnonopolisti.:slate workers'compensation fund. Thecost of such insurance shall be treated as a port ofOpcrnting Expenses. Such insurance shall be maintained with an insurance company sclcctoo by Landlord. Payment for losses thcrcuntl .>r shul l be made solely to Landlord. lJpnn Tenant's rcasouablt.request from time to time but not mo c frequently than OllCl! cuch Clllendar year, Lmdlord shal l provide Tenunl with cct1ificatcs evidencing the insurance coverage J:C<Iuin:d by tbis Lease. {b) Opliunul ins'Jrance. Landlord may maintainsuch additional insurance with re;,-pecllo the .Building, t be Site a:Jd the Complex, including, without lirn itation, earthquake iosuraoce, terrorism insurance, flnod iosunmcc, liability insurance, pollution liability insurance and!or rent iusurnn.c, as Llmdlord may in its rensonahle business judgment eJect, provided that sur<h additionalln1Jrnncc is customarily :arried by the owners of buildings similor ro the Buildings in the men·opolitan Boston oren. l .andlord rnny also mniutoiu t uh other insurance as mny from time to lime bt: required by any Mortgagee. The cost of all uch additionn l i nurmt :c shall alsopart of the Cl pen11ing Expenses. (c) [}lan!cct nnd elr-insurnrt<c' . Any oral!ofLandloni's hsl .ll'llncc lllliY be '"

provided by blanket cnvemge mainluiotoo by L!llllllonl or any affiliate of Landlord under its insurance procnun lor its portfolio of properties, or by n commcrcinlly reasonnl>le program of self-i rtSUI1tnCC maintained by .Bosron Properties Limill\d P<trlnel'Ship and/or Boston J>rnperties, Inc. (or by an)'successor landlord) through a captive insuroncc company a ulhorized and regulated by a sla te :owenmen!of one oi' the United States or by the govemmMt of the captive's domicilc,lUld in such event Opemti ng 1-:xpcn;;cs slmll :nclur.l ;: the portion of the reasonable cost of blanket iusunmc-..: lhlis cquitHbly ullooable to the Building. In addition, with re-pt:et to self-insurance: the cost of such self insurance included in Operating Expenes ho II not exceed the cosl that Landlord would have in.curred to purha:.c from an iruurancc company thinsunmce coverage provided by such el f insLlrance; (i) .., (u, tJ •e co t h) rep11ir any damage covered hy uch se!f-imumncc shall not be included in Operat:ng Expenses cxwpt for an amount equal to a commercially reasonable deductible under a third-pat1y policy;and the provisions of Section 5.8 hereof shall operate to release ienMt fmm liubilily f'Or any loss or damage covered by such seltinsurnnce i f and to the extent thl)t ,qnch self-insurance replaces insurance which Londlol'd would othurwic have been required to mnintain undct· this Lease butl'or .Landlord'deci ion to ell illllurc sud1 risk. (iii) (d) No obligation. Landlord shall not be obligated to insure, and shall no:ass:une any linbility of risk of loss for, Tenant's Properl)•, includiug atty such property ofterumt's subtenants or occupant.. Landlord will :tlso have no oblitalion to carry insumn!X' ngainst, nor (except liS sci forth in Section 4.2l]:l)) be resporu.ible for, any loss suffered by TeoanL subtenants or other noCUJlllnts due to iotcrru pt on of Tenant's or any subten011t's or occup<mt's business. 4.5 Hn7.ardous Material§ LandU!Td represents to Tenant that to the bzst of Llllld lord's actual knowledge (\S of the Date of this Lease, except as set forth in that certain "Report On Oil And H ll7.Jlrdou Material Site E aluation Update, 92-100 Hayden Avcnoo, lkxingtun, Ma.'l,'laChtiSilllS" by llaley & Aldridl-Inc., (l'ile No. II17-{)40 d llld Sept<!mber, 1996) and thnt ccnnin "Asbestos Smvcy Report, 92-100 Hayden Avenue, Lexington, Mas ochuctts" prepared for Boston Properties, Inc. hy Co..,;no Envil'unmcnml Associates,Inc., dated May 20, 1997 (Covino Project Nu. 97-00226) (copies of which have heeu prcvlo\tsl y provided tv Tcllltnt), then:"rc no llll?.ardou.:Materia ls (ns thnt term is dclincd in Section S.J hel ow, which term, for the purposehereof;shall ulso include mold) i11 the Buildi njl oo·on, at, bencalh, or migrating from the Site which ore reqnired to be investigated, removed, or otherwise al>nted tn uccorda•tcc with applic<tblllazardollS ·Materials Law. Subject to the limitalions ul Section 8.4 hereof, Landlord hnll remove or a baten!IJUirlld by applicnl>le Ha7..n.rdous Materials L ws I lamrdous Materials on, at, beneath, or migrating ti-orn the Site or in the Bui lding, provided thot the foregoing rcmovHI amVor llb tcmenl requirements shnll not apply to Htll\aruous Matcri<tls (including mold) which fim hecome present in thu Building or on the Site aftr the Commencen1ent Dote (x) bccuusc of lh<' use, actio1t or (where action is r::quiJcd hcrcumlr or under Hazardous Materials Laws) in tction of any tenant or occupant in the Site, including Tenant, many employee,agent or contractor of Tenant or (y) becauseof nny usc, nltcrntions or othr coMlruction by or for Tennnt or any OCCUj.\'1111 (other than any Landlord Party) of the Buildint being herem collectively called the ''Rxelusi011S"). Subjccttu the limitations of Section 8.4 hereof,Lnndlmd ngn::es lu d<>lend, indemnlfy, and save Tenant hnrmiCS8 ft'OJJl liabiUty, lu IUld damage to persons ol' property and fJ·om any clai111s (ua luding, without limitation, bodily injUJ)', propc.r:ty damage, and environmental clean Ul> claimand notices of responsibility), p,ctions, proceedings a:lCI eXJICMCS in cormectiun thcr with l'esulting from (I) the inoccurocy of Loodlord's rcpr=ntalion in the first sentence of this Section 4.5; (2} rhc presence of ll11zardous :V[atcrinls on, nt, beneath, o r miiJrating from the Site or in the Building, e>ecept to tl"te elCtem pres nt as a result of theaction of Tenant, or an)' employee, ag;;nl or contractor of Tenant;or (3) the failure.of Landlord to luUill its obligations under the ond sentence of UtiSection 4.5;provided, however, tbU. in no event shall the forqving indemnity (i) rover or in any way include the &elusions antl (ri) tender Landlord liable for any loss or dxm gto Tenant's Property and Landlord shall in uo ev"ut be lia bll;l lor indirect, conse..1uentinl or puniti.ve damages. This indemnity and hold harmless agreement shoJI survive tl1c expiration or earlier te1minn.tion of tl1is l.ensc. 4.6 Compliance with Ljlw To compl y " lh nil npplie>oblc Legal Requirements :tow or hereafter in force thnl iutpo:;e a dtlty on landlord with respect to the common ar<mq of the Complex. 4.7 furui1urc Homoy11l Within twenty (20) days following execution of this Lease by both Tenant and I.ancllord, Landlord shallt,sitvle expense, remove all furniture correutly located in the I'remises other than the liKtures nnd equipment listed ou 6xhibitl1 attached hereto (the "Renminiog Equipment").Tenant shall have the dghl to use the Remaining E•ltli prmmtth!oughoullhe Term and, at the expinltion of the Te:m,shall return theRemaining Equipment w l.andlord in good condition, reasonable wear and tear excepted. 4.8 Cafeteriu Operation• Rerett:noo is m1•doto the ftct area (the "Cafeteria Space") nucl cafeteria C(J uipmcnt During the term ofthis I.E'.ase, Tenant shall havthe right, at its sole cost and expense,to operate a caliltllria in the Cafeteria Space for the conduct of a !bod service ti1r Tenant's employei:s and btLqiness invitees but >lOt for : lie &cnC! ll public provided, however, that Tenant slmlt first obtain and shall keep in f\111 force and effect such special J>i.!nnits.approvl!!s, lkcncs and o:her approvals as shnll be oequired by apulicable llw;, by-laws, order!, rules und regulations. ,.

In conn ction with the operation of such cafeteria, Tenant may enter into 11 tood service contract witl1 n. cnfctcrin opcwt.or or other lood service pro\'ider. Landlord shall have no liability undelrll:h contract but shall have a right to review and a pprove such contrnct. Landlord shall have no responsibility for maintcruml'tl, repair or replftcement of the cn tctcria equipment. ARTICLEV Tcnans Covenants Tenant covenants twlngrces to the following during the Term and such furthe1·time a:> Tenant occupies any pru1of the PremistlS: 5.1 Pnvmcnts To pay when due all fixed rent and Additiorutl Rent and 111 charges for utilcy services rendered to the !'remises (except as o:berwise 1:rovided in Exhibit C) aud,as further Additional Rent, all charges for additional $Crviccs rcndertxi pursuant to Section 4.1 .2. 5.2 Repair and Yield lJp Except a1othcrwi () pruvidcd iu Article VI and Section 4.1.3 to keep the Premises in good ord:r, repair and condition, and all gllil!O in windows (except glass in exterior walis unless the dlUllage thereto is attributable to Tenant's negligence or misuse) ond doors of the Premises whole and in good condition with &]!ISS of theame type ami quality as that injured or broken, in each C!lSC reasonable wear and lear, drunage by fire or other cosuahy or taking under the power of eminent domain and damage resulting from the negligence of any of the Llllldlurd Parties, their agents, ccml!actors or employeoer. from the fai l ure vfLandlord to perform its obligations under this Lease only excepte<l, anl.l at the er.piwtion or termination of this Lease peaceAbly to yield up the Premises includi ng nil tonstruction, work,imp!'Ovements, and all ul lel'ntio.annd additions th rcto in good order, repair and condition, reasonable wcllr !llld Leur only excepted, first removing all furuitmc, fixtures, cq11ipmcnt, goods nd effects ofTennnt ond, to tbe extent specified by Lflndlord by notice to Tenant given at least thirty (30) days before such ex')liration or termination, the wiring lbrTCIUint'$ computer, telephone <!lld other communication)'litem. AJlrl equipment whether located in the Prcmib'C$ or in any other portion of the11uilding, including all risM ao\1 ull a!l ;rati excluding all cabling and wiring exiing in the P'""'isc;c aol'th<Me of tbis Lease) and all partitions,and repairing any damage caused by such removal artd restoring the Premises and leaving them ciean and neat. Tenant slta llnot Jl"frllil uronnnil any waste, and Tenant shall be responsible tor the cost or J'l.;f)"irs wh.icb m11y be made necessary hy reason ofdHrna;c ::&used by Tenant,Tenant's agentq, contractors,employees, ;ubless es, l icensees, eoncc;;siomurus or iuvitco:.s.

5.3 Use To use and occupy the Premises for no other I>UlllOSC other than lhc Permitted Usc, and not to injure or dtlilw the Premises, Duilding, lhe 1\ddilional Building, the Silc or i<!ty other part ol'lhc Si te nor to pennit in the Premises or on the Site ;wy uuutiunalto, vending machine (mhcr than those used excliuvcl)' by Tenant's personnel), or inllammable Ouir.is or cltemicals (except as set forth in tr.e ll!s1 grammatiClll pitrngrnph of this Se(tion 5.3), or nuisance,or the emission from the Premises of any objectionable noise or odor, nor to penni! in the Premises onything which wmdd in any WHY n; uh iu the leakage of fluid or the growtb of mnlrl, find not to use or devote the !'remises or any part thereof for any purpose other tmm the Permitted Uses, nor any use rhercol' wblcb is incor.sistent with tl1e mnintena.noc of the Building . <Ill office building of tbe first class in the quality of its maintenance, usc11nd occupt<ncy, or which is likely to disturb t<ht llid enjoyment of other occup;mts of the H11i ldins or the Additional Building, contra.ry to law or ordinance or liabl: Building or ics contenotr linhle1o render necessary any alteration or addition to the Building. Fu11hcr, (i) Tcnam shall not, nor shall Tenant pennit il• employees, invitees, agents, independent COU!r.lctors, contmctn11>, R11Sigmx."" or subtenants10, keep, mnintaln, store or dispose of(into tl tecwage or waste disposHI system or otherwise) or cugage in any 11ctivity which might produce or gencmt;;11sbcstos, pctroi.:Lun (ami any breakdown product tbereoj), lead conl'ai)ling puini. PCBs, andny other substance which is or mny hereafter be classified as a hazardo11S ma:erial , l'mte o,·substance (collectively "Ha2ardouMaterio l'"), under federal,state or locnllaws, rules and regulations, including, without limitation, 42 U.S.C. Se(tion 6901 ct sc•:t-. 42 U.S.C. Section 9601 et seq.,42 u.s c.s tion 2601 et seq., 49 u.s.c. Soctiun 1802 et seq.ond Mil".-'l.1Chusetts Oeneral .Laws.Chapter 21Eand the r.lles and regulations pmmulcared undor tmy of the foregoing, as such Jaws, rules and n:gulations may he amended from time to time (collectively "HIIZIU'dous Materials Laws"), (ii) Teno:1t shall promptly af\r b 'COming aware of same notify Landlord of any incident iu, 011 or about the Premises, the Duilding or the Site that would require '.be filing of a notice under any Ha1.ardous Mntcrials Laws, (iii) Tenant shall comply and shnU cause its employe<.:s, iuyitees, agetlts, independent contractors, cont•·oc rs, IISSignces and subten>mts to comply with ench of the tbrcgoing ami {iv) Ll•nd!ord shall have the right to mnc such inspections (including testing) as Landlord shall elect fmm time to time to detem1ine that Tenant is complying wirh the fon:going. !\otwitlmanding Ihe foregoing, Tenant mny liSe nom1al nmounts HJJ<.ltypc:! of substances typically used for office uses, provided that Tenant uses such substances in the 1nanncr wlrich they ate nurrnJJy used for office uses, nnd in compl'iance witiHl a ro.lo\1 latcrials Laws 1md o thr uppl koble lows, ordirt< nccs, bylaw, rules (IOd reBulations, nnd Tenant obtains ond compl ies with all permits rcq11ired by I lazardous MateriaLlnws or any o1her laws, onlinances, bylaws, mles or regulntions pl'ior to the usc or presence of any such su bs!anccs in the !>remises. .

5.4 Obsu:uctious: llems Yisibl. F(Q!!l Exterior; Rules and Regula!ions. )lot to obstruct in any mnncr a u.y [Jorliun of the Building not hereby leasd or any po1tionthuroo1"or of the Additioilal Buildin£ or of ihe Site u;;ecl oy Ttlllllll in common with others; not withoul pl'ior consent of Ltmdlotd to pemlh the painting or placing of ony signs,cmtni.ns, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all nable Rules and Regulations now or hereafter made by Landlord,of which Tenant bas been given notice, for !he care and use oft!Je Building and Site and d1cic fucilitics and approaches; Landlord shall not be liable to Tenant for lhe failure of other occupants of the Duilding:In cor.fo1·m to such Rules and Regulations. S .S Sofctv A}11)lim To keep the Premi.scs equi pped with all silli:ly pplians required by any public aulhorily because of (i) ny usc made by Tenant other than normal office usc, (ii) Tcnanl ' s particulllf ronfigurntion of fumiture within the Premise$, (iii) any alteration.additions or improvemenlq mode by or on behalf ofTenant in the 'Premises,or (lv) nny $\lblcuin@ of any portion of the Premises,and to procure allliccrues and p::rmits so required becouse of any nf tlu:foNgoing hems described in clnuses (1), (ii), (iii), or (iv) abow, it being umlr;;toou lhat ll1e foregni nc provisionM shull not be construed to broade11 i11nny way Tenant's Permi tteii Usc. Landlord agrees to provide ony other snfety nppllunccos required by law (i.e., except to the extent the sume Hre required by reason of clauses (i), (i i), (ii i), o•·(i v) above), the cost ofwhicil shall be i ncluded in U.ndlonl'N Oper<1ting Expt:n t.:S lu the extent provided in 1;cclion2.6 above. 5.6 Ass!l!lunem: Subtcw Exce;>t as otherwie expressly provided herein, Tcnlll'lt covenants and nrees that il shHII 110t llS. igu, mortg<ogc, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's illlerest in this Uase o.r \lhlet (wl1ich term, wi thout limitation, shall i nclude g(anling of co.nessions, licenses or the Likeh)e whole or nny port of the Premises. Any assignment, mortgage, pledghypothecation, transfer or su blvtting 110t expressly perm itted herein or consented tr> by .lmdlord u nder Sections 5.6.1 -5.6.5 shnll be void, ab i niliu; shuII be of no Ioree and effect; and shall confer rnisi.Jts uu ur ir• l'avor of lhird parties. In addition, land:ord shall be entit led lu wk specific performance of or othr cquti tblc respect to the provisions hereof. 5.6.1 Nulwilhstanding rhe foregoing provisions or Sl>etion 5.6 abow und the provisions ofSec·tions 5.6.2, 5.6..nnd 5.6.4 below, buut bjectlo the provi ion.q ofScction 5.6.5, below Teupnt shall huw the right without LnndlMd's cooseot to as$ign IhiLease or to sul>lt the Premlsus (in whole 01·in pali) (i) to any emily comroltlng, controlled hy,or under comrnou oul rul wilh Tena11t (any such entity 1-eferrcd 10 iu this item (i), a "Tenant Afiiliatt:"), (ii) or 10 uny en tity into which Tcunut rn!ty bt: convertl:d or with which it may merge. or (iii) to MY enhly that ar.xJuires substantiall)' all of the stock of Tcooul or·the assets uf Tt"nalll. prcvided that the entity (other than a Tcuant Affi liate) to \lihich this

Lease iso assigned or which so sublets titPrcnai cs ando!r any gu!U'llntor oisuch emity has n credit worthiness (e.g., assets 011 a pro fotmn bn iusing generally ucccpted accounting principles consi stently applied ond usiug the most rcccntlim1Uclistet ments) which is the same ot·llett<:r tlum theTnant as of the date of tbls Lease. rot·1 he ptu·poscs of the prt:ccding sentence, "control"shall mean ownership, direct or indirect, of rhc majority of tho voting equity interests in any such entity. Any of the transfers described in th.is Section 5.6.1 is referred to herein as o "Permitted Transfer". 5.6.1.1 Kotv.i thstamling the provisions of Section 5.6 above bu1 -ubjoct to the provi iuns uf this Section 5.6.1.t and the provisiotlS of Section5.6.3, 5.6.4 and 5.6.5, Tenant mny sublcnsc up to and including one (I) specific full noor of the Building (ltS distinguished fi·om floor area on a number of floors IOlaling the square footogc of nny given !loor) provided that in each ins1ance l'enant, nt its sole cost nnd c.<pcnsc, h8ll constructmch demiing wnlls nnd secondary or additional means of ingres.and egress t\S hall be required by applicable Legal Requiremcms and provided, further, that in each instance Tenant first obtaim tbe expre:;s prior written consent of Llllldlord, which consent shall not be unrea..wnobly withheld, conditioned or delayed. Landlord sl1nllnot bo dc.:mcd to be unreasonably withhol<Eng itcon.'!Cnt to such " proposed subleasing If: (a) tl1c proposed subtenant is (i) a tenuut or sttblenalll in the Additional nui ldinc nnd Landlord then hasvailohle for tense space in t he Additional Rui l1lin!l comparable in sir.e tn Ihe s1mcc prop.oscd to be subleased to such su btenant or (iii) not of a chHmcter consistent t ,ith t ho operation of a first clasoffice and development building (by wa:y orexample, Land lord shall not be deemed to be unreasonably wilhbolding its consent to 11 subleasing to111.1y governmental or quasi-gn\•enunentnl agency that n: ulurly deals with tho public at large in:.-uch agency's offices. ,e.g. the Socinl Securily Atlmi.nistrntion or Registry of Motor Vcldclcs), or (b) the proposed subtenant is not of gnod chnrncter and I'CJltllulion, or (c) the tJ ru puscd subtenant does not possess adequate linartciup;tbility to p rfom1 thobligatioonf the subtcntuu ttn<.lc:r thsubleasea.nnd when due or required, or l.be subtenant proposes to use thl'remises (or pan thereof) for a purpose other than tbc purposes for which tl1e Premises mny be used satated in Section 1.1 hereof, or (d) the character of the busineM w b" conducted or Ihe proposed ttsc of t he premichy the proposed subtcnllllt shall (i) be rcastmnbl y li kel y to ma:erlnlly increase Landlord's Operating Expcnsbuyon<.lthat which (c) Landlord ir.curs for11se by Tenant unless Tenant pays the an1ount nf uch lnciCliSC that is not OlOCf\\ise passed tbrougb io TciUillt as p.trl or

Landlord's Oprating Expenses (provided that this clause (i) shaH not apply unless and until the Building becomes a multi tenant building, i.e.; there is at least one (1) other teuam in the Building 1mder a direct lease wiib Landlord}; (ii) be reasonably likdy to materiaiJy incre &<: lh; on elevators tlr othGr Building systemor e<1uipmcnt over the burden prior to such proposed Sttbletting; or (iii) violate or he reasonably li kely to violate any provisions or rcstdctions contained h r ;;inrelating to the use or occupancy of the Premises, or (f) there shall then be existing ltll Event of !Xfault (defmed in seetim17.I), or [inte!\tionally omi!<ed.] (g) (h) nny prut of the rent payable under thproposed sublease shall be calculated based in whole or in pnrt o;, !he inco me or profils derived 1\·otn the f'remises or if proposcd sublease shall potentially have any adverse efrect on the real estnte investment tnLt quali ficatioH rt:4Uircmcn!s applicnble to landlord lllld itsllili< tcs. 5.6.2 Except as permitted under Section5.6.1 above, but subject to the provisions ofihis Section 5.6.2 and the. provisions of Sections 5.6), 5.6.4 and 5.6.5 below, Tenant covenants and agre·neor to assign this Lea.e or to sublet more t.l)au one ( I ) specific and complete ftoor in the Building (whkh sh<ill be tk:cmd to include,\\ thout J imitation, any proJ)osed subleasing which together with prior subleasings would result ill an a-rca equal to or greater than one (I) speci fic mtd complete llour in the 13uiJding being the subject of one or more subleasc.s) wil)om,. in each itnance, having first obtained the prior written couseut oi"LaiKilurd, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that in IJJe case of any suhu bl.,ase so consented to by l,nndlor<l, Tenant, at its sole cost and expense shall construct suc.h denusing walls ru1d sec-ondary or additional means of i ngress and egress as shall be required by applicable Legal Ret trirements. Landlord shall not be deemed to be unreasonably widlholding citonsent to sttch a proposed assigiUJlcnl or subleasing if: (a) the proposed a.qsignee or subtenant i(i) a tenant or subtenant elsewhere on t he Site and Landlord then has available for lease sp e in the Additional Auilding com parable. in si4' to lhc space proposeu to be suhlcaocd to St1cb subtenant, (ii) in active negotiation with Landlord fo1· premises in the Additional Building or (iii) not of a characrtconsistent with the open1ti.on of a first class devt,lopment (by way of example, Lnmllorll sl1111l not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any govc.rruneotal or quasi-governmental agcnC)' t.i1at regularly deals witli the public at large in such agency's ofiices, e..g.!he SocioJ Secul"ity A<huiuis(raliou 01 Kcgi.stcy oi'Motor

Vehicles), or (b) tbc proposed nssigncc oo·su btcnam. is not of good character and ·reputation, or (c) th( proposed assignee or suhtenam does not possess adequate fiomncial capability to perfimn ll1e obligatiounflhc Tenant under this Lease (in the case of an <tssigrunent) or of the subtenant under the sublea.•e (i n ihe ca.c of a sublease) as aod whcu due ot rc.quircd, theassignee or subtenant proposes to usc the Prcmics (or pari thcrcoO for a purpose olher than the purpose for which thel'remi es may be used as stated in Secrion I .1 hereof, or (d) ( :) the character of the business to be cond ucted or the proposed usc o!'thc Premises by illc propocd subtenant or as&ignee shall (i) be reasonably likely to materially increase Landlord's Operating Expenws b"yund Lhal which I .an.dlord incurs for \ISC by Tenanl unless Tenanl pays the amount of such inc.rease that is not othen..,.ise passed through to Tenant as port of Landlord's Operatiug Expenses (provided thal this clause (i) shall not apply unle.'jg and until the nuilding becomes a multi ·tenant building, i.e,, there is at lenst one (1) other tenant in the Building under a·direcl lease with Landlord); (ii) be reasonably likely to materially increase the burden on elevatoror other Bui lding systems or e<J uiprn nt 11ver the burden prior to such proposed subletting or assignment; or (iii) violate· or be reasonuly likely to violate any provisions or restrictions (;(Jiltaincd herein relating !D the usc or occupancy of the Premises, or therehHlllhen be exiting an Event of Default (defined in Section 7.I ),or (J) (g) [intentiona lly omincd.] (h) any p>.u.1. of thrent pay1.1ble under the proposed assigrunent or sublease hall be batictl in whole or in port nn the inoome or profits derived !rom the Premises or if any po·ojlosed assigru11cnl or suble1.1se sh?.ll potentially bave any adverse. effect on the real estate investment tm•t qual i fication requu·ements npl>l icall.lc. to Landlord IKI its afliliates, or {i) f inlentionally omi!ted.] [intentionally omitted.] (j) (k) in the case of a proposed assigr.ment (other than a Permitted Transfer), Landlord elects, at its option, hy noticc.givco \ within t wenty (10) days after o·cccipt of Tcnnut's notice given pursuant to Section 5.6.3 be!ow, to tcrmilllltc this Lease as of the proposed effective date ofiJte proposed assignment, provided, however, that u pon $ltch termination, all of I ,ondlo1·d's ond Tenant's obligati(lllS relating to the period uf1e1·such termination date (but nollhose I'Ciotinc to the period before such tenninntiou date) shall cea11e. Notwithstanding the foregoi ng provisions of lbis Sl!<:tion 5.6.2(k), ifLnndlord nn t ilics ferutnt of Landlord's election to terminate this Lease, Tenant sh IJ have the right; by notiu to I onrllord iv .w:nithin ten (10) days a!\ rr eipt by Tenant of landlord's notice of tennination, to withdraw Tcmmt's request to assign this Lease in which event Landlord's ele.ction to tenmnntehclJ be rcndcred null and void; or (lj in the cnsc of a proposed subleasing Jar a term substantially equal to the then-unexpired Term hereowl hich together with plior sublensi.ngs would result in an area greater \hun one ( I ) specific full tloM of the .l:luilding being the subject of one or more sublensc> (other than a subleasing pursuant to Scclion 5.6.1).Landlord elects, at its option, by no1icc given within twenty (20) days after receipt ofT<:nant's notice given pursllllnlto Section 5.6 3 below, to tenninatehis lease as to such ponious oftl e Premises then proposed to be sublet (but not as to lUIY prior subleasings) which would, if made, re ult in an area grea1cr than one (1)pcci fie tilll Jluor of the Building being sublet (herein called the "Terminated Portion of the Premises") ns of'u 1Mc which shull be not earlier thnn forty (40) dnys nor later than ninety (90) days ufter Londlord's not1cc to Tcnnt; provided, however that upon the tcnn.inntion date as set forth in T.andlord's notice, aH of Landlord's and Tenant'obligations as to tbt: T.mninated Portion of lhe Premises relatiuc to thperiod after such termination date (but not those relating to the period heforesuch tennination d tt) shall cease and, promptly upon being billed therefor !>y Landlord 1enant shall mokc una!payment of all Annual Fixed Rent and Additional Rent due l.i:om Tenant through uch t.cnn!n11tion date; provided, further,thnr this Lease shollrcma in in fllll force 1111d effect as to such remoh•dcr ol'tho Promises, except that from and niter the terminntion date tho Rentable Floor Alo' .J:athe Prcmi \J$ shall be reduced to the rentable floor area of the ''"naindcr of the Premises and the definition or Rt:ntable Floor /\rea of :he Premis shall be so tuncndcd and a:fter such tennination all references in IbiS lease to the "Premises' or the "Rentablefloor Are<! of the Premises"shall be deemed to be references to the relllllinder nflhc l'rcm iscs and, accordingly, Tenont's pnyments for Annual Fixed Rent, operuting costs, real estnte taxes nnd electricity shall be t·educed 011 a pro rutu hnsis tor :>ilecr the iof the remainder of rhe Prern iscs,an'd provided further that Landlon1 sholl, at 'I viHtnt's sole but reiiSonable costund cxpen e.sepmately dcrnis<lht Terminated P01tlon of the Premises. Notwithstanding the foregoinprovisions of this Scctiurl5.6.2(1), if Lund lord notifies l'enant of Ulrtdlord'election to temimtlc this l..ense as to the Tcnnintcd Portion of the Prmises,Tenal)l sl.raU htwc tlrc right, by notice oftandlord given witlun ten (1 0) days after l'(;OCipt by Tenant of T.11ndlcuxl's notice of termination, to withdraw Tenant's request to sublease the Ptvmi cs in which event l Jmcllord'election to tel minn1oh.llll be rendered null and vo.id; or 5.6.3 Tenant sh ll give l.andlord notice of any proposed >ubicase or assignment (which notice, with n:sp :etto any assignment occurring by reason.of any merger or acquisitio:t of Tenant nr its asselll Jllli'8Uant to See!ion 5.6.1 above, may be given as of tile dntc of >uch assignment), and said notice sh311 S?eCify the jii'OVisioDS of tlu: propo;;d assi nment or suhlettina, including (a) tile name and address of the proposed ns icnee orubtenimt, (b) in the case of a proposed suble11ing pursuam to Scctloo 5.6.1 .1 or a proposed assignm nt or sublettin[l pmsuaot to St ction 5.6.2, os the case may be, such iniormatiun as to the proposed assigneem' · proposed suutcuaut'm;t wonh und finnncinl capability and standing as may rea onably be required for L mdlort1to IYl Nkc the dclcrrni.nation referred lOin Section 5.6.1.1 or S.6.2 above (provided, however, that l.andlord shall hold such infom1ation confidential \'ing the right to release saone to its officets, ae<:ountanls, nttomc}'-s and mortgage lender.; on a confidential bLsis), (c) the busintl>'S terms and provisions upon which the proposod a>sigrunent or S11bletting is to be mndc, (d) i.n the case of u proJ.>OSCd subletting pursuant to Section 5.6.1.1 or a proposed assignment or subletting pu1'Stlanl !o Section 5.6.2, as the case may be, nil other iuformalion reasonably nec ssury to make the dele1·m inotion referred to in 5.6.1.1 or Sectiou5.6.2 above nnd (c) i.J1 the case of u proposed assignment or sul>letting pu rsuant to Section 5.6.1 above, such infoanulion nq may be reasonably required by Landlord to dctcnnim:that such proposed &sigrunent or sublettin1.1 complios with th;;1\.'(juircrncnts of said Sectioll 5.6.1; provided, how vcr, that in thecase of :1merger or acquisition,if l'('.quin:d by law or 'oy the tenns of any confidentiality agrocment to which Tenant is a pa 1y. such inforrnHtion may be provined f1lrthwilh nftcr the effective date uf such ussignmeut. Within ten (I0) business days tblluwiu!l Laur.llonl's receipt of Tenantn'otice given ntim:..•id (including notice given by Teoont pursuo.nt to the l!nmcd(i y preceding l>rovision), Landlord shall make ilnd submit to Tenant Lnndlord's determination ns arorc,;aid or advise Te.nnnt in reosonable detail of tho particular resp<:ctin wbich Tenant's notice and/or su bmission is iosullicient (fuilinwhich, such notice and l!Uhmission shall bo deemed adequate) in which case Tenant shHll re-submit such notice with all required information and thereupon the len (I0) busines.,dny period shall ag;Un be applicllble. lfLaudlord shall consem r.o the p1'0pVsl;;(lssignment or subletting, as the case may bc, then, in sutb event, Tenant mny therent'ter suhleasc or IISign pun;uanl to TeniUIL'S notice, as given hereund :r; su.blea.e .•hnlluot be executed llnd delivered to Landlord \\<'ithin one hund red twenty (i20) days after the date of Landlord's conseut, tl•l: cvn:;cnt sh11ll b deemed null and void au;J the provil>iuns of Section 5.6.1.1 or Section 5.6.2.as the case may bc, slmll be applicable. . "I

5.6.4 fn addition, in the cnJ;e of any assigJUncnt vr subi<Jasing as to which l..andlord may consent (olhtlr thnn ssignm nt or·subletting permitted under Section 5.6.1 hereof) suoh conselll sholl be upon ! he ex press and liuther CQndition, co venant and og.recw<:nt, <Ultl Tenant btll'tby covenants and agrees thot, in nddlliou to the AluJual Fixed Rem, Additional Rent nnd ollrcr charges to be paid plll'l>UUnt to ibis Lease. fifty percent (50%) of the ''A.ssignmentiSublease Profits• (hereinafter defined), if any, shall be paid to Landlord. 'lhc "l\ssignmc,nt/Sublease Profits" sbaiJ be the C'CcCSS, ifany, of(a} the "Assignment/Sublease Ket Kcvcnues• as hcrcinai\cr tlcJind over (b) tl1e Annual Hxcd Rent and Additiunal R 11t and other charges provided in tl1is I,Cilsc (provided, however, that for rhc (lUlllose nf calclating the Assignment/Sublease l>ml'it.q I n the case ol'a subl c, appropriate propor:ioin• the applicable Annual Fixed Rent, Additional Rent and other chnrgcs under lhLi ease shall he made hMcd nn the ptwccntago of U1u l'rcmis s S\tbleused and on the terms of the •;ublcasc}. The "AssignmentiSublense Net Reveuues• )hall be the fixed rent, additionnl rent and aU oiher clmrgl:lS und-urns pa 11ble either initial! or over tile tcr01 of thesub!CiiSeor asstgnmentP.hq all other p1ofits nnd ineccascs to be derived by Tenant directly n.s a result of l!ucl! sublt:lling or assignment (exclusive of the rental or purclutse price received by 1enant for·the transfer ofbusiness assets other than Tenant's leasehold interest under this Lease), less the octunl out-<>f·pOckcr costs ofTenaot incUI1"Cd in such suhlen.•ing or·Mignmcnt (the definition of which consist9 of rem concessions, brok;:rae t.:ommissions, legal fues of outRide counselengaged by Ten!\llt in coruJection with such assignment or ubleasing, alteration allowances und other cost of 11Uy lclllichold improvements mndc by Tenant in connec ion with such subletting or as ignment, 113 set t'orth in u statement C¢rtified by on npvroprinte officer oi'T JUnt and deEvered to Landlord within thirty (30) days of the fllU execution of the sublease or assii,'DJJl\lllt docu:nem,amortized over the term ofth.: sublease or assignment. All Jmymctl t:S of lh:!AssigomentiSublcase Profilq due l.nndlord sh> ll bt: made within fifteen ( 1 5) business days of receipt of same by Tenant. 5.6.5 (A) It shuU be a condition of the''aiidiry of uny assignment or sublcUirlg of right under Section 5Jd above, ur coose.med to under Section 5.6.1.1 or Section 5.6.2 a bove, th;.d both Tenanr (except in theevent lhat Temmlc.:ases to exist lhrough a merger} and the n.ssienec or sutlcssco enter into a separate "'Tit!en instrument directly with l.andl01d oont&ining tahgreement of the n.• ignee or sublcsroc Tc11ant to be bound directly to Lundlord for oil the obil ti.ons of theTen&nt hereunder. iJJcludins, wi1huutlimi\aticu, lbe obligation (a) to pay the rent and othr amounts provided lor under this Lease (bul iu llJ CHsc of H pHrlial\lblellillg, such subtenant shall ngree on a pro rata basi s to be so bound) and (h) to com pl y with the applicable provisions of Sections 5.6 through 5.6.5 hereof. Such assignment or"bletting shall not relieve the Temmt named herein of any of the Olllt(lations of the 'l'cnnnt hcxun<icr ;md Tenant shall remain fully and pdm11rily lillbk therefor y

amJ \be liability of Tenant rud: such assignee to,. ubtcnaul, alhct SC: m<ty be) hall bejol m DJ>d sever !. l'urlh.,r, an<l nutwithstanding the fol'egolng, the pnwisious hereof shall not CQnstimlc a recognitimt of the <L<ign111cut 01·the assignco thereunder o1· the sublease or the subtenMt lb.ertmder, as tho case may be, and at LandloJnl'option, upon the terminnlion of the Lease, the assignment or sublease shall be tcnninated. Except ith rcsp«tto any Pe1mitted Tran. fcr,as Additional Rent, Tenant shall reimburse Landlord wilhln L'rirty (30) days a.fter receipt of an invoice from landlord, an amount equal to the reasonable out ofpockel legl anti other expenses (B) incurred hy l .andlord i n conucclion with any request by Tenant for cnn ent to assignment 01' subletting, not to exc c<l I a for any one lt'al\$i1Ciion. Section 5.14 horeof hull appl y to any rcqucill (hr plan review made in com1cction wi th any trnnslcr. (C) If this I .ease be assigned, or if the Prenliscs or any part thereof be sublet or Ol"Ctlpicd by anyone other !ban Teoant, Lmullortl may upun prior notice to Tenant, at any lime and from lime 10 lime after the occurrence of an Event of ).)cfaull by Te.uanl under tbis Lease,collect rent nnd other ch1<r!;es from the assignee, sublessee or occu pant and apply the uct amount collecred to the rent and other cl1 rges herein reserved, but !lo such a sigmncnl, su bleltin ;t, ocCUJ>tmcy or collection shall bo dcemt>\1 a wti vur of this c()venant, or a waiver of the provisions ofSe.ctions 5.6 through 5.6.5 hereof, or the acccptam:c of thessigncc,ublessee or occupant a.q a tenant or a release of Tenant from lhe further perfnnnancc by Tenant of covenants on the part of 'l'ennlll herein contain:.:cl, the Tnant herein nnmed In remnin primarily liabk w1tlcr this. {D) The conscnl by Landlord to an assignment or subletting under any of the provisions ui'Swiions 5.6.1 or 5 .6.2 shnll in no wny be construed \o relieve Tenant from obtaining the express consent in writing of Landlord to nny f\U'ther assignment or Sllblctting, where such consnt is required hereundm·. On and after the owurrence, and during the continuance. o r"" "l!vcnl u l' Dt:lillllt" (dctincd in Section 7.1),Landk>l'rl shnll be entitled to om; hundred prcc:nl (1000/o) ofany 1\ssignmentJSubleasc Pruiits). (E) 1n addition 10 the othr reqHircmcnts set forth in this Lease and ll01ith. tanding any other provision of this Lea.-;e, portiaJ,quhlettings of the Premises shall only be permitted under the following terms And condi1ions: (i) the layout of both the suhleasc<i prcu tisc,; and the remainder of the Premises must comply wit.h applicable laws, ordinances, rules fllltllor l't'gul llions (inch1ding, wl tholll limit tlon, all requi•·e1ncuts concerning access and egress) and m ut be approved by Landlord; (ii) in the event lhc subleo ed premises arc sepratcly physically demised from the remainder of the Premises, Tenant shall pay nil coslol (F)

separdtely physically demising tl1e subi 'Cd prcmi:-;and (iii) there shall be tto more than two (2) subleases in ell'ect for tho Premises at any given time. Wi thout lim iti ng Tenant's obligations undu1·Section 5.14 or elsewhere in Section 5.6.1. J umVor 5.6.2, Tenant shall be responsible, at Tenant's sole cos!und expense, fo• pc1fonuing all work necessary to comply \lith Legal Requirements and lusur.ww Requirements in connecticm with any assignment ur ublctling hereunder including,without limitation,lillY work in collllCCtion with such ussigruncot or subl tting. (G) Not,lithsranctin{lthc uthcr provisions of this Lease, Tenoni may from time lu time and without Landlord's consent perntit one or mm·e portions of the Premises to he occUJlicd by Tenant's contractors, subcommctors of Tenant'contractors, anti/or employ:e:ofttny of Tenant's affiliates on a temporary basis pursuant to ru1Ol'nl or written revocable license, whk h contractors andlor subcontractors nrc \Ising nuy su h SpliCe in cottnection with the performance of their contract obli@.ations to Tenon:in connection with the Permitted Use and without pn; uent oi consi<!cratiun therefur to Tenant other than the perfomtance ul'such eontr.lct obligations. provided, however, that incidental use of such space by ony !lllch subcontractor or contractor on behalf of another entity shall not be dce.med a violation of lltipnrngrnph. A uy sp11cc u8td lor the purposes oftllis pMngraJlh shall be uniticd with (u.g,. not sepamlel y demised), and indisti nguishable from, portions of the Premise.q not used for such purposes. Without limi ting the generality of Section 5.7(A) below, Tenant shal l indemnify, de.limd unci save Landlord harmless from and agimsl uny liubility, l oss, cost or damage resul ting from the [fj\ure of any such conmu:torn or :1\lbcontractors to cumply with the tenus and conditions of this Lease.Hm.l any such failme of such contractors or subcou!rn toto comyly with the terms w1d condiliot:s of this Lcaw shall be deemed o iailure by Tena :t to Cl)fl\pl y. from lime to time upon the written request of Lnndlord, Tenant ball identify in writing any such conlrltctor or ubcunlractor occupying p01tions of the Premises pumwnt to this Section 5.6.6. 5.6.6 5.7. Tenant'sl!J tlcnm.iJy. Insurance 1\nd Relnted Multc•·s (a) Inclemni Y. To the maximum eKtcJlt pomnitted by law,Tenant agrees to indemnify and save hnonlcslbe Landlord Parties (as hereinatlcr defined) from and against nil claims for injury to or der.rh of any person u1 d!Uilage to or desrruction of J)l'npcrty b)' !t third par:y arising l'rol!l ur claimed by 11 third party inn legal procccdiur;tu h vc arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defitled); (ii) any occident , i njury or dHnlllgc whatsoever caused to ruty person, or to the properly of any person, occuniug in or Libout the PremiRes rrom the curlier or (A) tho date on which any Ten!Ult Party fil'llt enterthe 'Premises for Any reason or (0) the Commencellleut Dntc, and thereafter thruoghu ut und until the end of the Leo.e Term, and after th nd of the Lease Term for so long nfter the end oF1be .U:ae Tum: as Tenant or auyone acting by, 11lrough nr under Tenant is in cccupancy of the Premiseor nny po11ioulhcrcol;(iii) any accidt>nl l'

injury o.r d JH8J;C what.socver occu.rring outside the Premises hut within the liuildmg, 01 on common c.rens or the P;·,,perty (collcctivdy, "thComplex"), where uch accident, injury or dnmnge result;, or is claimed by a thin!pttrty in a legal proceeditlg to hDve resulted, ii:om any Hct, omission cr negligence on the port of nny of the Tcmonr Parties; or (iv) any breach of thsi !.ease by Tenant. Tenant shaH pay such indemnified amounts as they arc incurred by tho Landlord Parties. This mdemnification shall not be constr ued to deny or reduce any other rights or obhgatlou$ of indemnity that a Landlord Parti es may have under tl1is Lci\SC or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to llldconuiJy' a Landlord Party for any cluirns to the extent that such LAndlord Party's dan1ages result fronsuch Landlord Party's nck:Iigcnco or willful misconduct. (b) Breach. In the event that Tcmmt breaches nny of it.s indemnity obligations hereunder oo·under nny otl1cr contractual or common law indemnity:(i) Tcnaut shnll pay to the Landlord Parties aU liabilities, lo.'lll, cost, or expense (icclmJing rc!ll>onublc attorney's fee.) reo. onably i ncurred by the Lundlord Parties as a result of Sllid lll'ei!ch; and (ii) the Landlord Parties may deduct and offset from any amounts duto Tenant under this Lease any amounts owed by Tenant pllrliuantto this section. (c) )fo limitation. The indemnification obligations under this Section shall not be llmitod in a.ny way by any limitation on the amount or type of clHmllgt:S, compensation or b netits puyahlc hy or for Tenant or lUlY su bt!umt or other occ.upunt of the l'rcmiscs under wo:·kcrs' co mpcnalion acts, disabil ity benefit oct:s, or other employe<.: benefit acts. Tenant waives any immunity from or l imitation on its indenmity or colltrihution liabi lity to lhc Laudlortll\irlies based upon such nets. (d) Subtenant•nod other occuoonls. Tenant shell require it.subtenants, if any, to be bound by the terms of this Section 5.7. (c) Smvival. The terms oftl1is sect.ion sholl survive nny tcmtinalion or expiration of thi s l.oase. (f) Costs. The foregoing imlc;nnity and hold hnnnless agreement shall incl ude intf(:rnnily fo1·all rcuson blc cu lll. expenses and liabilities (including, withu utlimitution, unomeys· fees and disbursements) incurred by lloc L11ndlord Parties in connection with ony.r.JCh claim or any uction or proceeding brought thereon.and the dci'cnsc tlocroof. In addition, in the eventlhlll a:1y action or 1>rocccdllog .hltll be bronght against one or moo c Landlord Parties hy renson of nny such daim, Tenant, upon request fi'om the Lnndlord Prty, hall resist and defend such action or proceeding on behalf of tltc Li!ndlord Party by counsel appointed hy l'ennnt'8 iosurc.r (if such claim is covered by insurance without reservation) or otherwise by counsol reasonably satisfocto''Y to the Lancllord P rly. The ·Landlord Partis shall not be hound by any compromi$ur sttlomenl ()f ony such clnim, net ion or proceeding without the prior written consent of such Lnndlol\i Pmtics, which consent -h.<t ll not be unreasonably withheld. ::>uclt onscnt hall not be req'.oired for uny 1'

compromise or 'Cillcmcm pur.;uant to which the Landlord Panies are completely releacd /rom liability. 5,?.l. Tenant'li Risk. Tenant eto use and occupy the Premi s.and to use .such olb.:r portions of the Iluildins and the Complex asTcut111t igiven the right to use by this Lease at Tenant's own risk. Thelandlord Parties shall not be liable to tb;Tenant Parties foany dnmoge, injury, loss,.:ompo;m'8tiun or cliim to or destruclion of any oi Tenant'proprly (including, but not litmted to, claims for the interruption of or toss to a Tenant Party's business), basco on, ;trisin!; uut of or resulting from any cause whatoevcr, incl uding, but not limited to, repairs to any portion of the Premises or the Building or the Complex.any lire, robbery, thcf\, my terious disaprearnncc, ot·any other c·rimt> or caliualty, the actions of any other tennnts of the B uilding or of any other person or person, or any leakage in ""Y ;xtrl or portion of the Premises or the Building or the Complex, or from water, rain or goow Lit.at may teak into,or flow from nny part ofthcJ>rcrniscs ur the Build ing or the C.'omplex, or from drains. pior piUJtlbiug fixtures in the nuilding or th C'.omph:x. Any goods, property or personal effects stored or placed in or about the Premises shnl l he at the sole risk of the Tenant Party, and neither the Landlord Parties nor t nir insurers shall in any mnnncr he held rcsponsiblu thrcfor. The Landlord Punicshall not be rcsJX>nsibiCl or liable to a Tentmt Pilrty, or tn tho e clnimins by, tlu'Ough or under a Tenant Pmy, for any loss or dnmagc thaL rnily be occasioned by or through tl1e acts or omi ions of persons occupying adjoirting prernitws ur any part of the premises tldjncent to or cormectiug with Lb:l'rumiscs or any part of the Building or otherwise. 1\oNithstl\!lding the fon:going. the I .andlord Pnrt.ies shall not be released fronlliability for any injury,lOllS,dalllllg::s or liability to the extent arising from any negligence or willful misconduct of the Landlord l'nrtics;provided, however, in no event shall the l.aodlorcl l'rtics have liiiY liability, to B Ten nt 'Party boscd on ony lowith respect to or inltrruption in the opertion ofTcrmnt's business. The provisions ofthisecti<ln shnll be applicable unlit the expiration or earllcr tCJ'I'ni nation ol'the Lease Tenn. and during such furthco· pcdod >tS 1'1mant may use or be in occupancy ofuny part ol'thu Prcmi ;;li ur of the Duilding. Nothing mthis Section shall be dcl:IUcll to affect Tenant's rights under Section 4.2(B) of this leasesubject,however, to the lintitatiou:nsct forth in Sections 5.8, 8.4 and this Section5.7.1. 5.?.2 Tenam's Commercial OcncrJI Liability lns\ll'llnce Tenam agrees to maintain in full force on or before the earlier of (i) the date on which ally Tenant Party fiJ'St enterlh(; l' l'l:ntiscs for any raon <!r (ii} the Commencement I )ntc, and thcrcul!:•· throughout and unti: the enc of the Lcnsc Tcnn, uod after the end o(:he Lease Term l\1r so long alter the end of the !.ease Term as ' I enant or auyone ilc!iug uy. through or under Tc:lalll is in occupancy nf 1he l'ro:ni u: 01 n:y portion thereat'tcr.a poli cy of commerci al cnt.:rn: liability insumncc,on an occ.urret1ce basis, issued on a fonn at least as broad ill Jnsunmce Services Office ("TSO") Conuucrcinl Ucncr11.l Liability Cover3ge ''occurrence' fonn CO 00 01 10 OJ or another LSO Commercia: General Liabil iiy "occurrence" form providing equi valent coverage. :)uch insurantc shall i ncl ude broad :orm contractu11l l iability coverag.speci(ically covering bm not limited to the indcuutifie<tlion obliglltions unctc,·rnkcn by Tenant in this Lt:ase. The minimum limits of liability of snell i:J.Suram:u hall be SS,OOO.OOO.OO per occurrence per locaton. In addition, in the even!T nm hom a funcl\on in Ute Premises, Tenant agrees to ohtain,11.nd came any pcr;ons or panies providing services for such function to ubtbin, the appropriate insurance coverages as dctcrmim:d by Landlord (including liquor linhility covcrat c. if pplicable) and provide Landlord with evidence of the same. Tcnnnt's J'ropCI ' IY lnsunmce. .'l."i.:l Tenalll shllll ll'.<tintllin at all times during the Tetm of the Lease.&ltd duringsuch earlier time os Ter.ant may be pcrfonning work. in or to the Premises or have property.fixtures, timliturt:, equipment, machinery, goods, suppl ics, wnrcs or merdumcise en the Premises, and oominuing thereafter so long U;Tcn;mt is in occupancy ofaoy part ot' rbc P!Cmise.s, business interruption iwmrunce, and insurance against loss or damage covered hy tl1e so-cllcd "all risk" type insurance coverage Yoith l'C$pect to Tcnuut'PNJXll'ly, Jhtures,lhrniture,equitlmen(, machinery, goods, supplies, wares, merchnndise including without liu1itatiun, all demo1mtable partitions and \•ails. Tit"all risk' insu:ance required by this section sllllll be in an amount ot least equal to Lhc full rcplaccm nl cost of T=nt's Property,subject to a cornmcrchdly sonable deductible: consistent with S.:ctiun 5.7.5. '!be business interruption insurance required by Ibis Section shall b.: an amount not less than One Million Dollars (Sl,OOO,OOO.OO). In addition, during such time as Tenllllt is perfonning Y.'Ork. in or to thl) !'remises, Tenant, at Tenant's e)lpense, shall lsc1 utaintdin, or shall cause its contractm'() to maintain, bui lder's risk insurance tbr the full insurable value of such work. Landlord and such additional pel'SOOS <•r entities with an insurable interest in the Prem ises as Landl ord may reasonably request by written notk.<l to Tcnant shall be rrnml.l(l as los payees, as !heir interests may appear, on tlli: policy or policies required by this $Cdion. In the even:of lo <S or damage covo:rc:J by the "all risk"insurance required by this seciion, tho rC8p()nsibilities for repairing or rcSIOling the loss or damagshall be determined in ACCordance with Article VI of this LcHse. 'l'cn\!l.LQlher Insurance 5.7.4 'Ihroughout the Lease Te.rm, Tenant shall obtain and maintain ( I ) wurkc.r's compensation insurance or panicjpation ina monopolistic state \\'Orkern' compcnn·ion fund;and (2) en:ployer's liability insurance or (io a monopolistic 1'

state) Stop Gap Liability insurance. Such '-\urker'"compensation ins\lmnce shall carry minimum limits as dclinetl by the law ofthe juristlietion in which the Prcmist.:s re located (as the same may be amended ffom ·time to time.). Such employerliohility insurance shall be in an amount not less than On .< Million Dollars ($1,000,000) for each accident, Five Hundred Thousand Dollars ($500,000) disease-policy limit, and One Million Dollars ($1,000,000) uis ru;e. cach employee. 5.7.5 Rcquir,9mcnts Jor Tnsur<Ulce All insurance required to be rmdntaincd by Tenant or L ndlord pursuant to this Lease shall 'oe maintained with responsible companies that are admitted to do husineM, and are in good st.anding, in the jurisdi.:tion in whi.:h the Premises are located and that ha\•e a rating of at least "/\" and ore withn a finoncinl S:7..c category of not less than "Class X"in the most current Best's Key R ling Guide or such similar rating as may be reasonably selected by Landlord. All such insurance required It) be mail:tlaincd by Ten<lllt slJalJ: (1) bt: acceptable in form and cont nt to L<>ndlord (Landlord agreeing to act reosonahly nnd in good faith); (2) be primary and noncontributory;and (3) comain au endorement prohibiting cancellation, failure to renew, re<luction of amotmt of insurance, or change in coverage v.ithout the insurer tirstCJidcavoriug to give Landlor<lthirty (30) days' prior wdllen notice of such r,:>roposed action. No s11ch policy shall cnntain any deductible greater thnn $25,000.00 with respect to Tcnnnt's oornmcrcial gcnc:al liability insuram:e and SIOO,OOO.OO witt respect to Tenant's Property JnslU'ance. t'\11 deductibies and self-instll'ed retentions under any policy mainUtiuc<.l by Landlord or Tcn nt sh<tll be tlt.leme« to be "insurance" tor purposes of the waiver in Section 5.8 below. Landlord reserves the right tlom time to time to require Tenant to obtain hisher minimum amounts of insurance.if and to the extent Sl\Ch limitsare cu iomarily canied with respect to simi l nr· properties in the area in which the Premises are located. The minimum amounts orinsurance required by this Lease shall nut be reduced by the payment of claims 01· for any other reason. In the event Tenant shall fai I to obtain or mairltain any insur<Ulce meeting t he requirements of this Atticle, or to deliver such policies or certificates as required hy this A1ticle, T.nnrllord mny, at. its opijon, on live (5) days notice to Tenam, pmcure <h pol icies fur the account ofTenant, and the cost thereor shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. 5.7.6 Adlliliunal Jnsure.IDJ The commercial general. liability carried by Tenant pursuant to this Lease, and any additional liability insmnncecnrried by Tenant pul'sunnt to Section 5.7.2 ol'lhis Lease, shall name Lnnd lord, Loncilotd's managi••B agent, und such other Persons with an insurable interest in the Premises as Lar.((Jord may reasonably reque3l hy Wril1en notice to Tenant ti·om \ime to tims auditioual iusurcds with respe:;t to liability ari 'in(; out ul'or r·elatc;:d to Ibis Le se or the o;>erations of Tenanf 0 11<. •

(collectively KAdditional Insureds"), Sucb insurance shall provide primary cov-erage wit hout contribution f'iMl any other ins\lnmcc c=iod by or f()r the bcnelit ofl."mllord , umdlord'm< naging agent, or other Additional Tnureds. Such ins\truncc shall a l9o waive any d[lht of 9Ubrogatiort agaiost ooch Additional lnsurcd. 5.7.7 Certi ficates of Insurance On or bclore Uw erli!!t of (i) the date on which any Tenant Party fit enters the Premises for any reo:10n or (ii) the Commencement Date,Ten\ shllll furnish I .andlord with ccrtilieatesc.videncing the insurance coverage required by thil..eae, and renewal cerliflcates shall be furnished to l .andlord at least annually thCrCltller, and or least tbit1y (30) days prim· to the:xph·ation date of each policy for which a ccrtilielltc was furnished. (Acceptable forms of such cettificates for l inl>i llty and property iMumnce, •-espectiv-cly,ace allachcd as Exhibit 1). In jmisdictions rcquirinK mandatory participation in a mor.opolistic state workers' compensation fund, the inurnnce certificate requirement:for the coverage required foT workers' compensation will be satisfied by a letter from the ar-propf.ate state agency C()nfinning participation ir. accordaocc with statutory requirements. Such current participHtion leUers required by this Section shnll be pmvided every ix (6) months for tl1e durntioll of this Lease. Fftilttrc by the Tenant w provide the ce1tificotcs Ol' letters rcqtdn:d by this Section shall not he deemed to be u wniver of the requiremen!s in this Secti on. Upon retwest by Landlord,tr u o: <tnd complete copy of any insurance policy req uired by this Lease shall be del ivered to Landlord within!en (10) days followi nc T.n ndlord's req uest. Subtenpnts 5.7.8 Te:mnt shall, by the terms of any sublense, require its s-btcnanl8 tu imlo,;mnify :he Landlorrl PAr1i cs io the same extent that Tenant is required to indemnitY the Landlord Parties pursuant to Section 5.7 u bovc, and to maintain insurance that meets the rcqu iomonts ol' this Articlo,;, und other"se to compl y with the rettuirowcnts of this Article. Temmt shnll require o il such subtcnnnla. nd occupaulto su pply ce•1ilicatcs of in unmcc evidencing that the insurance rcquircmo.:nts of this Article have been met nnd shall fnr wan:l such certltlClltCSlo Landlord on or before the enrlier of (i) thu date on whi<.:b thsubtenant or otlter occupant or nny of t heir rcspt<;thrc direct or indirect partnc.officers, shareholders, directors, membel-s, trulllee$, beneficiaries, serv;mts, employees, principals, ccntractors, licensees, agenl8, invitees or representative. fil'llt enters the Prcnti es or (ii) the commencement of 1 hc u blensc. Tcnaut shall be ro. pcnsible lor identilying und remedying ony dcficioncis in such cert i fic<1tes or policy provisions. 5 7.9 Nc ViolntiOl\ of Buildi ng l'olicics Tcnaut slu: ll not commit o:pemlli my violalio:-cf the policie.o!'lire, boilc1, sprinkler, wutcr <!amage or other insurance covering the Complex and/or th fixture.equipment !llld property therein caJTied by Landlord, or do or pem1it anylhing 10 be done, or keep m·permit anything to be kept, iu the Premises, \1Jich in cnse of m1y of the foregoing (i) would 1\> ull in umnination of any such policies, {ii) would adversely affect Landlord's right of recovery unde.r any of such policies, or{iii) would re.ult in reputable llnd independent insur!lllcecompanies refusing to insure the (;omplx or the property of Landlord in omounlll reaMnnhly !l!lti fnctory to Landlord. 5.7.10 Tcnnnt to Pny Premium lncreas<lS II, beca use of anything done,caused or pennitted to be done, or omitted by Tenant (or its subtCI\Rl\1 o.r olhur oucupantof the Premises), the rates for liobilit)•,fi1'C, boiler, sprinkler, water damage or othc•·iiiSit•·nnce on the Complex o1' on Uu:: property and equipment ot'lliJ\<llonJ or ltny other tenant or subtenant in the Building hall be higher than they other wiRe would be, Tenant sltalt rtirnburse landlord and/or the other 1cnan :and suttenants in the Building for tbe additional insurnnL-e pr.:miwns thereafter paid hy r.andlord or by any of the other tenants and subtellllnts in t.he Hui!ding which shall have been ch!U'ged because of tho aforesaid reasons, su\:h reirnb\!I'Scmem to be made from time to time on Landlord'clemand. Landlord agrees thnt the usc of the Prernist:s lor ollice use only \viii not, Jl!l g. reS\tlt in uuy iul:!tlll: i11 premium. Lundlord agrees that LAndlord 's Opcmting Expensesshall not include any additiol'lal premium payable by I'C<Son of any hazardous activity beyond office use conducted by any other occupant ot'lhe Complc.x. 5.7.11 Tenant's Work Dudng $tll'h limes as Tenant is performing work or having wort or services perfonned in or to the PremLcs, TonHnt shU require its contractors, and their subcunlntclors ofnll tiers, to obtain and mnintilln commercial general liability, automobile, workers compensation, cmploy :r's liability, builder's 1islc, and cquipmcnVpn.>pcrty insurance in such umountnnd on such terms ns·c customarily required of such contractors and subcontractors on similar projects. The amounts :md tenns of all such Insurance rue suhject tn l.andlord's"'rilltm approval, which oppmvnl slmU uot be tull\:aSQnably witl-.held. The commercial gencrol liability and auto iru.'Uf'.U:Cc carried by Tenant's contractors and their subcontractors of all tiers pursWlnt to this section shall name Landlord, Landlord's mtmagirl(l accnt, fln<l snc.h other Persons "'ith au insurable interest in the Prem i ses as Landlord may rensonably request b)• wrhrcn notice to TtmMnl from time to time as additionnl insUJ·eds with re.spcct to li•bility ariing out of or related to their work or rviw(collectively "Additional Insureds"). Such insura nce 111111 provide primary coverage witbout conui·b'.lliOn from any other insurance carried by or fo1 the benet•Iof Landlord, Land lord's managing agent, or other Adclitional lmurcds. Such insurance shall also woive any right of su brogation against each t\dditionl Insured. Ten nt shl•ll obtuin tmcl submit to landlord, pti•)r to the ,, earlier of(i) the entry onto tl1e Prcmisby such contractors or subcontractors or (li) comrm:nc mtnt uf the work or setvioos, certificutes of in$urnncc cvillcudu compliance with the requirements of this section. 5.7.12 Definitions of1..il!ldlord l'ruiies and TenAnt l'artics Tl:u term "Landlord Part}'•• or •r.11ndlorri l'nrtic.•" shall mean LaocUord, any affiliate ofl.andlorrl, l..andlord's rnHD< ging agents for the Building, each Mortgagee, and each of their respecth·e direJ:t or indirect pannetS, ollicers, shareholders, directors,members, trust e:J.bcnelicilleie.s, servants, employees, pcinciJ < Is, oontracLor, licensees, oseots or representatives. For Ooc pu1pos<:of Ibis Lease, the term "Tenant Party" or "Tonunt Parties" shall mean Tellilnt, ttny aJliliHte of Tenant, any permit1ed subtenQnt or any otheo·permitted occu pant of the Premises, ond ench of their rC8J>Cctiv.; llio'Cl:l cr indirect p:mrters, officer . shareholders, di i'IJcto[lj,members, trustees, ber.eficinrie.s, servants, employ<.s. principals, conlmctors, licensees,agen:. invitees or reprcscntativl!s. 5.11 \Vl!iver of Subrogation Tne parties hereto waive and release any and all rightS of recovery ag<Ji.ru;t thl!other, and agree not to seek to recover from the other ()r !() maKe any claim agaiJJst the other, ancl in !be case of Landlord, against all "Tenant Pnrt.is·• (hcrcina.llur delin d), and in the case of Tenant, against all "Lilm1101'cl Pm1id' (hcn.:irmficr defined), foT any los.or t1omngc incurred by the waiving/rolcasing party to the extent uch loos or daum!le is insured under any insurance policy required by lhis Lease or which would have been so insured had the part}carried the insurance it wns required to CJlrry hct:eundcr. Tenant hall cause its subtenants. if ony.of the Premises to be bouuol by the provisions hereof. In nddition, the parties hereto (and, in lhe case of Tenant, itq subtenant) 5hail procure an appropriate clause in, or endorsement oo, any insurar:c" policy required by this Lease pur uont to wluch t11c insl:runcc company w.Uves subrogation so long as JJO materll additional premitun is charged for uch wnivcr. The insurance policies required by thi s l.eo.qo hal l contain no provision th»l would invalidate or restrict the pno1ies' waiver and rck<tse of the rights of recovery in this section. The panICli hcwto covenant that no h!Sw·er slu•ll hold ony rieht of•ubrountion againslthe parties hereto by virtue of such insurnncc polic-y. 5.9 Ri_ghtgf £otry 'I o permit Landlord and !tl> agents lo exwnine the Premises a1 reasonable t imes and (except in theevent of an emergency) upour.:asonAble prior notice and subject to Tenant's reQsonablc c :urity requirements of which Landlord has been gi''"" prior notice, and, if Landlord sht1ll so elect, to make >lll.Y J'cpuirs or replacements Landlord may deem necessary (provided, however, that Landlord will make repail'l: m·replacements willoiu the Premises only ro the extent permitted or required nncter lhis umse); t u remove, m Tenant's expeot.qe, any altcrRtions, addition, signs,curtains, blinds, shades, awning , aerials, llJlllpol. ur the IH<e not consented tn in writinc;and to show ahe rrcmiscs to prospective tenP.nts during the eleven (11) months preceding expitatiou of 1l1c Term 1111d to pmspectivc purchnscrs nnd mortgagees at llr<Msonable limes. Not o 'ithswnding the foregoing, LaudJQr·tl's builtling engir.eer or property manager (ond a.%istllnt building engineer·or assistant property msnage•·) shall huve t.P.e right to have an office in the Building and/or to pt:rfhrrn his duties in the Building (including scheduling service contractors and perfonnlng or causing repairs, n:pl"co:ucnts and other work to be perfomuxf) withoutr;iviug prior notice. Landlord ng,ees that except m the case of an emergen ;y, it will conduct any such en1ry cottlcr: platctl b)·this Section 5.9 in such a monner so as to lllinimize any interference with the conduct of Tenant's husin\;lj3 opcrJltions in the Premises (consistent <>:ith the-nature or the reason for such et\!1')'). 5.I 0 Floor Loud: Preyen!jon of Vibration.[md No·se Not to place o lonrl upon the Premises cx wding an owemge rate of70 pounctof live load per square loot of lloor area (partitions shal l he cnMidered ns pan of the li vc lo11d); and not to move llllY sofe, VA1J it or other heavy equipment in, about or outof1he Premiltes except in such manner and at such time as Landlord shall ineach instance authori:c:e; Tenanfs bu lness n1ochines and mechanical equipment which caue vibration or noise tilat may be lran mitted to the Building structure or to any other space in tho Building shall be so illstalled, mointainoo and !bed by Tene.Jll so as to eliminate such vibration or noise. 5. I I Personu.J Prope11.y T11xc* To pay promptly when due all toxes which mny be imposed upon T.:nanl'S Property in the Premises to whomever asscssed. Compliance wjt h L!!wl! 5.12 Exc pt as otherwise expressly provided in Scctior.4.6 above, to comply wi th al l applicable Lesul R liUircmcnts now or hereafter in force which shall itnpo.se a duty on L"n<.llortl or Tenant relating to or as a rc ull of tbusu or occ.uptmcy of the Premises; provided tilot Tennnt shall uot be rcquir tllo make any installa\ion .nlterntions or additions to the Building unless the same are requi red by such LcgMI R quirements as a result of or in connection with Tenant's usc or occupancy of the Premises beyond normal usc of space oJthis k.ind. Tenant shall promptly pay an fin -s.pcoaltics lllld damages that may arise out of or be imposed because of itfltilurc to comply with the J)rovisions of this Section 5.l2. 5.13 Pnymenl nf l.itigatjon Expenses As Additional Rent, to pay all reasonable co ts, counsclnml other fees incurred by Landlord in connecti on with the succcssltll enforcement by Lllndlord of nny obligutions of Te110nt •mder this Len .:ur in cormcc: ion with any banhuptcy case in•ol viu)l Tcnanl (Landlord herey similarly agreeing to pay oil rCIN>nHblc third party costs. counsel or other!ees h:curred hy'l'cm1n1 in C.Qnoection wirh the successful enforcemc111 by Tenant of any obligations ofL:melo1·d w1der this l.eac or in conucction with Hny ban.kn1ptcy case i:wolving T.tJtcl!ord}, (A) Tenant hall not makealtemtions an<i additions to Tcnnnt's spdcc cK cpt in accordance with pial\,nnd spccitlcatioos Ux:rufor lirst np?rovoc by Landlord, which approval sb ll nul be wu:easonably"-id:held. However, l.andlord's dctcnniMtion of maners relating to aesthetic issues relatiq; to uherdtions,atl:litions or improvell",eniS which ore visible outside the Premise:; shall be in Landlord's s<>le but rensonnble discretion. Without limiting suoh stnndard Landlord shall not be dcc!'llcd unreasonable for withholding approval of ny alterations or additions (including, without l imitn1ion, fillY aherat.ions or lttltlitions to be performed b)• Tenant under Article Ill) which (a) in Lar.dlord's I'C nnnble opiluon.will materially udwrscly affect any So1JGturot or cxtcrlor clement of th0 B:tilding, any area or elcmem outside ofrhc Premises, or uny fiiCility or base building n:echanical system crving any urea of the Building outside of the Prcm[ses, or (b) involve or aflcct the exterior desig 1, ait.e, height,or otliC£ exterior dimensions of the Duilding or (c) will require unusual oxpcoscto re:ttlapt the Prem1ses lll nomutl office IL'\e on l.::lts.: tminMiion or expiration or ir. eose the cost of construction ur of insurance or taxes on tho Building or of the scrviC4JS l!lcd for by Section 4.1 unless Tenant fim gives assurance acceptable to Landlord for pnymem of such increased cost antlthm such readaptation will he mude prior to such tr111in liun or •.xpimtion without expense to l.nnrllorcl, (d) cul tltgc the Rcnta bleJ1loor Area of the Premises, Ol' (c) arc inconsisllt, in Landlord's rcasonohle judgmcm, with alterations satisfying Land lord's stwldlll'dli for new alterations in lhllO\tiltling.Landlord's review Md approval of any uch pl;w and specifications and consent to perform work described therein shall not be deemed nn ngreement by l.audlord that such plans, specifications and worlc confomt with upplicable Legal Requirement s nnd requirements of insurers of LhBuilding and the other requiremenil! of tWLease with respect to Ten(l'.1t s i11sumnce obligatiu u(licrcin C!lllcd "fnsuranw Requirements") nQr deemed o waJvcr ofTcnnt's obligations under this f.ense with respect to oppl icnhlr. r .cgal Requirements and lnsw·ance Requirements nnr impose any liability ur ubl iguion upon Landlord with respect l.o thecomplteness, design sufficiency or comJllinncc of such plans, specifications and wor!t with nppl leablc Lcgttl Kequiremcul$ and ll1sur<111ce Requirementnor give rigbr to any u U1cr purlics.Further, Tenant acknowledge.i that Tenant is ftcting for its own benefit and account, and tluu renant sballiiQ\ be acting as Landlord's agent in performing any·work in the Premises, accordingly, no contrnclnr,subconttllc\Or ur supplier shall have a right to lien l.andlonl's il:terest in the P10pc1t y in connection with ony m ch work. Within thit1y (30) <l••ys after receipt of an invoice from Landlord, Tenant shall pay to Landlord as u Icc. for Land lord's review of any WoJ'k or plHru; (excl uding nny review respecting initia l impro:wements podi>rml;:{i ptu'SIIantto Article nT hcrcof but including ll)' rcvicw ofplnns or work relating to an)' M!tignmcnt or subletting), us Additional Rent, an amcnmt equnlto the sum of:(ij S \ 50,00 pcr hour for time spent by Landlord.l'n-honse peronnd und (ii) aU reaso:lable third arty cxpens<!s incurred by Lamllord to review Teo:ml's pl nns nncl Tennnt's work (Landlord h.:ro...by agreeing to cop r.ny plan review costs (i.e., inclusi ve of " -r items (i) and (ii) above) reln.ting to inu:rior, nulh'!lrucwr..U alterations, addition or improvements that do not impact Building systemut $6,000.00 in connection with any single request for approval). All alterationand nddi tio•1s shall be part of 1 bBuilding tmless and unti l l.wldlor(! shall sp cify the same for remo1'lll pursuant to Sdction 5.2. A II ofTerumt's ulterat!ons and additions and inslu.llation of furnishings £hall be ..:oordinated with any wmk heine, performed by Landlurd and in such manner as to maintain ham10nious lubur rdatium ; nd not to damage the Buildings or Site or iutcrlcrc with cons!ruction or opera1inn oftbc Buildings and other improvements til the Site and, except for installltlion of furnishings, shall be perf01mcd by l.andlord's gcm;ntl contractor or by contractors or workCTll first approved by Luntllord, which approval sbnll not be unreasonably wirr.htlld.Excepr for work lly l.nm'llol'rl's general contrnctor, Tcnnt, before its work is starlc<L shull secure alllie nsc!md pccmits necessary therefor; deliver t:o Landlord a sttonWJll ol' the names of all its cont11lCtors and subcontrnclors und the •'slimated cost ofBII Iohor and materiullo bo i'llrlti hcd by them and securily rea. onohty satisfiu:tory to l.nndtord protecting L?.ndlord against l iens arising out {lf the furnislllllll of such labor and material; and cause.each contractor to cany worker's c:.orupcnsalion in!lumncc in smtutory amounts covering all the contrnctor's and subcomractor's employees and commercial general liability insumm:c or comprehensive general liabilil)' insurance with n brood fonn comprehensive liability endorsement with such limits n Landlord may re U;onably require, but in :10 event lcs> thAn $2,000,000.00 combined single limit per occurrence on a pe.r 1oe>tion basis (all such insurance to he wri1ic11 in companies > ppruwd y Land.lord, whielo appmvul sltall not be lltlfCI!SOiltlbly withheld, and ean1ing and insuring!.and lord and Landlord's managing 3gent us nddltionol insured and insurinll T nan!as well as the.contractors). oncl l o clelivcr to Laulllonl certi ficates of all such insurance. P.xccp1 with rcsp<:t Ill purely cosmetic work, such os floor ond wall coveri ngs, Tenant $hill I alro prepare and su bmit to l.andlorcl n set ofas·buih plans, in both print and electronic f01m11,showing :nuh: work performed by Tenant tn the !'remises promptly after any such altomlions, improvement$ or installations are substantially complete and promptly after any wiring ur cubling for Teoonl's comput01, tcle)Jhonc and o!her comluulti¥tllion:o sytcms is installed hy Tennnt Ol' Tenant's contmotor.Without limiting any of Tenant'obl igations hcrctomlcr, Tenant shall be responsible, o.q Additinnal Rent, tor ti1e costs of any alterations, addition.or improvemet ts i.n or to the Building that re required in order to comply v.itb Lc!:al Re<Juircmenls directly as n result of pny work perfornled l>y Tenant. L ndlunl shall have t be risht to provide s uch rulc-llltd rct;ulu. ions rclati'IIC to tbe perform!lllce of any altern!ions.additiu:w, improvements and installation by Tenant hereunder and Tenlllll shall abide by all such reasonable rules and l'l.'gU!ations of which Tenant r.as received advance written notice und aball ettusc all of it:.contractors tu so abide includine, without l imitation, paymont lor th"tost.s of using llullcli ns, services. l 'ennnt ngrccs lo pay prompdy wbeu due the entire cost of any work don1.1n the Premises by Tenant, its agents,empl.oyees, 01 itdcpcrJdcnt contnlctors, and not lo t:uuse or permit any liens f"r l ubor or rnalcrials performed or furnished in COllllvclion therewith to ottncl\ to tho Premises or tbe Ouildings or the Site nud immcdi tcly to discharge any such liens which mny so attach. Tenant :.hall pay, as Additional Rent, I flU% ot'nuy real eslate taxes on thc Compie)( which shall, at any time alter commemxment of the T(.'rm, r<:suiLfrom :1:1.)' oltemtinn, nddition or unpruv mtnt 10 the Premises made hy 'l' ttHII•I .,

Tenant acknowledges and agrees :hat Landlord shall be the owner ol ny ddilions, alterations and impruvcmcnts in the Premises or the Duilding to the extent pnid for by Landlord. Notwithstanding the terms of Section 5.14(A).'Ienant sb.all hove the •·it:ht, (B) without obtoinin!) thc prior consent of Landlord, \1) mlike alterations,ndditions or iruprovclllnls to thPremises where: the same are within lhe interior of the Premises withm the Huilding. and do not nffect the t:Xtcrior oftbc l'n:mi cs iU!d L't)e llltilding (including no signs 011 windows); (i) (ii) the .amc do nut ttleclthe rooJ; uny str.tetural element of the Building, the mechanical, electrical,plumbing, hcllting, vctttilat ing, nir-condltioning and fire protection systems of the Building; [tii) the CO!It of any individual ultcration,addition or improvement shall not exce..-d $30,000.00; and Tenant shall comply with the ptovisions of this Lea.>e and if uch work increases the cost of ins\lranc:.o or taxc.or of services,Tenant shall pay for any such lncre<Jse in cost; (i•) provided, however, lh<1t Tenant shall, within ten (10) days prior to U1e makinc (lfsnch changes, send to Landlord planand spccilicutious describing !he l!<lme in reasonable detaiiiiJld provided further thai L!llldlord, by uoticc to Tenant gh:en within ten (I0) days of its receipt of such plans and specifications, mny rcq11h-c Tenant to restore the Premises to ils oonditi11n prior to such alterdtion, ?.ddition or improvement at the expiration or rlicr termination of the Lease Term. 5.15 Vendors Any vendors en&agcd by Tenant to perli.J rm ervices in or to the Premises including, without Jimitmiou, jruJiturial contrdctors and movine ce>ntroctorsholl be coordinated with iUIY work being performed by or for l.aodlord and in such =er <US to maintain harmonioll3 lallor rcbttions and no1·to damage the Building or the l'ropeny or intc:rlerc with Buildingconstruction or operal!on 111111 slutll be pcrlonncd by vendors li!"l t approved by Landlord, which appruvl sh tU not be :mreusonably "'ithheld. As n induccm nt to Lundlord to enter Into this T.ease, Tenant hereby rcprccnts tmd warrants that: (i) Tenant is not, nor is it l'lwncd or conh'olled directly or indirectly by, any person, group,.:utity <•r nation named on any list issued by the Office of Porcign Assets Control of the Uruted Slates Oepnnment of the Treasury ("OFAC'') pursu;mt to Executiv Order 13224 or an)' imi l11r li>1t•r any law, urdr. rule or reg>lation or any f!xecmive "·

Order of the P•'CSidcnt of lh.: United Slalt:l> as a !errorist, «Specially Designated National and Blockw Person" or other banned or1Jlockcd person (any such pcrsou,Gt'Ot1J), cnl.ity or nation being hereinafter reicrred to a"Prohibited Person"); (ii) Temmt is not (nor is it owned, l:onlrulled, directly or indirectly, by any person, roup, entity or nution which is) acting direct l y or indircely for or on bch lf ofany J'rohibited Person; and (: il) from and at\cr the cfi ctivc c.late of the above-referencerl Rxecutive Order, Tennnt (llt>d nuy pcrso:t, group, or entity which Tcnnnt control,directly or indirectly) has not conducted nor wiU conduct busine -s nor huengaged nor will engage in any transaction or den!ina with any Prohibited Person in viola.tion of the U.S. l'utriul Act or an}OFAC rule or regulation, including witltout limitation any assignment of thisLease or any subletting of nll or an)' portion oithe Premises or the making or receivine 11f Any contriblltion of funds.goods or :;ervics to or lot· the bencJit of a J'I'Q]Jibited Pet·son in violation of the l;.s. Patriot Act or any OfAC t\llc or regulation. In connection wtth 11•.: foregoing, it is t:xpt\, sly tmderstood and agreed that (x) any brcnch by Tcnuntuf thforegoing representations and warranties shall be deemed un immcdia1e Eve!ll of Default by Tenant under l)cctioo 7.1 of this u1ase (without the benefit of notice or gra -.:) ami shuII be covered by the indemnity provisions urSection 5.7 ttbovo, and (y) the rep:-esentn:ions and warrnntic:s contained in this ubsection shall be continuing in nature aml li!Utll survive the expir tion or earlier ter•nination oflhill Lease. ARTICJ.E VI Casual!)'and Takinn 6.1 Durnage Resulting from CasuallY In =>t during th oLease Te:r.1 the Duilding idomnged by lire or casualry nod S\l<lh lire ur cru;uclty damage cunnot, in the orditlary course, TCHsonubly be. expected to be repaired witltin two blUulrod seventy (270}days from the lime that repair work would Cummnce, LandiOl'd ma)•, at its election, tetminnte tbis Lease by notice given to Tenant within sixty (60) days after the clmc of such fire or other cas\lal ty, specifying the effective dnte of termination. The effective ciate oftennination peel tied by Landlord shall not be less than thl!iy (30}days nor more lhlt:l J'orly-live (11 5) days after the date of notice ohuch t"rmiualion. In Cl6"C during lhLeierrn, the Premises arc damaged hy fire or casualty and such fire or casualty domage ca unot,iu the onlimuy course, re11S0nably be expected to he repaired within two hundred seventy (270) days from tho .time that repair work would cummnce, Tenant may, at its election, terminate this LC!lso by notice sivcn to Landlord within sixty (60) days alter the date.: o('such lire or other Cllsually, specifying lhe effective dale of tcrminatirm. TI1u effective dme ofterminntion specified by Tcmml >h ll bCo\ not less than tnirty (:lO) d uynor more than forty-t1vc (45} d11ys a:Jlcr the date of nottce of such tc1minaricm. Not later than thirty (30) days after the occurrence of nny casualty dnma :c to th 'I

'Building, Landlord shall cause a repmablc, independent comractor, engineer, insurance adjus(er n•• other qualified p!X•fcssional to prepare an stimate of1bc time that would be. requi red to restore the Building as required by this Article VI, which estimate shal l he delivered to Landlord and Tennnt within such th ilty-day period. Such e!rtimnte.shnll provide the basifor the termination rights,ifany,of Landlord and Tenant under the preceding two paragraphs. l,Jnli:ss terminated pursuant to the foregoing provisions, this Lease shall remain in fttll force and t!ffecL following nny such datnagc sul:(jec1, however, to the li)llowing provisions. lf the Building or the Site or any part thereof are druuaged by fire or o:her casualty and this Lease is not so terminated, o.r Landlord or Tenant have no right m terminate lhi;; Lease, amlin any such case ihe holder of any mortgage which includes the Building as a part of lhc mortgaged premises or a ny ground lessor of any grourd lease which inl:lude the Site A5 patt of the d misetl premisallows the ne!lnsurance proceeds to be applied to the restoration of the Building (and/or the Site), L.andtord prontptly after such damage and thu determination of the net amounl of insu!'llnce proceeds available shall use due diligence to restore the Premises and the Hui lding in the.eve1it ofdmnne thereto (excludir>g Tetrnnt's Property, it being agreed th11t Tenant'$ Property includes all demountable partitions aild walls) into proper condition for use and occupation and a jt•s' J•roportiou of the Antu1l Fixed Rtn: t, Tenans share of Operating Co;is and Tel\ant's share of real estate t11xes according lo the nature and extent Clfthe injury to the Premises shull he ahnted unti l the P1'cml cs shall have bt:en pul by L.andloni substantialiy i11to such condition except for pun;;h list items and long lea·ct items. t\'otwithslanding anything he(ein contained to the conu·ary, Lnulurd shall no!be obligatt:<.l to cxp nd lor such repair <1nd restoration ltU)' am0unt in excess of the net instwance proceeds. At its sole cost nod expense,Tenam shall resklre and/or replace TeJl ot's PrOJ)erty i.nchlcling lhe dt:mouutable par1itions <md walls. If neiUtcr pllrly hill; prcvim1sly terminated i.bis Lease and such re.storation is not completed within ten (tO) months fi·om the dute of the casualty or taking, S\ICb pcriOtl to be S\)bject, however, ro extension where the. delay in completion <>f such work is due to Force Majeure, as defined herei nbelow,{but iu no event beyond twel ve (12) months from the date· of the castmlty or taking), Tenant, as its svle am!e-xcl'-1sive remedy, shal l have the right to terminate this Lease at any lime.after the expimtion of such ten-1nonth (as extended) period tull'il the restoration is substantially CQmpleted,·Such tennination to take 1 ctlcct as of the thirtieth (J0' day after the d11te of receipt by Lanelord of'l'cno11t's notice, with the fiill)1e fol'ce and effect ns if suc.h date were Ute date originally csl.ablihtxl as the expiratkur date hcn or unless,"ilhin thu:ty (JO) days after Landlord's receipt of Tenonrs notice, such restoration is su bstantially completed, in which case Tcna11t's noricc of tcrmint1tion sll{lll be of no force anJ dl't:ct and this Leae· and the Lease Term shall cuntinu; iu full force and effect. Whe:t used herein, "Force Majeure"sboll n:eon ru1y pnwention, (lelay or S\C'I]lpa e due to govctlllli<:ntl r.egulatfon,trikes, ll'ckouts, aviS of Oud, aclor w<u, terrorists act.civil commotions, uuusnnl scarcity of or inabilit)' to

o(>h>itt lltur or materials, labor difficullics, casuulty or other causes reasonably beyond L ntllol'\l's control <>r aUl'ibutnblc to Ten<Utl's action or inaction. 6.2 Uninsurejl Casualty Notwith to.nding anything to the contrary conmined in this bose, i f the Buildingor the Ptl'mist:-S shall be substantial ly damaged by fire or :asualty as tl:.c [esult of n risk not covered by the forms of e< sulllcy insurance at the Lime maintained by Land lord or requixed to be mnlntaincd by Loudlord hereunder and such Jire or casualty damngc cnnuot, i n the ordinary course, reasonably bo!lpected to be repaired v:ithin ninety (90) days fram the time tl1at r ;p3ir work would commence, Landlord rnuy, at its election. tcrminnte the 1 crm of this Lease by notice to tht:Tunam siven within StXty ((.0) days anr uch loss.If IJ!ncllnrd hnU give uch notice.then this Lease sh11!l tcrminate as of the date of such noli<.>: witlt the same foroe and effect as ifs\;ch d"tc were ihe dru.e originally cstabHhcd as the expiration d11tc hereof. 6.3 Righro. fTennitlJltiou for T!lkjug Jit!:M: o:ntire Building, or such portion of the Premises liS to render the: blllancc (if reconstnJcted to the maximum extent practicable in the circumswlces) unsuimble for Tenant's purposes in Ten11nt's rensonablc busincss judgmen1,sha.ll h;tnkon by condemnation of r.ight of c.rnillcnt domain, Tenunt hnll hnvc the right to terminate this Leas; by notice to the olher ol'tts desire to tlo so, provided that such notice is gi ven not later tbnnl hioty (30) clays al\er Tenant has been dtj)J ivcd of posst:-Ssion. I f either party £hall givsuch notice, then thiq Lens.: sballtcrminatll as of ce date thol l'cnnnt is deprived of posse. sion W:th the same force and eiTeet a.ifsuch dale were the: dale onginaUy established as the expiraJion date hereof. Further, if(x) thuentire Building holt betakCJJ vr(y) so much of the Auilclinn shall be so \aken that continued operation of" the Buildi.og WO\tl d he uneconomi' s N n.:sult of the taking, J .andlord shall have the right to termir:alc this Lease by giving notice fo Tenant of Ltuullord's desire to do so not later than thirty (30) days oftcrTcmutt ha> been deprived or possession of the Prcwiscs (or such port!on thereof as my b= taken).!f! .andlord shall givuuch notice, then this l.ease shall terminate as of the date tht Tcnnnt is dcp:-iveof possession with d1e same force and effect as il'such date ,·ere thcla!e originally MtAblihcd 10s the. expiratioo1dnle hereof. Should BI\Y par!of the Premises be so taken or cnnd umned duri ng the Leoqe ierm hcrcui; aml should this Lease not be terminated inaccordance v.ith the forcsoinK provisions, and the holder of any mortgage which includes llu;l'r"miscs as part of the mortgaged premises ur any ground le.<t or of any ground lease which includes the Silo as part of the demised premises allov."$the net condemnation proceeds to oe appl ied to the restoratinn of the Building, Landlord agrees that nl\er the <!termination of the r1::l amvllf>l of conclcmnntiot> proceeds av,oilabl. to Landlord, f .nndl<•rd shnll ue d ue diligence to put what may remi n ufthe Premise.intn propct·conlition for use and occupation ns Jtcarly like the condition of the Pt·euti«<•s prior to such takin Ill> shnll he prac1 icublc (excluding <(

Tenant's Property). 1\otwithstMding the foregoing, Landlord shall not bt: llbligated to expend for such rcpnir and rc.storation any amount in excess of the nel condc111nation proccccls w"d<Wtilnble to it. tf the Premises shall bo affected by any exercise ofthe power of emiMnt domuin, then the Annual rixed Rem,Tcnnnt's share of opcrdling costs and Tenant's s::Jnre of reo.!estate taxes sholl be justly 11nd equitably abated and rdnccd according to the nature and extent of the loss ofthet'CQf roffered by Tcnrun; and in cast: of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the II nnual Fixod Rc.nTenant's share of'opcrarit1g cos1s and T.:naot's share of real estate toxes shnll be nhated for the remainder of IP.e Lease Term. 6.4 Award Landlord shall have and hereby reserves to i tllclf any and all rights to recei ve awards made for damages to lite Premise.tht: Buildings. the Complex and the Site and the leasehold hereby crtated, or any one or more of them,accruing by reaso:1 of exercise of eminent domai n t>r by reason of anything lawfully done in pursunnce of public or ofltcr authority. TC<lalll hurcby grants.releases and a. igns to Landlord all Tcnt nt'rights 10 such awards,and covenru1ts to execute and deliver such furtber.assignmcnts and assurances thereof as Landlord" may from time to time request, and ifTunant hall fail to execute and deliver the illltne within fifteen (IS) days after notice from Lnnrllord,:rcnnnt hereby covenants 11110 agrees that Landlord shall he it·t·cvocably dcs.ignutcd Md appointed as its attorney-in-fact to execute and u ;:liw.r in Tenant's name and bebalf ul l Ruch nmhcr assignmcots thct\:of which confonn "'ilh the Jlt'OVisio ls hereof. l'othing contained herein sh .ll be construed 10 prevent fenant from prosecuting in any condemnation proceeding n claim tor the vsluc of any ofTccam's usual trade fixture.<; installed in tl:c.J'r mi.:;es ':ly Tenant at Tenonl's expenseand, for relocation and moving expenses, provided that such action And any rus\lltin J.IlWard shall not affect or diminish 1lte amount of compensAtion otherwise recovefable hy Landlord ftnm the Inking n<llhority. 1\RTfCf.F. VU Defaul! 7.1 Tenant's Default (a) If at any time suhseqncnt to the d tc oCthis Lcasrt Ml' one m· more of the fnllnwin& events (herein sometimes calld au "Evem of Default") lmll occur: (i) Tcmull shall taU to pay the fixed rent, Additi011nl R<:nl ur other charges for which pmvlRion is made herein ou ur buforll the date on "'i1ich the sambllcomtdue and payable,and the snme continues for five (5) business days nfter nolice from Lanulord to Tenant ther "Of; or Lnndlo•·d lmvins tighttilliy given the no\ict:peci iicu ln subdivision (i) above !wicc in any calendar year, Tenant shall thereaner in the same calendar year !ail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become du and payable; or (ii) (iii) Tenam shall assign its interest in this Lease or sublet any portion of the Premises in viol tion of the requirements of Section 5.6 t hrough 5.6.5 of this Lease; or Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part Lobe performed or observed and Tenant shall fail to remedy the same within thirty (30) da)'S after notice to Temmt spccicyiug such neglect or failure, or if sucb failure is of such a nature that Tenant ca.mor reasonably remedy the snmc within such thirty (30) d<ty period,Tenant shall fail to commence promptly IA.J remedy the same and to prosecute such remedy to completion witb diligence and C!Jntinuity; or (iv) Tenanrs lea ehold interest in the !'remises sba)J oo taken on execution r.>r by other proces of law directed against TelUlnt;or (v) (vi) Tenant lmll make an assignment for the benefit of creditors or shall file a volunta1y petition in bank•tp, tcy or shall b"at.l,iutlicated bankrupt or insolvent, ur sh lllllc any petition or answer seeking any reorganization, arrangemeat, composition, rea<ljustmcnt, liquidation, dissolutiou or siln.ilar rclicffor itself under any present or future Federal, State or other statute, law or rcgulnion forth<' reli.ef of debtors, or shall seek or consent to or 11cquicsce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substnntinJ pru'l of its properties, or shall. admit in '1triting its inability to pay its debts generally as they become d ue; I)I' A petition shall bcliled against Tenant in bankruptcy or under nny other law seeking lUI)' reorganization, nrrartgcrncnt, composition, •·ell.d ju:rtmcnt, liquidation, dissolution, or sitnilar relieiunder any presem or future Federal, State or other statute, Jaw or regul!ltion and shall remain undismissed or tmstayed tor an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or oC ulJ or l1ny subst ntial pati of its properties or of the Premises shall be appointed withm1t the consent or acquicscenof Tcnam nud such appointment hallremaio unvacated or unstayed (vii)

for an aggregate of sixty (60) days (whether or not consecutive) tln:n, and in any of said en e(notwithstandinG any license of a funner hreacl1 or covenant or waiver of the bencJit hereof or consent in a former instance). l.andlord lawfully may, immediately or nt nny time thcret ftcr, ftW.l wl\110\lt demand or further notice tem1inatc this Llldse by notice to Tenant, specifyingn date not less tbm ttm (I 0}days after the giving oisuch notice on which this Lease hall terminnte, and this Lease slutU com"to an end on d:e date specified therein as fully nnd completely l.S if such date were d1e dare hernn orisinnlly li. cd for the expiration of the Lease Te1m (renont hereby w ivingmy rights of redemption), and Tenant will then quit and mrender the Premises to Landlord, but T,;n•nt shall remainliablas hereinafter provided. (b) ff this I.caS(' billl have been terminated as [lrovidcd i n this Arliclo, thn Landlord may, 'l'litbout notice, re-enter the Pn:mies, either by force, summnry proceedings, ejectment or otherwise, and remove and dispossess Tenlt!!t and all otber persons and Hny and all propeny from the illm . f.S irlliis Lease had not hecn made, and Tenant heteby WllivesIhe service of notice of intention to rc-cnlcr or to inslitute legal proceedings to that end. (c) In JJtc cwnt that this Lease ilenni natcd undr any of the provisionoontnined in Section 7.t (11) or shAll be oth rwise terminated by breach of uny obligation of Tenant, T nant covenants nn<i ogrees forthwilh to pay and be liabl e for, on the days origina lly fixed !lcrcin for tbp.'lymetu thereof,amounts equal to the sewral installments of rem and other charges reserved as they would, under the terms of Ibis Lease, heoome due if!his Lease had not beto terminated oif Landlonl bad no:entl:«ld or re teas aforesaid, aod \O.huther llie Premises be relet or remain vocnn1,in wl1olc or in pan, or for npcriod less than Ute t'Cmftindcr ul'the ' remt, and lor the whole thereof, hut in the event the Premises be relet hy Landlord, Tenant shull he entitled to a credit ir. the net amount of rent and other charges rcooi ved by Landlord in relctling, nttcr ded uction of all r asonable out of puckt xpenses incurred i n 1clcttit1g thc l 1rcmises (includiug, withoutllmit liun, remodeling co ts, brokerage fees and the like), and in collect ing lllc rent in connection tMrewith, in lhe following manner· Amounts n.-eeived by Landlord after reletling shall first be applied against StiCh Landlord's expe.oses, until the same are reoovered, nnd until sucb recovery, Te.nant shall pay, as ofeoch day when a payment would fall due tmdcr this Lease, the amount which Te11ant is obligated to po.y under the terms of 1Ws Lt:ase (Tenunt's l in()ility pl'inr to nny such rck.llill{! and such recovery not in any way to be diln lnishcd as" result oflhe tact thnt i\llCh rch:ttingmighl be lor a re:tt highe:than the renl providefi for in this L ase); when and if such cxpcu elmvc L'<.-eu completely recovered, the aJ\10\UlL received from rc!cllillby umd lord as have JIOt rrcviousl}' been llj>plicd sllall be credite<.ltt!!aillllt Tenant's obligations as of each day when a payment would fall d ue under this Lease, and only the net amount theroof sllftll be payable by Tcrmnt. F11tthcr, tUll<>tmts rec()ivt:d by Landlord Jrorn uch rcletting for any period shall be credited only ugainst obligationof Tenant alloca ble to Strch period, ar:d shall not be credited gainst obligations of Tenant hereunder n::cruingsubsequent or prior to suh period; nor >hall any Cl'cdit rof nr.y kind be due for any period 61\cr the date whMrhc term of this Lease is scheduled to expire according to ils ter.n:;. Landlord trg=s to usc reasonable efforts to relet the Premises after Teuou1 vacates the snme in the event this I ,ease is tcnninatcil based lipon au l:ivent of Detaulr by Tenant hereunder.TI1e madceting of the J•remises in a mMner simi lar to the mnuncr in wiliclt Landlord tnarkcts uthcr premises within Landlord's control within the Building shall be deemed to have satisfied r,nndlord's obligation to use"reasonable efforts•· hereunder.In no event shall LMdlord be rcquirc:U to (i) wlicit or entertain oegotiolions with any other prospective tenant for the Premi euntil L!IIJ<llonl obtains lull and complete possession of the .l're:rmses (including, without limitatio:, the final and unappealnble legnl right to l'elet the Premises free of any claim ofTcnant), (ii) relet \he Premises before leasing other vacunl space in the Building. or (iii) lease tile Premisefor a·rental less than the current fnir market rent thcrt prevailing for similar omw space in the Rullding. (d) (i) Landlord may elect, as an alte.11ative, to have Tco.ant pay liquidated damag . which election mny be mnee by notice given to Tl!llant at WlY time after such termination nnd whmhcr or not U.ndlonl shall ruwe collected ony clpmages as aforesaid, fts liquidated final damages und in lieu of all other dftiiiA{:cs b yund the dace of soeh notice. liJlOJl such notice, Tenant shall promplly pay to Landlord. as liquichllcd damage:;, in addition IX> any dnmngecolle.:tcd or due from Tenant lor any period prior to such notice nnd nll clq.>cusc:; which Landlord may have incun·cd with respect to the collection of such damages, such a sum as nt the ti re of the gi villg of such notice represcnrs the flltl011Lit oftlre excess, if nny, of the total rent and other benefits which would hnve accrued to Landlord under this L= i[um lhu date oC such notice for \\<tint would be the then uncKpircd Lc:ase Term if the Lease terms hAd been fully complil:d with by Tenant over and above \he then cash rental value (in advanc<l) of the !'remises for tbe balance uf\h.e e Tenn. For the purpoes oftl1is Article, l .ondlord elects to requir-e Tcuftnl to pay {il) dam gcs in accordance 'l'<ilh he immcd iatdy preceding paragraph, the touli rent shall he computet! by assuming thai Tenant's sh!lrc.of execs& tuxes, Tcmtnt's share orcxccs operating costs ond Tenar11hnrc of cxc:css electrical custs would be, for tbe boltmce of the unexpired T<.:nn from the <.late of such noti ce, the amount thereof (irany) ror the immediately pn;ceding annual period payable by Tcmmt to Landlord.

fn ae of uny J.lvent ofDefaull, re-entry, diRJIM e ion by smrunru·y proceedings or otber wisc, La ndlord may (i) re-let lh' l'rcmJ cs or any part or parts thereof, ·eilhr in thu name of Landlord or otherwi e. for n term or terms which may at Landlord's option be equal tour lcthun or exceed the period which would otherwise have constiruted the balance of the Term of:his l .cae nml may grnot concessions or free rem to the extent that Landlord reo so-.:ld.bly cons-itlers advisable or necessary to rc-:ct the same ftlld (ii) may make such aller.u:ions. repnirs nnd cecorations in the Premises aq l .ancllord In its sole but reasonable judgment consit! :Ill mlvib"llble or necessary for the -purpose of reletting the Premises;and the making of tiuch alteration<, repoil'S oncl dccomtions shall not opcr.1to or be construed to release TcnMl from liability hcreum!er as afnresaid.TAlndlorcl shall in no event be liable in any way whatsoever till' lail ure w re-let lhe l'rtmies, or, in the event tllntlhc .!'remises are re-lcL, for failure to collect the rent under 1< -letting. Tconnl !Jcn:by expressly waives any and all rights of redemption gt-antct.l by or under any present or future laws in the ccnl ofTemurt being ::\'icted or di pos:les.or in the event of Landlord obtaining pos.-=sion of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. (e) The specllied l'I.Hnedi;::; to which Landlord may resort hereunder are not lnteJlded to be exclusive()( ony l'emedics or mu1111s vl' rcdreslo which Landlord mny at any time be entitled lwfully, tmd Landlord mny invoke any remedy (iJ,cl uding th" remedy of specific performance) allowed ul lnw or in equity as if specific remedies were not herein provided for. Further, nothing contained in 1is Lellsc shall limit or prejudice lhright of uuullord to prove for..nd obtain ir. pmcecdinGS for bankntpley or insolvency by reason of the tctnilUltion of this Lease,an amount equal to the1111L'<imum Al lowed by any stal\1tc or rule of law in effect. althc time when, ami governing the proceedings in which, the dnmages arc to be provet.l, wheu'1er or not the nmounl he grelltcr, equal to, or less tlmn the amount of the loss or·danutge'efcr:rw to bow. (1) 7.2 Landlord::; Defau.ll Landlord shall in no event be indefault in the performance of any of tandlot'd's obligatioJS hereur.der unless and until I .andlord shall have failed :o perfonn such obligatior• within thirt y {30) days, after notice by Tenant to Landlord speci vmg whcn.'in Landlord bas failed to perfonn any such oblisotion, or, ifsllch fai lure is of a oature that Landlord cannot reaonnbly remedy lhc same within such tb.irry (30) day period, Landlord shall liill to commence promptly to remedy tl1e sr.me wit))Jn sucb tb.irty-cll\y pcriqd and to prosecute such 1·emcdy to completion with diligenc6.1 he Tenru1t shall not asse1t any right to deduct the cost ol' repairs or 1ny monetary claim against the I..IUtcllord from rnl thereafter due and payable, but shall look solely to the Landlord for satisfdctlon of S\lCh claim. ,.

g,l Hxtra Hawrdous Use Te:llllll cov mmt.s and agrees Illllt Tcnaut will nut do or permit an;1hing to be done in or upou the Premises, or bring in anything or keep anything thcrciu, whih shall increase the rate of insuronce on t he f'n;miscs or on lhe Ouilding above!hesw.ndard rote applicable to premises bcint:: occupied ror !he use to which Tenant has agreed to devote the Pn:miscs; and Tenant funher agrees that, in theevent thH\ Tenan\ shall do any of tho foregoing, 'l'ennm will promptly pay to Landlord, on detnand, nny uch ilcre. se re,ulting thcr.;from, which shall be due onrl pnynhle >s Additiorml Rnt \h reunder. 8.2 Waiver Fai lure on the pan of landlord or Tenant to complain of any action <Y. non-acLion un thu part of lhe other, no maller how long the same may continue, shall never be a waiver by Tenant or I .andlord,respectively, of any of its rights heretmder. l'urther, 110 wai vcr at any time of any of the provisions hereof hy Lamllurd or Tcnant shall be construed as a waivel' of any of the other p10visious hcr of, and a waiver any time nf ony ofthc provi ions hereof shall not be construed as a waiver atlllt)' irJbSC{jllCnt limc ofthc sHmc provisions. Tho consent or npp,·ovnl of' Landlord or Temwr to or of any action by the other requiri ng SI1Ch consent or pproval sballnot be constmeciro wtivc or render unncccSSili'Y Landlord's or Tenonl's consent or approval to or of subsequent similar act hy the other. 1\o payment by Tenant, or acceptance by Landlord, of a lesser amotmt than hall he due from fcnant to Landlord shall be created ofl1crwisc tlr.ut as a ?3YID 'llt on accotml. The ac ptance by Landlord of a check for a lesser amount v.ith an endorsen1cnt or statement thereOI;, or upon any letter accompanying such check, that uch i(:sscr amount is p11yment in full, shall begiven no el'lect., and Landlord muy accept such check without preJudice lo MY other rights or remedies which Landlo1'd mny have against '1\:nant, C'umuJative Remedies 8.3 Exe<:pt HS exply provided in thiT.oo c, thespecillc remedies1o which Landlord or Tenant tr.ay J"eSOrt under t"-c terms of this Lease are cumulati\oe and nre not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any brceh or threatened breach by Tenant or Landlord, ns the case may be, ofnuy pruvlsioJ1S of this Lease. In addition to the other remedies provided in !his Lease, eru:.h ofTenm11 and Landlord shall bu cnlilkd to the restraint by injunctinn of L11e violation or attempted or threatened vi<>lation of any of tbe covenants, conditions or provisions or this Lease or to a decree compcUing sp cilit: perfbrmarn:e of any such covenants, concl i rmns or provisions. ,·,-

Quiet Enjoyment 8.4 TI1iLease is subject and subordinate to al l n111tterof record. Provided no Jlvent of Default then exists, Tenant, shMII lawfully, peaceably and quietly have, hold, o.:cupy and ctyoy the !'remises dnring the Term (exclusive ol'atty pc.riod dur:11g which Tenant is holding over nftcr the tcm1ination or e-xpiration of this r oe without the conoS(»tt of IJIJ1cllord), wilhoul hinchance OJ ejection by nny I'>CrsonclaiJning by, through, or under Landlord or claiming to have title to lhe Premises superior 10 Tennnl, subjecr, however, to lhc tcmts or this l_.:ase; the foregoing covenant of quiet cojoym¢11!is in lieu of any other covenant,expre:;,q or implied;oud it 1s ur,dcr toud anti agreed that this covenant nnd any and all Mher covcnot n!s of Lundlord contained in thiLease shall be bincliuupon Landlord and Landlord's successors, i ncluding ground or master lessees, only with respect to hres.ches oclu rring d uring Landlord's or L11ndlord's successots' respective ownet'Ship ui'L11ndlord's interest hereunder, ns the case tn11y 1>1;, •' Fut1b.cr,Tenant specifically agrees to look solely 10 Lsndlonl'lhen equity imcrest in lhe Building at the time owned,or in which Landlord holds nn intere. tas eround :l!ssee, and Landlord's int r sl in the proceedof any fire or casualty iusul"< m:u policy, or ilny liability insW'Unce policy including, withoullimilation, any sdfinsuronce (but in the C4Se of liability in;,urance and .self-ins\lrance only to the cxrcut oran unwtisfied loss event covered by Lnndlot•d's inccrnuili(;;:ttion obligation under Secl'ion 4.3 her·eot), llt' condem nation RWMd attributable thereto, for recovery of' anyju\lgmcnt from Landlord; it be.ing specifically agreed that neither I.anlilord (original or successor), nor a ny henefkiary 1f any trust of which any person holding tandlord's lntcr·est is trust(.'C, nor ny membr. manager, parrner, director or stockholder, nor Landlord's managing agent, shall ever be perMnn.lly I iablc lor any S'.1ch judgment, or for !he p11yment of any ruon :tllry obligation to Tenant. The provision cuntained in the foroyoinl:l sentence is not intended to, and .hall not, limit any richt lhlll Tenant might otherwise have to obtain injum:li vu lief against Landlord or Landlord's succes!lors iu interest, or 11.ny : ction noi involving the personnl liability ofl.a.nd lord (originul or successor}, any successor hustee to tltc J>I'ISllnnllme-.l her:ciJI as L 1mllord, OJ' any beneficiary ofany 1n1t ol'which any person holding Landlord's intereis t r ustee, ur of any manager, member, partner, dir ctor or stockholder of l-andlord or of L:mdlord's managing og.c11t tu rcspo11d in monetary damages from Llmdlord's assets other thnn Landlord's lXIUity int resl ufore.said in the fiui lding, but in no event shall Tenlllltlul\'e the right to tennina!A! nr cancel th!Lease ur to withhold rent or to set-off any claim or dnmages again•!rent .a result of nny defu ult by l.nndlord or breach by Lalldlonl of tl$ covennnts or nny warranties or prolllilre:; her umler,except in the case of a wrongful eviction ofTcnant frou1 the Premises (constructive or II.Ctual) by Landlord contitlllinr, al\cr notice to Land.lord thereof and a reasonable opport unity for Landlord to cure the same.b1 U1e even!that Ulnlilord shall be detennined to hnve acted w reosonahly in witl tholcJiJJg any consent or approval under tl1is Lc c, the solt'eeourse and rem.;:.Jy oJ'Tc.r:unl in respect thereof hnll be ttl spccilicaUy enforce Landlord's obligation to grnrtl such cm1en1or Mpproval, and in no event shall the Lnndlord be •e pOII>ibl.: Lor < ny damages of whatever nature in res11ect u!'its fail ure lu gie such consent or approval nor hall Ihe;sanm otherwise uJlcc.:the obliga\ions ofTennnr under this lease 01 aCL u.s (10)' ttmn!nation of this Leas. ln no event shnll Lllll(ilord or T nanl <;>V(r be liubltJ to the other party for nny indirect or conequential damages suffered 1rom whatever cm1Rc; pmvided thattl•c Corcgoing shll not limit or altet·ony proccduml right or remedy of Landlord lJilde.r this Lea.e nor shal l the same apply to the obligations ofTennnt with respect to any hold over by Tcnltllt alter the expimtion or emiier termination oJ this Lease. 8.5 Nonce to Mortgagee nnd Ground lessor After rcceiviu; notice from any person, firm or other entity that it holds A mortgage which includes the Premiseas port of' the mortgitg X1 prmises, othat it is the S(Ound lessor under a lease with Landlord, as ground le see, which incl udes the Prcmis :s HS part of the demised premi e. no notice fi·ow To:muu lu L«nulord shall be effective un less and lmtil a copy of the >Hmc is givento such holder Ol' ground le or.and the C\ll'ing: of any uf Landlords defaults by such holder or gro'.lnd lessor within a reasonable time thereafter (including a :casou1t blc tim:: to obtein possession of the premises if 6e mortgagee or ground lr ch:cts to do so) sl-.all be treoted as performance by Landlord. For tho purposes of this Section &.5 or Sec1ion 8.15, the term "mongage" include.n mortgage oo a leasehold interest of landlord (out nO\ one on Tel!lmt's leasehold inteCill;l). Assignment or Rcoi R .ll With reference to a11y assig,twterll by Landlord of Landlord's interei in this Lease, or the reub payable hereunder, conditional in nature or othcrwic. which assignmen t is made to the holder of a mortgage or ground lease on property which includes the l'remi s,•t enant agrees: {11) Thill the execution thereof b)• Landlord, nod the acccptanc.:: thcrcofby the holder of such morlgngc or the ground lessor, shal111ever be treated us an assumption by such holder or ground lessor of any of the obliga tions of Landlord hereunder, uJJ.Icsm;h holdr. or ground lessor, shall, by notice sent hJ Tcn<Ul\,specllically 01herwise elect; and That, except as aforesaid, such holder or ground lessor shall be trented as having assumed landlord's ohligatious ncrc\lnder only upon foreclosure of such hr.lder's mortgage and the tllking of possession of tbe Premi!<e.'l, or, in the case of 11 ground less<Jr, the assumption of I.nndlord's posh ion hereunder by such gmund lessor. (b) In no event shall the acquisition of title to the Hui!ding and the luml ou which the same is located by a purchaser which, simultancowly thJ'I;with, leases the entire Ouilding or such land back to the scllor thereof be rreatcd a.s :Ul assumption hy such pmclut cr-l\:s5u r, by operation of law or othetwise, of Landlord's obligations hereunder, b:lt Tenant shaJ: look solely to such :<cllcr-ksscc,and its:rJccessors from time to 11mc in title, for performance of Landlord's obligationhereunder subject :n the pr(lvi.>ions of Sec:ion !SA hereof.In any <'

such vent, this Lease shall be subject and subordinate to the lense to such purchaser provided that such purchaser agre-es to rccuguic th:right of Tenant to ue <utd occupy the Premises UIJOJI th._ [laymcut of rent and other charges payable by Tenant under this T.ensc and the perfonnance by Tenant of Tenant'obl lgtlons here1mder and provided that Tenant agrees to nttorn to suh purchaser. foor all purposes, such seller-lessee, nnd its s\ll.:cessors in title,shall be the lnndlord hereunder unless and until LMdlord's position shnll ha,·e been assumed by such pun:hascr-lcsoor. 8.7 Surrender No Ret or thing lion"' by Landlord d\:ringthe Lease Term shnll be deemed nn a .:.:uJ>\anw of a surrender of lite !'remises,and no agrccmcm to ac.oopl such surrender shall be valid, unless in writi.usi&notl by Landlord. No employee ofT..andlord or ol' L11ndlurd's agents shall have n)' power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Lmdlord's agents shall not operate as a termination of the Lea<;e or a surrender of thePremises. 8.8 Brokcra c Tenant warrants and represents that Tenant has not dcalr with nny broker ir (A) connection with the consummation of this l...,nsc other than lhe brokers, person or firm, if any, designnted in Section I .I l tcreuf (the "Recognized 13rokers"); ur,d in tha event any cl?.im i!i made against the Landlord relative to dcalint:;s hy Tnant with broke:'S other \han the Recognized i:li'Okcrs, Tcn1111t s;, an defend the claim agains1 Landlord wi th counsel of Tenant's :;el :ction first approved by f.a ndlord (v.1nch 11pproval will not b:unl.tliOOoably withheld) ao-1o;ave lulnnless and imlcmniry Landlord on account of loss,cost or domage which may arise by reason of such claim. (B) Landlord 1111rran!s and represents thor Landlord has not dealt with nny broker in c-onnection with the conummation of Utis Lens.: other than the Reco.nizcd Droker;and jn the event any claim is made against the Tenant relative to denlings by l,nnrl lord with brokers other than the Reeogni7.ed Hrokcrs, Lamllon.l shall defend the clnim against Tcn!lllt with counsel o!'Landlord's selection lirst approved by Tcnnnt (which nt>proval A 'ill not be 1mreasonnhly withheld) and snvc lwmless and ind :ni!Ji(y TcJJ.ailt on uwounl of los..co£t or dnrnace "'hkh may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the pn}''lllent o!'brokerage comrcissions Lo the Recognized Brokers fer the Originnl lcnn of this Lca5e. 8.9 lnvaliditi..Q.fPnrticulor l'mvi ions lfaoy term or pruvi iou ol'this Lease, or the opplicotim1 therMfto nny person or circumstance shall, to any extent, be invalirl u1 uncn1(trceable, the r mainder of this Lease,or the a pplication of such term or provision to persons.or circumstances other thar. thosas to which it is held invnli:l or uncnfurcc•blc, shaU not b" a£1"-:tr.:d thereby, and each term and provis!on of tl1iLease hall be v tlid ;md be enforced lo the fullrM extent permittee by law r.<

8.10 PrO) ions Rindirl!!, C(c The obligations of this Lease shall nm with the lan(l, Hnd except as herein otherwise provided, the tern\hr.:rwfshall be binding upon and shall inure to lhbcndit of the succcssolli ami U:l$igns, respectively, of Landlord 1tntl T nanl and, if Tenant shall be an individual, upon ond to hiheirs,cxcC\Jlors, udminis>ralors, successors andSi&J1$. The refer:nc; contained to successors and assignof Tenam is r.ot intended to constitu!c a consent to subletting or ossigwncnt by Tenant. R.ll Recording: CQnijdmtiJll.iJY. Te.nant agreenot to record (he within Lease, hut cnch 1>nrty hereto ug•·ccs, on the reque.'lt of the othr.:r, lo execute a so-called Not ice or !.case ur hurt form lease in fonn recordabk and complying wil.h appl icable law and reasonabl y atisfuctary to both Lundlurd's and Tenant's attorneys. In no event shnlI such <locum nt set forth rent or other charges payable by Tenant under this l.<:a3C;ami any such do:ument shall expressly talcthat it is executed pursulllll to the provisions contained in this Lease,and is not intended to \'ary the terms and conditions of tms Lease. Each oflat1dlord nncl Tcnnt shall oo bound by that cet1oin confidcnllfllity ugrcemettt dated as of February II , 2008, by and between TenAnt and Boslon l'n>perties T,imlt.ecl Partnership. Notwithstmtdi ne the terms ufsnch agreement, Lnnd lonl oncl Tcn"nl each acknowlcdgtl und agree that the other shall have the right to file this Lease with the Sec·urities and F.xclumgc Commission lorthwith after the mutunl executiuu and delivery hereofifapplicKbk IHWS, ordinan::es, talutcs, rules or regulations require such filing. ln addition. Landlord hnll have the right, from time to time during the LeaT:rm, to request and <.lbtai:l from Tenant the finmtc1al in lormalion and other ir.!'orm3tion set i'ortl: in Seetion 8.16(A) DJ1d (1:1) aud Landlord sh111l have the right from time to time to disclose any Sttch fumncinl inlormation subject to the temts of sfiid Section 8.16(A) and (D). 8.12 1\otices Whenever, by the torms of this Lease, notice shall or may be given either to r.ondlord or to Tenant, such notice shall bin"-Tiling (and no inference shall be dta\\11 from the fact that certain provisions oflhis Lease require "wrillcn notice" where others simply Mluire "nolice") and shall be sent by ovcrniglll ommcrtiul courier (wluch obtaius a signature upon delivery) or by registered or certified mn.il pnslagc or delivery chovgcs prepa1d, as the case may be: lfintondcd for Lundlord, r.ddresscd to I ,und lord at the addre et f011h in Arlldd of this Lease (or to such other address or add1·esses o.' may from time to time hcraner be designated by Landl\>rd by likll notice) whh u copy to Landlord, Attention: (iCJIC111l Counsel. Ifintended for Tenant, addressed to Tenant at the address set forth in ArtideI of

!his Lease except thai ti'Om a.od after thCommencement Date the address of Tenant shall be the Premises with a copy to Cloul ston & S1o1 rs, 400 A tlantic Avenue, noston, Massachusetts 02110, Alluotiun: Mid'"cl J. Moran (or to such other address or addresses as may from time to lime hcrearter be designoted hy Tenallt by like not ice). E.xccpt as othcrwiiS<! rovidc.d herein,all such notices shall be effective when .-cccivcd; provided. thai (i) tf receipt is refused, notice shall be effective upon the first occasion that such receipt is rcfus.:d, (ii) if the notice is unable to be delivered due 1.0 a change of address of which no nolice was given, notice shall be ellcth'e upon !he date such delivery was attempted,{iii) if the notice address is n post office box number, notict: shall be effective the day afteruch notice is $Crll apruviucd hereinabove or (iv) if tbe notice is to <l lorcigrt addr ss, notice shall be effective two (2) days after such notice is s;nl as proviut:d herei nnhove. 'W'here provision is ronde for the attention of an individual or d partmenl, the notice shall be effccth•e only i f the wrapper in which such notice is sent is addre.'!Sed ro rile11\lemion orsuch individui or deportment. Any notice given by an attorney on behalf of l .undlord or-by Landloru's ltllll1llging agent shall be considered us given by Landlord and shnll be fully effective. Any notice given by an < lloruey on b balf of Tenant shall he COilSiclcrcd as !)iven by Tenant and h"ll be tully effective. Time is of the essence with respect to ll!ly and all no:ices and periods for giving notice or taking nny action lhcretu under !his Lease. 8.13 W r. l.ease Becomes Binding Employeor gunts of l.n ndlord hnve no authority to make or agr.:e to m"k;a leuse ur any oiher agreement or llllllcrtuking in connection herewith. l11e submision of this document for examination and negotiation does uotunstit ute un offer to lease, or a rese1vation of, or option lor, the Premises, aud ibis document shnlll>e<:omc clli.:ctivl: and bimling only upon the execution ond delivery hercoCby bulh Landlord und Tenant. All negotiations, considerations,representations and understandings between I.andlord nnd Tenant arc incorporated herein and may be modilit:d or altered oO:y by wmten agreemen: betv.-een l.andlord and 'l'cnrtnt, ami no act or omission of any employee or agent of Landlord or Tcua 11 shall < .Iter, change or·modi fY Any of!he provisions hr.>reuC . t 4 Bection Heading Tho titles of the Articles tlJroughout this Leose nre tbr conwniencc ami rcfrencc only, an:l ihe words contain:cltherein shall in no way be held to explain, modify, om pl iry or aid in the i.utcrpn:llltion, const ructi on or meaning of theIl•ovi ioas of this Lease. Wherever in this Lease it is tared thnt any approval, curJljcnt, or the like shall not he unren. onnhly ' ithhdcl uch •rntcmcnt shall be read as meaning IMI the srune shnll nul t.c unrcRS(>nably withheld, delayed, or condil10ned. 8. J 5 llisl!ts_of Mortgagee This l-ease shal l be subject and subonlinau:to any mortgage now or hereafter on the Site or !he Building, or both.and to each advance mode oo·hereafter to be made uuder 1\rty mortgage,and to nil rcncwnls, modilicatiun$, consulidutions, replacements and extensions tht:reof and allsub litutions therefor provided that the holder of such rnonsa&c agrees to recognize the rights ofTcoam under this Lc11sc (including, without limitation, the rig.it to usc and occupy thr Premises) upon L!Je payment of rent and other chnl'(lC3 p11yohlc by Tenant under this Lease and the performance hy Teomnl ul'T<:nanlo' bl is< liow hereundeo·. In cortfirmation of such subordination and recognition, Temmt shall execute ant! deliver promptly such commercially rensoJulhlc insloumcn\s ul' uburdinalkm and recognition as such mortgogce may '"' sunllbly r lsl subject 10 receipt of such instmments of rocognition from such mortsngee as Tenant may reasonAbly request ( f'enant hereby ogrcei ng to pay any legal or other fees charged by the mortgagee in connection wilh providing the same). In theevent that any mortgogo;e t>r iUs n.: -p.;ctivt: !lCl:e llr in title shnllsuccccd to the .interest of Landlord, then, this te11.-e slul.ll r. \·ert.heless continue in full force and eiTecl and Tenant shall and docs hereby sgroo to a!torn to such mortgagee or uct:es or and to recognize such mortgagee cr successor as its landlord. If any holder of a mortgage which Includetloe Premises, executed and r'corrkd prior t() the d nte (If this Lease, shall so clcut, thiLease aml the rights DfTennnt hereunder, sh111l bo superior in right to the rights of ; uch holder, with the same tbrcc nud effect as if this l.cnse hnd heco executed,delivered and re.(.orded, or 11 statutory notice hereof rccordd, prior to the execution,delivery and recor·ding of any uch mo.>rtgagc.'!1Je election of any uch holder shall becom: ell(:cti,.., upun cithr noli(:(; from such holder 10 lcnant in tltcsemc fashion as notices from Landlord to Tenant nre to he gh'CII hereunder or by the recording in !he ap11ropria:c registry or n:oorder's office of an instrument in which such hold :r St'burdin(es its rights under such mongagc to this r case. Landlord repre. entand warrants that 1here is no mortgage or ground lea.«:encuml>eri11g the Building or the Si te as of the date oflhis l .ease. 8.16 Sta tusReports !l!ld fjmmcial S(atements (A) Recognizing that either p.<!rty may find it neces 11l)' to establish to third parties, such as r.ccount urus, banks, potentiai or existing mon!Y'cccpotential purobascrs or the like, the then curreni talus of perfonnancc het'Cimdcr, t: cb party, on the request of the ot!Jer made from liml;l to lime, wiU promptly f-urnish to the other, m·any exist ing or potential holcer of any mortgatle cnwmbcriHg lit,; JlNmises, thBuilding, the Sice and/or d1e Con\j)Jex or nay po t watil purchaser of thu Premise, the Building, the Site nnd/or thl' Complex, (eac-h an "lnterested Part)'"), a statement of' lloc statllS of may o mttlr perlu.ining to this Lease, including, without lirdtaCion, acknowledgments that (or the extent to wh ich) each party is :n conlpliance with i<s ohlignt ions under the tcrrnof this Lease. Any such stntustlltcmi!rlt delivcroo by Tenant pursttHtlt to this Section 8.1 6(A) may be relied llf'llllhy IUI)I Int uaestcd Pany.

(H) for su lung s Tenant is n publicly-truded entity ond timely files its fU1"nciul statemems v.ith the ::;ecurities And Exchnngc Commission mder Mml wi th Porms I OQ an(l 1OK, Tenant shall have no obligation to deliver Cinnnciol statements to I .andlord. Tn the event that Tennm ceases to be a publlcly-trutlcd cutity Lor reporting purposes, Tenant hnll deliver to Laudlurd, or any Interested Party designated hy Landlord, audited financial statementofTennnt, i fTenant l>_ns its1\mmt.;His Huditor financial slatcmenls certified by the ChiurFinuncial Oflker ofTcnant (in any case such f.nancial matements shall be prepared in cordnnce with OAAI' consiMcntly applied) including, i>utnot limi!ed to, a balance sheet, income sta:emcnt und cash flow stntemenLwhich tinnncial tatements shall i nclude sufficient detail and i nfonnntion tor-Landlo•d lu 11 sTCOllnl's 'financial conditlou, Such linijncial statements may, as requested by Landlol'd, include financial statements ror the past three (3) years (if DVa.ilablc), ami arl)' such St11t us statement ondiol' finoncinl staicmctll dcl ivon.J(l by Tenant pmsuanl to this Section R. I 6(B) may he relied upon by any Interested Party, T.undlord shal l keep mty non-public infonnation provided by Tenant pursuM!tu this Section S.I6(B) confidential, and shall not disclose the same other than (i)on n need to k nnw basis to Landlord's olliccrs, employeeond consuhnnts (or to any ol'llmlntc:rostud Pdr1ie ).all of whom shoJI b.! illstructcd to kwp such information confidential, llr (ii}to the extent required by applicable law Ot' by nny dmlnistratjvc, :uv<:rnmental ur,i udicial proceeding. (A) tr'lcuHul >hllll uny time default in the perfonnanceofany obl igation under this I.Aiaafler notice to Tenant thereof nnd expiration oflhcp,plicablc curo period, L1111dlord shall hnve the ri t,hut hall 11ut be obligated, to enter upon the Premises and to perfom: such obligation notwithSillllding the fact thsli no !ICC•tic pro\'hion fur such substituted rerfom•ance by Landlord is made in this Lease with respect to such default. I n perrorming such cbligntio:1, l"andlord mRy make nny payment ol' money or pl:l"fom• any c> her ac-t. /Ill rca$0llftblc, oul uf pocket mns su paid by Landlord (together with interest at the mte of two and ono.,half percentge points ovc,·the then prevail i n{: prime rate in Bostotl as set by Ba uk ul' Amrica, N.A., or its successor (but in no event grentor thnn the maximurn rate pcnnitte<l by applicable law) and nil costs and cxpcnss Jn oolUlcction with the performance of any such net by Landlord, shall be deemed to be Additional Rent under this Least: and sltall be pa.yable to Landlord immediately on demancl. l..anul urd may exercise!he fore&oing rig,hts will10ut Wllivi11g ltllY or of its rights or releasing Tenant from auy of its obligations under this Le<dSe. tB) In the event (a) Ll\llcllurd fails to make such repairs as Je required of I oncllord under thi s Lease or to perfonn any other nbl iBUiit>IIS oi' Ltmdlol'(l hereunder within thiny (30) days (or such ,qhol\cr pe1 iod as limy bu ppropriali;) in an emergency) nftcr writte11 notice fi'Om Tt:nHnl to l..Hndlord tmd to the holder of an)' mortgage on the r>rup<:rly of which Tenant has been gi11cn written notice hy T..<mdlurd specifying the nature of such repniror otl e1 obligations or (b) if such repairs or other obligations are of the t ype which cruwot b<: mil\lc or performed within <uch Lhirty (30) days oficr such writ•,en notict' from

l'cnant, then if Land!ol'd fails to con:mence making such repairs or w perfurm such obligations withi11 such thirt)' (:10) d<ty pcriutmd thurcallcr pros.:culc such rt airs or other obligationto comph!tion,lhen thereafter at (lny time prior to Landlord ommencing .such repairs or orhcr obligations, 'J'enmlt may,but is noobtig!lted 10, rnake st•ch rcpaixs or pcrfonu such other obligtions ami may make a demand on Landlord for pnyment of thu rcusonablc out of pocket cost:hereof octunlly incurred by Te.nant nnd LnndlonJ shall pay the reasonable o•a of pockcr cost thereof; provided, however. if within thirty (30) days allcr receipt nf such demand, Landlord sllllllnot llllve paid same, thcu Tenant shall have!he right either (I) 10btiug. suit in a court ul'competent jurisdiction in the C<!nunonwc;Jith uf Mt Ssachusetts or (ii) to arbitrate wch claim purs11nu1 to !he vrovisiuns of subsection (qbelow, u1either case scckiuG p»ymnlllf the sum so claimed in Tenant's demand. However, in no event shall Tenant have the right tQ offset aainst Annual Fixed Rent, m·MY Add i tiorllll Rent or vthcr charges payablt1 under this Lease. F'nrther, l,nndlord{' ilih•rc to pay Tt>nant's demand shall not hen ciefnull nf l,ondlord or give Tenant the right to terminate this Lease, Tenant's only right bc.:illl; to bl'ing suit or arhitmte as aforesaid. If either Tenant or Landlord elects to ·arbitrate such clnim, then as to that claim the electing party hereby waives the right to bring suit on such claim other than to enforce the rcs111l of such urbitr.ttiun. Aoy disputes r :lttlmg to this Section 8.1 7 may be submitted to arbitration in (C) accordance with the provisioa1.q of Massachusetts law, as from timtto timamended. t\rhitralion proceedings, including the selection of an arbitrator, shnll be cond ucted pur uant to the mles, reg1liations and procedurefromtlme ro time in lli:ct s promulgated by rh..: American Arbitration Ass::>cintion. Prior written notice of nppllcotion by either )Hirly 'lor arbitrmion shall be given to the o ther nl lcasttcn (10) tlaybcl'ure submission of the11pp:icotion to !he said iution's office in the City of Ooston. The arbitrator sltl'Jl h<w the parties and their evidence. The deci!<ion of the orhitnuor shall be binding and conclusive, and judgment upOulhtward or dedsion of the arbitrator may he entered in any court of law \ith jurisdiction over the fluildi11g, and the partic!S consent to the jurisdiction of uch court and further n&• oo t bHtamy process ur notice of motion or other apJJiication to the l:ourt or a judge thereof may be crved out ide MaRsnchusctts by registered mail or by psr nnnl service, provided a re-asonable time for appearance is nllnwcd. 1'bo osts an<l expenses of each arbittnlio11hcrcundce nnd thci•·apportionment between the parties shall be determined by tbc nrbitrntor in hia' ard o r decision. No arhitrnhle dispute shal' be deemed to have arisen under th:s Lea<;e prior to (1) the cxpirdtion of tho poriod of twenty (20) days arlcr the dateof the giving of wriuen notice by ihe pony n.>scning the existence oi thdi)'])Ulto together \\i!h a description thereof suff icient rur IUl understAnding thereof. and (1i) whero Tenant payment is iu issue, the amount billed by Landlord ha•ir.g been paid by Tenunt. 8. J 8 Holding Over Any l:lukling ;wer by Te11llnt ufler the CX[limtinn nrt hc tern• of this Lc.ts.: shll be rrcaced as ;tlennnq at suffemnce!UlC shall lx: on thu terms und c.onditions as set fon.., In thi•

l.ease, r.s far as uppli abltl xcept ibat Tenant shell pay as a use and occllpHI ICY charge tm amowlt e4uall0 the greate1: of (x) 200% of lltc Allnuol l'ixed Rent and t\dditional Rent calculated (on n dnil y basis) at tl"' hil!,!lCstnuo payable under the termof this Lease, (>r (y) the lair ttmrket rental''aiuo. of the Premise.in CllCh cse Jor Lhe period mcasu1'cd fro!Jl the day on which Tcmmt's hultl-over commences and terminating on tltc day on whlch Tenltllt vacijlthe Pn:mises.ln addition, ifTcnnnt holds over in tht Premises for a period exceeding tlu1iy (30) dnys after the expi.rdtion of the Term of the f.ease, rcnnnt shall save LandiOld, its gents md employees hmmless and will cxoner.tte,de:eml md indemnify La.·uUord, its agents and employees from and agai!ISI any and af. damog<-s which Landlord may suffer OJlli CIIuo\ ofTc.nanrs hnld-ovcr in 1hc l'rcmis..:s Hlkr the .:xpiration or prinr termination of the IC!1ll of t·his Lease. Kolhing in the foregoing nor any other tenn or provision of this Lease. shall be deemed to permit Tenant to retain po.sscssion of the l'rcmies or hold over in the Premises ttl\c1· the C.XJ>ir tion or earlier terminotion of lhc ! .ease Te m. All p1ope11y which remainsin the l)uilding or the Premises nJlw-the cxpirntion or tem1ination of this Lease sha ll he conclusively deemed to be nbllndoned and may either be retained by Landlord as its property or sold or othe...,isc disposed of io such manner 11> Landlord may see fit. If any purt th\:Ceor shall be sold, then Landlord may receive the rrocecds of such sale and 11pply the same, at rtoption ugainsl U.:c expenses of the sale, lhc cost of moving aud storage, nny orrt:a11< ur r.:ut or other cba."\leS payable hereunder by Tenru1t to Landlord and any dan1agc.s to which Landlord tny be tmtiiloo under this Le< se and at law and in e.quity. 8.1 9 Rxtension Or>tions On Lhe condition(which conditions L.a nr.llord may wnive by written notice to (A) Tenant) that both at thu time of exercise of the opplicnble option to CJtlcnd and asof the commeucem:nt of the applicable Extended Term in question (i) there exi:;t.q no Fvcnt of Default (defined in Section 7.1) a:Jd there have been no more than two ('2) default uccwreoces duri ng the Term, (ii) tl:tiL<:a '-' is till in full force and effect, and (iii) Tenant has nei ther asir;nctl thi s Lease nor sttblet more than one{1) specific Boor in the Ouilding (cxt'tpt for all assigiUllCnt or nny subletting prmittcd without Landlord'consent under Section Hi.t he•·ct•f Md any sublening of a speci fie ttnd cowplete Hour lur <I term that expire<; ullt:al<t Lwcl vt (12) month8 hcfnrc the cxpi mtiun of the Origimll Tenl.'), Tennnt shall have the right to extend the Tern• hereof upon nil the same term, conditions, covet:aniHnd 11gr cments herein contained (exccrt tor the Annual Fixed Ren1which shall be adjusted during the option period 113 hereinbelow set forth) for two (?.) lruCCe.'t i\--e period(a) ornw (5) years 3S hereinafter set forth. Each option period is sometimes hercin rtferred to as an ''Extt:mh:Tenn.'' Notwithstanding ony isnplicalioo (o !he contra.;·l.and torcl has no obligation to make an)• additio11ni raym nt to Tenant in respect of <my CQIISlntct.ion nllowance o1' the liko or to perfom1 any work to the Premises aa result nf the exercic by Tcn nt of "-IIY such O j)tinn. lfTenant desi res to exercise the Lhn upplica bic option 10e xrend the I .case Tcn11 (B) {i i'a11y 0.11 u;umi.n), th.cn Ter,am shall give written notice (the "Exercis0 Notice") to uuyJJord, not lt\ler than nin(9) monthll prior to th<: axpinll.ion of the Tem1o(this Lea:;.:

ns it may have bcc11 previouS!)• cxtcnllt>d exercising the then applicable nnd nvaihlble option to <.>ttcnd (th"Outside Uxercise 11nte"), which election shall lie:: i.rNvouab!e (the "&erc.ise Notice"). Within ten (1 Oj busincsduyaOer Landlord's receipt of the Exercise 1\'oticc, or if Tcnam deli vers an Exercise Notice cnrller Ui!m the Outside Exercise Date, then, on or before the dnte th6l is nin..: (9) months before the expiratiall of the or:ginal Tenn, Landlord 111111 provide Landlord's quotation tn Tenant of a propo cd RIUlUul rent for the Extended Term for the l'ren:i'ics ("l.lllidlordR' ent Quo1mion"). If nt the expiration of lorty-livc (45}days nfier the date when U!ndlnrd provides such \IUolatior.:o Tc::o:ant (the "Negotiot ion Period"),landlonl and Tenant h•we not reached ogrcement on a dete minntion of an nnnunl rental for the applicable l>xrended Tenn R nd cxce\llcd a wrrttcn instnuncnt confirming the Annual l'ixed en( for tlwpplicable extended Term pursuant to such ogreeme11t, then T;:n nthall havo the. ri&ht, for thirty (30) dnys following lhpiration of-theegotinlion Period, to make a request to Landlord for a broker determinati on (the "Broker Ocll;unintion") of the Prevailing Market !lent (as dcllned in Exhibit H) for the applicable Extended Term for rbc Prctni cs, whicb Oroker Determination shall be made io the manner set forth in Exhibit H. rr l'ennnt rimcly shall hav;!IC<Jucstcd thu Oroker Determination, then the Annual P!xe:! Rent lor the eppliroble EXtended Tenn shull be ninetyJive p.;rc<:nt (95%) of the Prevailing Market Rent as detetminet.l by the Broker Determination. If TeniUlt does n<:>t tir:tcly rc4ut;J>tthc Broker DeteJ.mination, the11 1he Anuual Fixed Rcnl during thapplicable Extended 'l erm sl al l be equal to Landlord's!Wilt Quolation. (C) UJXll'l the gi vinr: of the Exercise Notice by Temmt to Landlord exeroisillg Tenant's option to extend the Lease Term in ac<:ordnrl¢C withIhe provisions of subseclion (B) ahove,then this Lcnso and ihe Lease Term hereof shall outomniicn lly be deemed CJttcndCil, fur the appl icable Cxrended Tetm, wilboollhe=sity for the exeeution of any additional document&, except that Landlonl Cllld Tenant agree to enter inlo an instrumcrl in writing sening forth the Annuall'i e<l Rent for the applicable Extended Tenn as detennincd in tl1c rclcvaot manner set forth in this Section .20; nnd in suh event aU rclcrcu.:.s herein 10 the Lease Term or 1he Tcr·,n of this Lcnsc shall be construed as referring to the Originnl Term, as so extended, unless lhe context clear'ly otherwise r'Cquircs, and cxwpt that there shall be 110 .further option to cKtend th11 Le sc Term. (D) Notwith.stauding:mylhing herein conroined 10 thecontrmy, i n no cvcnl shaU Tenant have !he right to exercise more than ouc extension uprion at a time and, further, Tenant sbnll uot bavo,: the right to exercise its second extension option wtls it has duly exercised its fust extension option lllld in uo uvcntliliall the Lease Tenn hereof he extended for more tll!ln ten (10) years after the expiration ofthe UriginnT! errn ht:rcof. 8.20 Sec\U'ity Deposit (A) On o•· bciOI'll lhc date U1at is seven (7) busine.qs days atter11w cxO(\IIIion and d li vety of this !..case, Tenunt shall pay to l .an(IIUfd a scclll'ity deposit i n the runounl of Pour HWJdrcd f'il\y '\inc Thousand Nine Uundred Seventy Five DCll!trr($45 >,975.00) illld Lmt<Lont hall hold the same. througholll th<l Term ol' this Ll.·ae (ilwluding Ihe

Extended Terms, if exercised), unless reduced or ooner rct1•mcd to Tunanl as provided in Uti;s clivn, as security fo•· the pcrfmuut."lct: by Temmt of all obli&atlons 011 lh<.: pu11ur Tenant to be pet-ormcd wuir this Lease (the "Sec'Uri1y l)cposil"), Notwithstanding any other provision of tl:is Lease to the contl'ary, in oo event shall Tena.'lt or its contractors perform nny work in the 6ui:dmg l!lltil Tenant has delivered the Sccurlt)' Deposit to Landlord. (B) 'f'hc Security Depo$i l shall be in the fonn of on irrevrn.:<tble, unconditional, n :goliabJletter of credit (herei n called a"Letter of Credit").'I he Letter of Credit sb;all (i) be is.<ntcd by and dJ:awn lln Oank of America, N.A.or another bank reasonably approved lty LandJord and at a minimutn having a corporate credit rating from StandMI and Poor's Profe,-sional Rating ServiceofDBBo· ro comrlarablminimum rating from Moody'l'rufcssional Rating Service.(ii) be substuntially in the form atlr.ched hereto as Exhibit IZ, (i ii) pet·mit one or roor : drdWS thereunder 10 be made ac.companicd onl)'!>y certi ficatinll hy Lmdlord or Land lord's monogi ng ag<:Jll thar pursuant to tho terms of thi,; Let:se. l..andlord is entitled to draw upon sucb Letter of Credit, (iv) permit truusfers at any time without charg_e Ill L:1ndlord, (v) permit prcs utm ;nt in the continental United States, ami (vi) provide ihnt ony noucc lu L<uKIIurd be sent w !he notice uddtcs3 provided ior Landlord in thisc. Time is of the essence with n:specl to all time periods for Te.nant>s action under tltisSoction 8.21.The failure of TeniiJlt to provitl• Mny financial stntemellls, do<.:umcntation or nny Letter of Crethl as and when required undet·titis Least: (lilltc being of the essence) sl\1111 b<.:.l:l default ofTenont under Ibis Lease, subject, however, to till:nutice and clU'e provisions of Article Vll hereof. If the credit mtlnglot:he issuer of any r.eLte; orCn:dit falls beiQw the standard set fonh ia (i) ttbuw or if the lin ;teiol condi!ion of such Issuer changes in any other mtll>ri!ll adverse wuy, l.andloro shall have the right to require that Tcmmt provide a sub tittlte leiter llfcrcdit that oomplis in all rcspcMs " th the requirements of this Sec1ion, and TonMt's failure to pruvkllhsame within thirty (30) days following Landlord's Y.Ti tten dcm.lllld Utctclvr shuII enti tie T .011d lord to imrnutliately draw upon the I ,cller of Credit. The Letter of Credi t shall be [or It tcnn of two (2) yenrs (or for one (1) ycru if tl:e issuer thereof rcr,ttlarly and customarily only issues lcllers of credit for a ma.'limum term of <me (I) year) and shall in eitlll,lr c:1m:provide for automntic renewals through the date whicb is ninety{')()) doys sult.>r.xj'Jcnt to the schedllled expil' t!on of tbis Le:te (ns tle rune may b cxh:mloo) or if the issuer willt1!ll rant lllltomat:ic renewals, the npplic bh.: Letter of Credit shnll tlC renewed by Te.niiJlt each year and ca.ch such renewal shall be delivered to and received by Landlord not Iuter lltlill lhirly (30) days before the expinotiQ:I of the then current applicahle lellor of Cr...!it (herein called o ·' Renewal Pr scntation Date''). rn the evem ol'ft fHilure10 so deliver nny Sllch renewHl Lefler of Credit on or before the applicable Renewal l'rescnUilion Date, landlord sholl be emitlcd to present the then existing a pplicable Lettof Credit for payonc11t w1d Ill receive the proceeds thereof, wluclt proceeds shall he hold ns Tcu"nl's sc. urhy deposit, nbject to lhc t nru; of this Section R.21. Any failure or rcthsal oflh<.: iss uer to honmllo.: l.dlo,;t ol'Cretlit sh;lillx! at 'Tcn t·sole risk and shall not relieve Tenant of its obligations hereunder v.ith regud to 1 he sccul'lty deposit. Upon tliu occum:nce of any Event of l)cfuHILandlord shal l have the right from l ime to time withOl1-1 prejudice to any other n.:mdy Landlnrd may have on occoum !hereot to drnw 011ull or any portion of such de]Xlsit held ns a l.etter of Ctcdit nnd to apply the proceeds of such Letter of Creditor any Ca$h held as such deposi t, or any part thet·eof, to Landlord'dwn tges arising from such F.vent of Defilult on the part ol'T<.: lanl ulldcr the Icons of this Lease. If I andlord w upplics all or any portion of such depo. t, Tenant shall within seven (7) days after ooticc from Landlord deposiL CI!l>h with Landlord inlll1amount sufficient to restore :ruch deposit to (be f.tll amount stated in this Sectior. 8.21. While r,all(tlurd holds any cash deposit Landlord shall hnve no obligation to pay interest on th;same w1d shall have the right to commingle the arne witll l,llndlord's other funds. Neither the holrler of tl mortgage nor the landlord in a ground lcflSc on property whi<.:h incl uds the Premises shall ever be respousi\Jic to Tenant lor the retllm or application of nny such dcpO'iil, wb<:th<:t or t\Ot i l succeeds to the position ot' Lm1ulord hereunder, urllcs ucb deposit shall have been recei ved ln h•ud by such holder or ground la:!dlord. (C)(i) Por purpO$ehereof, the ''Applicabk Financial Test"shall mean Tenant shall have generated aross Rcv nucs" (hereinafter defined) of not less than One H11ntlred Fifty Million Dollars ($150,000,<)()0.00). "Gross Revenues"shall mean and he n.q del111cd underGAAP. Tenant shal l lww "Nt lncome" (hereinafter defined) of not I \:. :>lllliO Fil\cen Million Dollars ($1 5,000,000.00). "Net t ucomc"hall mean and be as de lined under Gl\t\P; anj (li) I'or purposes hereof, "TClllUlt's Submitted Financial Documcntnlion"shall nleitl\ financial statements (including, but not limited to,income and cxp osc statements and a balance sheet) for Tcnl\llt' s most recently comple1ed fiscal year ccrtiGed by the Chief financial Otliccr of Tenant and uch other Jinan<:i:.l information and documentation as l..undlmd may Icasonably request. (iii) 'Provided nnd on lht: con:.lition that, for n consecutive twelve (12) rnonth period beginning uul earlier than the first doy of the 371 h li.tl l calendar month of the l.ease Term, Tenant submits tO Landlord Tcmult's S11bm.itted Financial Dccumentntion for ll\lcb consecutive 12 month period demollSlrlltiug. in Landlord's reasonable judgment, Tenant's satisfaction ol'all of the ''Applicable Financial Tests'' (delined above) during ond fnr said consecutive 12 momh JlCriod,tl1cn the amount of the T.euer of Ct-edit sh ll bo: n:duc.ed on efTecth•c on the sixtieth (601"} d uy following none time only basis to satisfaction of the Appl icablc Financial. lf Tenant shall not solisfy the ApplicAble f 'ilumeiol tor the rcd u\:tion, thenhere shall be110 red uction in Ihe Letter of Credit. (iv) There hnll he n\J further reduction in the l.erter of Credit other thun the one (I) time :eduction set fonh i n item (iii)above .·.

(D) It shall be nn exprescondition to the return of the tetter of Credit and any '' <hrctio!tin the Lcttr of Credit chat there hanor heeu tUl E-vent of Ocfa ult under Lease •• herein mended beyond opplicablc notice111\d .;ure periods. (E) Unless an L!ve:n ofDefnult theu exists or Landlord has given Tenant notice of default undeSection 7.1 hereof and Tenant has yet tQ cure the failure thnt Is the subject of such notice, Landlord shall re:um ll:e deposit, or 110 much thereof as shall not have theretofore been applied (reduced,or previously returned) in accordance with the terms of this Section 8.21 to Tenant on the expiration or·cnrticr tcnninalion of the tenn ofrhe Lease (<IS the snme moy have been extended) and surrender po 'Session of the Premises by Tenant to I ,andlord in the condition required in tl1e Lense (as herein 11wcnded) at such lime. 8.21 Lotc Paymcnl IfLomllord shallLHJI have received any payment or lnstallmcn:of Annual Fixed Rent or Additiorn;l Rent (the "Out,tnnding An10unt") on or before the date on whach the same first becomes pnyoblc under this Lease (lhe "Due r>oae"), the ammmt uf buch paymem or installment shall incur a laic charge e(].U&IIo lbsum of: (a) three percent (3%) of the Outstanding Amnu ul for a ministration and bookkeeping cosrs associated with the lnst pnymcnl an<J (b) interest on the OutstarJdiJrg AnlOIUlt li.'um the Due Date thrnugh nnd including the dull! such pnyrncm or installment i.received by I.11ndlord, at n ratequal to the lesser of (i) the x·aie announced hy Hank of Am ::ri<.:<1, N.A., (or its successor) irom time to time as iLJll'iua.,; ur ba l:l rate (or ifsuch rate is no longer avai Ialli.;, a comp;rable rate rcasoru1bly selech:d by Landlord), plus two p.:rnt (2%j,or (ii) the nwximurn pplica ble legal rote, if any.Such intcn:sl shall be deemed Additional Rcut tnd shall be paid by Tenalit to Landlord upon demand. Lru1d: nrd ngrecs 10 waive the late c"barge due hcr<:undcr for the lirsl late, paymcm hy Tenant under this Lease, provided thnt Lnndlord receives such payment from Tenant within llve (5) busi rw.:J SllHys aller notice to Tcnnnl of such nonpayment. 8.22 Ten;mt 's Paymellls EacJJ and every payment end expenditure,oth :r Ulan Annual Fixed Rent, shal l be deemed to be Additional Rent or llddiliona.l rent hereunder, ttethcr or not the provisions requiring Pll)'lll\:nt of 5uch amounts specifically so state, and shall be payable, unle,s othenvise provided inlhis l..c sc, within thiny (JO) days after written dcrnnnd by Landlord,aud in the case ofthe non-payment oruny such amolmt, Landlord shall have, in addition to all of il01hcr rights and remedies, all the rights nnd remedies availa ble tu Landlord hereunder or by Jaw in the case ofnon-p11ymcnt of Armu;tl Fixed Rent. llnle s expressly olherwise provided in this r.ease, t ho pllr(bmmnce and observance hy Tennnto( ttl I the terms, covennuts ami conditions of this Lease to he performed ud observed by Tenant shall be fll Tenant's sole cost Md expense. JJ'Tenl.tllt has not objected tn nrty Sllllt:mcnt of Additional Rent whichirendered by Landlord to Teuont within ninety (90) da>'S ailer Landlord hus rendered the same to I enanl then the sae shall be deemed 10 he a fi11al account between I r111dlord and Tenant notsul>jcct lO any ful'lher dispurc by either p my. In the event that Tenant shall seck Lamllord's conent or approval under th:s Lease, then Tenant slnt!l reimbnrse Landlunl, upon demand, ns Additional Rent, for n reasonable costs and cXJXlnses, including Jes&land architect.urnl co ts and expenses, incurred by L ndlord in processing such requo t. whether or not S\rcb consent or approval shaU be given. Wpjvcr ofDjal by Jury 8.23 (A) To induoc Lw::dlord tn enter into this Loose, Tennnt hereby waive< noy right to trioI by jur)' in any aclinn, proceedins or counterclaim brought by either: Landlord o1· Tenant on ony matterwhatsoever Arising out of many way connected wirh this Lease, the ri:latio:t$hip of the l.arwlortl and the Ten11nt, the Tenant's use or occt pancy of the Pn:m:s and/or ruoy ;:im oiinjury or damagt:, including butnutlimiteC. to, any summnry process eviction ?.ction. To induce Tenan:to enter intu Ibis Lease, J.amilord hereby waives any right to {13) triollly j wy in any action, proceedio1g or co\rntcn:laim brought by ciUll:r Landlord or Tenant on nny mailers whatsoever arising out of or nny way connected \loith lhls Lease, the rclatio:!p of the LantTiord and the Tenant, theTenant's use or occupancy of the mises and/or any claim ofinjury or damage, includiug but not limited to, any summo•'Y process .:viction action. 8.24 ' l'cni!Qf's Signog Tenani shall hn vc thright to (i) in tall a sign in rhe londscapd aren whre the road forks to the Building the exru:t location tO be approwd by Landlord, which "pproval shall not be unreasonnblc withheld (tl'.<! "tl\rilding Entrance Sign") which sigJI (inclusive of uuy mo111u: cnt or btlllasts) shall not exceed fifteeu (1 5) squllfe feet iu size and (ii) erect 1111 cxtl\f ior sig11 on the Building (the "Buililing Siguage") co::ohliniug Tenant's nnmc!n a location ·with visibility from Route 2 as first approved by Landlord pro"ided that (n) Tenant complies with all applicoblc "Governmental Requirements" and ohlllins all pennits, approvuls, consents and the like requi1'cd l>y the Governmcmtiil Requirements,(b) the size, graphics,design, propOltions, lighting component, oolur and all other chnracte.risli.::and operutir:g criteria of sucb signage shllll be subject 10 the prior approvnl of L1111dlcrd, which ppruval shall not be1mroasonably withheld, and shall be fut1hcr ubjec1 to the rcquircmnls of the Town of Lexington Zoning By-Law e.ud 1my other uppllcnbllaws, and (c) Tenant shall be solely responsible for all costs ami expense, regarding the Ruilding Signage tmd the Building Enb·cnce Sign including, without lim itation, fal>rication cnts, design costs, in tAllatiun costs and all npplicatil.m, permit nnd governmental opprovaJ ousts. Landl ord shall, at its expense, install the AMAO Phannacetf.icals nameon the exi•ting free stnndi ng si ,:o located at the Hayden Avenue eu.tnmce to the Site (the "Hayden Avenue l:lntnmce.Sisn") in a design compamhlc 10 the existing graphics on such sign. l\;nani ac.knowledgc> th; trights to the H11yd:n Avenue Fntraooc Sign are nou-exclusivc. Landlord agreero coope"'llc with TenAnt regnrding Tenam's obtoi11ing approvals of the Rnilding Emrnncc Si)ln and the Build]n§ Signagc -·

including without I imitation, joining in any apr>lications for any permits, approvals or cet1ificat<'S from Ml1.\' governmental amhoriticrequi red 10 be oblltim:d by 'l'Wlijllt, <l·lld sh ll sign such applicationreasonably promptly flcr rt:<tuest by Tenant pmvidrl thot (i) the provisions ot' the Applicable Legal Rcquirc:nertt shuII require that Lantllord join in uch applic-ation, and (ii) Landlord shall not be required to expend any monies, assmne any costor cxpcnS<ls or \JP..dcrt"kc any l:tlbilil).' Tenrunsf,.all, nt its sol e cost and expense, be ubligutod to maintain,opernte, repair ll!ld replace the Building Signage and for any utilities' cosmro operate the Building Signagc. In no event AAllll nn)' Ruilding Signag:identif y more than one (I) occupan!of the Buildingand in no e\•cnt shall any Building Entrance Sisn or any Haydon Aver.ue llntrnnce Sign identify mOl\' tlmn two (2} occu pnms ofthc Building. Upon the expiration or cal'l icr tcnnlnatiurt u( the Lease Term, Tenant, at its expense shnl l remove tbc:: Building Signage anC. restore the.affected area of the Building to the condition immediately prior to SI!CI\ installation. Governing J nw 8.25 This Lea:s<: shall be governeC. exclusively by the provisions hereof and by the low of the Commonwenhh of':vtusSitChusctts, llS the same muy from1imc to timcw.i t. 8.26 Rooftop Right;s TcnMnt sbull be pennitted, nt its sole cost anti expense, to ins:all telecommunicntions equipment (the"l'dccommu nications Eq uipment'on the roof of the Bu ildi ng, in a luction to be determined by LnndiMJ itJ itt\:llunnble discretion. Nothing contained herein shall limit Tena nt's right :o install other equipment (such as, buttwt llmitcd to, rooftop HVAC units) on the roof of the Hui lding, and L2ndlord agrees that Tenant hall haves\lCb right subject 10 roc provisioru; of Section 5.14 hereof. The exoct specifications oft.Telecommunications Equipment{including, without limitation,the size, height, weight operating criteria nnd visibility), "nd tbc method of installinc the Telecommunications Equipment on the roof. RhoII be snbjcctto L n<lloru's prior v.1·irten approval, which shullnoL be uurCllsonably wi th.1old or delayed.Tenom ho ll use Lnndlord's roof Cl>otntctor for the installution of tit.:T.:lccommunications l!quipment. Tenant's usc of the Tcl -communications Equipment hall be upoultlluf th\1 conditions of the Lease,except as modified below: (a) lt ill Wlt.lcr.ltuod a.'1d agreed thnt Tclll\nt shall be responsible, at its sole C(lst o.nd expense, for installinc all n :e&s!l.t)' connec1ions (the "'T elecommunicntions Conn ctiuns'') between the TelecommuniCHt ions Equipment and the Premises. In addition to complyi ng with the applicable construction ond nlteraliOn$ provi:.ions of litis Lcav, Tenant shall not in.qtnll m·(lJ)CrfttC the Tclcuurtununications Connecrioos in anyportion of tl<i Bllih.lit:g unti l (x} Tenant shul l hnve obtained Landlord's prior written approval, which a pproval v.illtWt be unreWionably withheld or delayed, of Tenant'plans und pcc:fications for the placement anJ ir.stallntion nf the Telecommunications Com\eciions, nnd (y) l'ennn\ slt !l h!<\'c obtmrld find deE\-ered 10 Landlord C(1rioof all requireJ govcrrunc:nal and qu:t'ii-

govcrwm:ntal pennits, special pennits, npprovals,licenses and authori ,.ations necessary fo1'1he lnwful installation, llJNrtttion, use and maintenance of the Telecommunications Connections and Telecommunications Equipment, (h) l'cm,ut shall huvc no obligation to pay Annual Fixed R<:ut in rcp;:ct ol' the Tclccoli1Jl1Untcntions Hqnipmcot or Otc 'fclcwmntunications Connection provided thmthc S>lllle reused solely to provide sen·ice to 'I cnnnt's business operations in the Premises (as npjl(lscd to being ulili'aby the teleco:nmunietttions earner to provide service to other te:Jallts of the Building). (c) Landlord shall have no liability to Tcnuot for the installation and subsequent operatlun of theTelecommunication'P,quipmem or the Telt:conununications Connections. (d) Landlord shall have no obligation to provide My St' rvices to the Tetecommuuicmions UJtriprnenl or to the Telecommunications Connection s. 'Ienant shall, at its sole cosi and cxJ.XliUil! ttrnl olhrwise in accordance wt:h the provisions ofthis SCCI.iun 8.27,arrange fur all utility ser¥ize& required fur the Opet"dtion of tbe Telecommtmications F.<)Ul pmcnt and the1'elecommunirotions Connections. (e) Tenant shall, nl its sole c.ost and xp OS(.l, be solely responsible for all maintcnam:e and repair to the Telecom,mmicalions Equipment <uld the Telecommunica tions Connec1ions. Tenant sholl hove no right to trnkc any changes, ahemtions, ien .or other improvcm.;ots to the Telecomn: unirotionF.qtlij>mcnt or the T:lecommunication CoWJe<:tions wi!llOut Landlonl's prior v.Tirtcn consent, which consent shall net be unrcaso1111bly withheld or delayed. (I) Tenant .hnll be responsible for the cost of repairing any rlamugc to the Building or thProperty (including, but not limited to, the mof) caused (a) by Tenant's instal l otion, usc, operation, maintenance, repair nncl/or· rcplnccmcot of tho Tclccolmmmicntions Equipment nnd the Tclcconl(mwications ConnCGtiOlor (b) any entry in <IT onto the Building ar Roof. (g) (h) Except for n. ignecs of this Lease or subtenMIS of all or a portion of the l'rcr.Us s, no other JX:nswt, frrm or entity (includine, without lunitation, other tenants, licensees or occupants oftlte Building) shall have the rigbl to cotmect to the Telecommunicat ions llquipmcnt ou1er than Tenant. Tenant's use of the Tcl eGornrnunicalions liquipme11t and th.e Telecommunications CorlJJCc.ti ons shalt boat the sole risk nt'Tenant, ttnd Landlord slmll have no liability to Tenant in tbc event that the Telecommunicatio.ns Equipment antltbc Telccouuuuni .:lio::ls Connections nre rlamngccl far any r on, c>.cpt lO the {i) -..

extcJlt arising from :he gross negligence or willful misconduct of I .Anlnrd or i1S agems, employees 01· contractors 0) Tenant sh11ll comply with all applicable JAws,ordi nances nnd rcgul11tions in Tenant's instAllation, maintenance, repair, rcplacemenl, operation and usc of the 'l'clccommunit:llt:ons Ec_uipme nt and the Telecommunications Connections. (k) Landlord shall have the right, upon no less than nlnety (90) days' notice to Tcuant and at Landlord's sole cot and expense, to relocate the Telecommunications &1uipmcnt cUI\! the Telecommunications Connections to anotl1cr location on Lbe roof of lhe lluilcling. Landlord and Tenant shull coupcrdtc with eo.cl1 other in good faith to scl<:<.lulc uch relocation worlc<Jn nights and weekends so lS 10 111inimi-interference with Tenant's bll iucsup <rutiuns. In uddition to the Indemnification p1·ovisions set lorth in this Lease w'i!ich shall he applicoble to the Telecommunications Equipment and !he'relecommunications Connections,Tenant shall, to the maximum ext "Jlt penni!led by law, indemnify, defend, nod hold Landlonl, its agents, contractors and empiO)'etlS ham1lcss from (I) auy ami Hlll:o!aims,losses, demand, actions or cnuscs of actions suflcrod by uny person, fiun, COI'flOI'SHon, or othr entit y arising from Tenant's use or the Tclcconullunications Equipment and the 'l'e!ecommur1icatiuns Coi1Jlections. (m) tnndlord shnll have the right to designnte oddentify the TelccommuniCit tiuns I!q uipmcnt with or by a lease or lie<1nc number (or other markiny) and to place such nurnoor (or marking}on or ncar such Tcfeoommunications Eq ;ipmcnt (n) It is el()ll"eStlly understood and agreed that theTelecommunkations l:'quipmcnt shall remain the property ofTenant upon the cxp.ira1ion or earlier tennination of this Le11se and tllllt Tenant sbull have thG right to remove the same. Furlhcnnoro, Tenant shall be obligated to remove tlle S!Ulle'Ill to repairny damagelQ the Site and nui lding (lncl1lCiing, but nul limited to, the root) cau.ed by the instnllntion or remuvul of the TelecommunicatinM Hquipment ur caused by m1y entry in or onto the Building 01· Rooi.'. (o) Tenant's rightto nse the roof' lor its Telecommunications Equipment end Tclc.:ommunicalions Connections ore not exclllllivc and r.ar1dlord shall buve !he right :o or license others to instaU und operdte TelecommunlC3tions bquipn:em on areas oft be 1001' not designated !'or Tennnt's use. provided thnt nny such other· users shaU ap,ree not to interfere witit the up"r>11 iw1 ofT :mmt's Telocmnnn111ications 13qllipment. (p) Tcnunt·shall provide reosonablc acl vnncc nutice to Landlord ofTc1,ant's desire to occe!>!tl he roof nnd I.antllord shall have tbe right to have an employee or r;:preS<Jnt ut i vof Landlord or Landlord's propcr1y manager present 11xccpt iu the e•:ent of e:ncr&cncy, all such access shal!only be fmm l\·fonday through l'rida}

(holidays excluded) during normal huiness hours. Should I -andlord, in lis discretion, grant a request by T nall.l to access the roof at other than during 1he foresaid times, Landlord(or tand.lord's managing ngenl) shaiJ have the right to impose reasonable charges for the time of its personnel. S(l

J::XKC( JTED as a sealed iust.rument in two or more counterparts e'tch ofwl1ich shall be deemed to be an original. ) David C.Provost for the Trustees of 92 :Hayden Tmst, pursuant to writte11 delegM.ion, but no!i ndividually TENA'IT: - AMAG Ph# rpc ) I =()iU---By: N3me: Title: Bri31l.J. G. Pereira .President . Hcrc/f duly authorizcq. ( IJt,:,f if:; By: Name: Title: Dav'l'dArkowitz Treasurer Hereto duly ambori7.ed CORPORATESE/\L -31-

EXBffilT t. DESCRIPTI ON OF SITE Those ce11Jlin pa•·ccls of lnnd {together ''·lh thtl buildings and improve ments thereon) itunted on the northoastcrly side of Route 2 so-cnlled, iu Lexington, Midt.llcollXc County, Massachusetts b ing shown a,q Paroel I and Parcel2 on a plan entitled"Plan of Lund in Lexington, Mass.,"datoo March 19, 1964, by Alben A. Miller and Wilbur C. Nylander, Ci,'il En incen & Surveyors, n:ccrded with Middles(!,; South District Deeds, Book I 0511,!'ace 298, bounded nnd described as follows: SOUTHWESTERLY by R9ute 2 as shown on said plan by two lines measuring r(;specti vely 80.34 feet and 970.47 feet; by the 1974 State TTighway Layout being a reloC<Jtion of Spring Street, by two lines mca.'Uring rcsp;;«iwly 159.76 feet and 54.99 feet; NORTHERLY on a curved line by the junction of said relocated Spring Street nod an nccess roud 11lso pHrl of the 19M Stmc JlighwHy Layout, all as shown on snid plan, S 7.08 ibet; NORTHE/\S:'ER! .Y by said access road as shown on said plan by Uuee lines mreeosspuercutigvely 231.55 1\oct, 647.54 ti:ct Md 7.;3 feet; NORTI lEASTURLY and Et\STr.RI.Y by theme by several lines meas\Uin& res]xx:livcly I 01.06 feet, 33.98 feet, 19.62 lee!, 57.07 l(:etand 17.46 feet. Parcel I contains, according tn said plan, 45/100!Jeres, Parcel 2 contains 5'J-/100 ucrs. and both ParceiR together contain according to said plan, 6.14 ncres. Said premises nrc: subject to casements,agreements and reslrictions of record.if any, to the extent iu force ami applicable. ,,a)!.c 429. For tide see Oecd rc. ;or<le ' .· ' I!

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EXHIBITB Tfi>!ANTPl,AN AND WORKING DRAWI:-10 REQUIREMENTS I. Floor plan indicating location of partiti ons and doors (detai ls required of purtition 11nd door typc:li). 2. Location of standard electrical convenience outlelS nnd telephone outlets. 3. Location and del!tilof special electrical outlets; (e.g. Xerox), including vultaijc, amperage, phase and NEMA configuration uf uu!lcts. 4. Retlected ceiling p lanhowi ng layout of shwd11rd ceiling and lighting fixtures. l'rutilio ns to l>e showu lightly willt itches located indicating fixtures to be controlled. l.ocatious sud llctailof special ceiling conditions, lighting tixtures,1x:nkcrs, etc. 5. 6. LoMtion ond hcot load in 13TU/H:.of all special air conditioning nnd vcntilnring requirements and alltlecessary HVAC mechank.ftl drawings. 7. Localion ami dlliails of'special strnctmal n:q\tircmcnts, e.g., slab pcneLnttions and areas with floor loadingexceed ing 11 live load of70 lbs./s.f. 8. Locations and details of all plumbing fix!ures; sinks, drinking fountains, etc. 9. Location and specification.oftloor cuVI.'rinp, c g., vinyl tile, carpet, ceramic tile, etc. l 0. Finish schedule pion indicating wall covering, puint or paneling with paint oolors referenced to siAml rd color system. Details ond spccil\ct ivns of special millwork, glass partitions, roll i ng doo,·s and grilles, blackboards, shelves, etc. I 1. 12. Hardware schedule indicating door number keyed to plan,siZ£, hardware11:quircd including bulls, latchscts or locksets,clos:ues, stops, and any special itemruch as thresholds,soundproofing, etc. Keying schedule is n:qui!W.

13. Verified dimensim1.q of nJ I built-in equipment (Ji:e c;ibiners, locker, plan li l s, etc.). 1 4. Location of any special soundpoofi ng requiremen.l 15. All dra.,.,'ings to be 1mifonn size (30"X 42") ru1d shall ineorporntc tile sl!UJddrd project electrical and phunbing symbols and be at 11 Sc11lc of 1/8" = I 'orl er. 16. Drawing submitllll shoJI include the appropriate quantity required for Landlord to file for permit along 11' th lour half izeets and one full size set for l.andlord 's review arulus.,. 17. l'rovide all other inlorma\ion necessary to obtain all permits andapprovols for J .an,jlord's Work. 18. lJ(lon completion of the work, Tenant sboll provide I ,nndlord with two lluHI copi :s one electronic CAD file of updated architectuml and mecbenical drawings to rcnect all project sketches and changes.

liXHIBJT C LANOI.OIW SERVICES r. CLUAN!NG, Cleaning and janitorial services slt!ul be provided as needed Monday through Fridny, excl usi ve of holidays obser ved by cleaning company and Saturdays aud SumJ,,ys. A. OFFI CE AREAS Cleaning and janiturilli lSC!Vico:s to be provided in lhe office orens shall include: I . Vacuumin!!, Wimp mopping of resilient floorn and tNISh rcmovttl. 2. Ousti ng ol' huri<;untal surfaces within normal reach (tennur equipment to remuin in place). 3. High dusting and diung of venical blinds to bel' lltiCrtld needed. ;1s ll. .LAVATORIES Cleaning and janitorial services to be provided in the common area lavatories of the hudiing shall includtl: I. Dusting, thuup mopping of resilient floors, U11Sh removal, sanitizing of basins. bowls r.nd uriMis as well as cleaning of mirrors und bright work. 2. Reftlling or soep, towel, tissue and sanitary dispell cr.s to be rendered as necc..9 nry. lligh tltuing 10 be rendered os needed. J . C. MAIN LOBB'IES.ELEVATORS.STAIRWELLS AND COMMQN CORRIDORS Cleaning and janiturit building shall include: I. Trash remonl. •ncu uming. tlu,tiog and damp mopping of l'l!silicut ,.

floors and cleaning and sanitizingofv.-nter fountains. 2. l ligh dusting to be rendered as needed. D. WJ)jDQW CLEANING AI! exterior windows shall be washed on the inside and outside surfaces at freque:tcy necessary to maintain a lirS1 class apperuance. lL HVAC A. Heating, ventilating nnd air ccndilionlug (l((llipment will be provided with sufficicJJt cupuuily to accommodate n mnxim11111 population dCllslly ol'ouc (l) person per one htmdred fifty (150) square f.:cl of useable Jloor urea served, a:!d a combined lighting Md standard electrical load of3.0 wall'per sq uart: toot of useable floor nrca.In the event Tenant in:roduce.s into the Premises personnel or equipl!'ll.'lll which uvcrloads lhe system's ability to adequs1ely perform its proper functions. Landlord shilll so notifY Tenant Ln writinll, and supplementary systcm(s) may be req uired and installed i>y Landlord at Tenant's expeuse, if within fift.een (IS) days Tenru1t hos not modifie<l il'l usc so as not lo cause such overl oad. Operating c.riteria of the basic system shnll not be less llmu the following: Cooling season indoor temperature of not in exceof73-79 degrees Fal:rcnhcit when outdoor temperature is 91 deercc:s Fahrenheit ambient. (i) (ii) !l(:Uting season minimwn mom temperature o!'68 - 75 tlcgrce.s J?ahrenheir wheu outdoor rcmpcrftture is 6 dc rceFahrenheit ambient. Landlord shall provide heating, ventilating and nir conditioning M 11<1rtnal scasonlll ch:u1ge.s mayre£Lnit·e rluringthc hours ofS:OO a.m. lO 6:00p.m. Monday lhrough f riday (local holidays in all cases excepted). B. Tf Tenan1hnll require air conditioning (during the air conditioningseason) or l•cating 01 vcntilaling during any other time pel'iod, Landlord shall use lnndlo::d's best cflorlS to fumish such scrvioc.s for the art or areas specified by written rcqucSl of'Tenant delivered to ihc Oui lding Superintendent or the l.andlonl belore 3:00p.m. of the busine.qs day Jlrcccdiua the cxtrn usage. Lan.dlord shall cha rge Tenant for such extm-lwun;u ugc al rc"wn; blo rates customary fur firRt-cl nss oflicc buildings in the Bosio11Suburban market, and Tenant shAll pay LAndlol'd,as o:lditionol rt:nt, npon receipt of biJi inK therefor.

UT. ELECTRICAL ;F;RVICJ'.S A. Landlord shall provide electric power for·a combin(:d load of3.0 watts per square foot of useable area for lighting and for offic.e machines through standard receptacles for the typical office space. D. In the event that Tenant has special equi pment (such as computers and reproduction equipment) that requires either 3-phasc electric power or any voltage other thrn1 120 volts, or for. nny other usage in excess of 3.0 walls per square J'oot, Landlord may a{ its option rctJuire the installation of separate meterin,g (Tenant being solely responsible for the costs of any such separate meter and the install.atiou tlucrcol) ant!direct billing to Tenant for the electric power required for any such special equipment. C. Landhml will furnish and install, at Tenant'xs pense, all replacement' lighting 1ubes, lamps and ballasts required by Tenant.Landlord will clean lighting fixtures on a regularly scheduld basiti at Tenant's expense. IV. ELEVATORS Provide JXISsenger elevator service, V. WATER Provide hot water for Javnwry purposes and coJd water for 'drinking, lavatory and toilet purposes. Landlord will provide a cnrd access system at ead1entry door ol'thc building. l'.-:il l:.!l (' 1f :I.,. GSf)O(.'S\1821$ 16$1,1 !'ll,'2UOS I :05 1',\1

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EXHIBIT E L.ist of Remaining Cafeterin nnd O;ua Room P.quipme11t Kolpak l'olar-Pak. Refrigeration Unit· Cooler, Model PC033T2 Serving Line . AriM \ictal lndw.tries (consisrs of one Commerci.al Pood Wamlcr, Model W!H-3 and one Cold Fnod Well, Model WCiviD-3) Salad Dar -Atlo.tvlctallndu tries (consists nf one Cold Foud Well, Model M CM and nne Soup WIJ, Mocel SS-1Ot.1.TV) Eagle Stainless Steel Sink, 3 b.lys Advance Sink fHand Washing] SllTVing stainless steelcounter, t69"x38 1 /2" Rude 1-lor Water l!e•ller PESO, 80 gallon (also erves the shower room) I 1 1 I nat.a ltooms • One 9,000 BTU split system serving the 2ud tloor Td/Com Room. 1996 Snuyu Air Handling l:oil Model #wlkso911 ...,;th a 115V Sanyo ModciiiC0911 condcn.qing unit lo.:ated in the Penrhouse mcchar:ical room. 011 9,000 RTU split system serving rhe rd Ooor TeliCom Room. J 996 Sanyo Ai r HAndling Unit Model #w/kso9l l with a 115V Sanyo Model #C09ll condensing unit located in Lne l'enthou::e mcchanicRl room. Two I0 Ton Liebert unitse-rving the Main Server Room on the l s1 floor with a 250 volt cond n ing unitlocatetltm the rovf. One I I on split sy lcm se.rving the :lrd t1oor srver Room locr.ted on t hI st llo01'. Sanyu Model #Ks242 with.11 208 volt Sanyo Model#c1 2422 condensing unit located on the roui'. One 150 KW C!ncrgcnt:y generator Ci\"1' Olyrnpin !'v1odel Dl SOP Iserving the Nloin s.,rvcr Room on the 1st flour. Gcncn tor i s Ineared outside, on the South side of1he huildinc. Viking Total Pac ansul pre-action ystem locatcd in and serving the Main Server Room Oil !he ISl noor. • • • • •

EXHII31TP FORMS OF LIEN W/\IVERS CONTRACTOR'S PARTIAL WAiVER ANIJ St;BORDINATJON OF Ll l3N Date:-------STi\TE OF - - - - - - ---t'\pplicatiun for Paynumt No.; ____ COUNTY OWNER: CONTRAC fOR; LBNDER i MORTGAGEE: ....N;..;.o;:;.n;;.e:.. --- ---$ _ Orir,imtl Contract A.mo11.1t: I. s __ ____ Approve<! Chango Orders: 2. s J. Adjusted Co.1truct /\mount: (line l plus line 2) 4. Comple1ed to Date: --- s - - - - Less Retainage: 5. 6. Total Payable to l>fllc: (line 4 iess line 5) $ 7. 8. Less Previous Payments: s ----------Current Amount Due; (line 6 le-ss line 7) Pending Change Orde•: $ ). 10. Disputed Claims: $ rnr fumishing labor or The und=igned who'"' 11 cont•·act with mntcrinls or bol:l1labor anti materials or rental equiJ>ment, npplinncc.s or tools lor !he erection, <tltcration, repair or rcmovnl of n'mildinc or Slrnetun:or other improvement of real propco1y r,hi'w '!"" .8;Jt • I0 known and identi1icd as luCllt<:d in (city or to.,n), County, , upoll l'ccipl of cr--·· --,-...,.-----and owned by in pnyment of an iuvoicc/requiitiun/a ppliatiun for payment dated duos hereby: wai vt: any and all liens and right of lien on such rent propcrry for lohnr or materinl, or hnth labor and :nntcrials,or rental equipment, appliam:c> ur tools, (1t) performed or furnished through tl:e following dare (payment period), except for retainage, unpaid agreed or pending change onlurs, tmd disputed claims as stated above; (b) subordinate any tm<l II liens ami right of lien to secure payment fot·such U11paid , agreed or pending change orders tmd disputed cloims, and such ti•rthc•·la bor or matcl'iol, rw hot h la bor and materials, or rental quipmenl, appliances or tools, except l'or rct uinKgc, perfor med or furnished ni nny ti me through the twenty-tiftlt day after the end of the ebove paytncllt period, to the extent of the runount actually advam:w by the above lenderimortgllb'I.'C through such lwenty-fiftll day. Signed under t he pcnHltics of peljury this----day of _ , 2.0 • CONTRACTOR: WITNESS: Nmne: Title: 1\ome: Title: .-:.o;;lltlh l 1-.c,t !uf(

SUHCOl\'TRACTOR'S l,lr;N Wi\JVUR General Contractor: Subcontractor: Owner. Project: Total Amount Previously Paid: Amount Paid This Date: $ -------- - - - - - - $ Retainage (lnclt:ding This Puyrru:m) Held to Date: $ - --- --- - - In considt}ration of the n:<:eipt of theamown of payment set forth above and any nrd all past paymeniS re:eived from the Contractor in onn.etion with the Project,:he ttndcrsign d aclmowledgcs and agrees that it has been paid oil sums d ue for atlll!bur, mdtcrials und!or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, disch rue:;. relinq11ishes and waive.• any and all claims, suits, liens a!ld rights 110dcr lillY Notice of [dentificntion, Notice orContrnct or statement of accowtl wi th respect to the Omter, the Project nnd/or against the Contractor on nccount of any !abo•·, utal ri..ls and/or cquipme!ll furnished through Lhe date hereof. '!110 1mdcn.igned individuol represents and wanants thai he is 1he duly authorinxl rcprcsrotalie of the wtdersig :.ed,empowered .nd authorized to execute nnd deliver tlris document on behalf of the uncersigncd and thai Ibis document binds thundersigned to the.extent thO! the pAymcm referred to herein is received. The undersigned represents ami wrrants that it has paid in fili i enc.h 1111(1 cw•'Y sub-subcontractor, laborer and labor and/or ma1crial supplier with whom undersigned i:las dealt in connection with the Project and the undcrsignoo grees at its sole cost and expense to defend, iml mnify and hold harmless the Contractor against any claims,de=ncls, suits, disputes, damages, costs, expent«:.'< (including attomc)'S' feeq), l iens and/or claims of lien made by such sub-suboonttacton.,laborcrs ond labor and/or malerial suppliers arising out of or in any wa)'related to the Project. This docmnem is to take effect 11!1 a scaled i.nstrumenl Exl,,b:t :'" I 11t,I •

Siguct.l uuder the pena:tics of perjury as of this day of , 20_. SUBCON'IRACTOR: Signoltlre and Printed Nome of Individual Signing this Lien Waiver WlTNf:SS: Nam : Tille: Dated: IAh btl I ...

CONTRACTOR'S WAIVI!R OF CLAIMS AGAINST 0\VNER AND ACK OWLEDGl\.ffiNT OF FI ;\.LPAYMnNT Conm1oJ\wealth ofMas ocltllsetts Date: --------COUNTYOP Invoice No.: - - ---- - - - CONTRACTOR: PROJECT: s OriginalComrilcl Amount: I. 5 2. Appro•d Ch11ngo.: Ordt:N: s 3. - 5. Adjusled Ccnlr cl Amounl: s Sums Paid on Acomml of Conlracl Arnuuul: s 1.T'innll'nyn:enl Due: 11te ondcr.dgncd being duly sworn hereby attests that when the Hnal Payrucnl Duo: as set forth above is paid in fullby Owner, s\lch payment shall constitute payment in full for all labor, materials,cquipmm and work in place fumi hed by tl1c undersigned j" conm:ction with the aforesaid contract and that no further paym nl is or will be due to the \JOdersigned. The undersigned hereby nlle. tihot il' has satisfied all clnl ms againsl il for items. including by way of il lustmtioo but 1101 by way uf limitation, ltetr.s of; lahor, moterinls, inRnrnnco, 1nxcs, union benef.ts, equipment, etc.employed in the prosc ution of lhc work uf'said contract, and acknowledges tl111l ulisl liun uf such claims serves liS nn inducement for the Owner to rctca c lhu Fins!Puymenl Due. '!'he ondmigned hereby ugrees to indemnifY and hold honnless the Owoer from rtd ll!,'llinsl all claims !IJ'ising il1connection with its Contract wilh re:;p ctto claims for ihe furnishing of labor, mnrel'inls nnd cqt ipmcnt by ulhcrs.Said indemnificotion nnd hold harmless shall inch tlo: lhe reimbursement of allactual att!lmeys' fees und all costs nnd <X' pcnse.s of every nllt\lfC, and shall be to U1c fullest extent pcr.mittcd by law. The ondersigned hereby hrevucubly waiv<>S and rtj[liS S uny and al l l ienand right oflicr. on uo:h real property and other p:openy of the 0\\ter for lcoor or materials, or both lubor and materials, or renlal equipmc t, nppli!lll\!es or tools, t=erforrned or f11111isbed b)' lh:undersigned, r:xll til I' III'':!!\

Hnd anyone claiming by, through, or under the undersigned, in connection with tl1c Project. rhe mtdcrsigwxl hereby rclc:1scs. remises and dicharges ll1e Owner, any agent of tl!C Owner and their respective prcdece.qs11rs, succc sors, n.ssigns, employees, officers, shareholders, directors, and ;Jrioci.pals, wh.:lhcr uiscloscd or undisclosed (collectively "Relensees") from nnd against acy and all claims, losses, drunngcs, actions and caus.:s of'action (collectively "Claims") which the undersigned and nnyoncclaiming by, throug.'l or under the undersigne<i l;n!l or may have against the Releasees, includin&. wih:out limitation, an)•claims arioinJ in connection with the Contract nnd the wo• k perfu uned tlJcrcunder. Notwithstanding nnythinc to U1c coutrll-"Y herc.:in, P•Ym<:nllo lhLmdersigned of t.he Plnnl Payment Due urn ill!set forth above, shall not constit ute11 waive•·by tl1c Ovmer of IUlY of its righrs ur.der the' contract incJ·ud ing by way of illustruli<)n but not by way of limitation gunmntces nnd/or warranties. l'ayrnent will not be made unti l n signed waiver is ret urned to Ownt>r. 'I he undersigned individual represeniS and •.varrunts thnt hc he is lhc duly authori cd representative of lhe u11dersiQ11Cd, empowered and authorized to execute and deliver thiq. docmncnt on beball'ol' the undersigned. Sicned uJ1dcr the penalties of perjury as a sealed i11strument as ofthis _ day or - - - - - - - - ---Corporation By: Name Title: Jlereunlo duly a.·nhorlzod COMMONWF.Af:nr OF MASSACHUSETIS COL"NTY OF SUFFOLK On this _ day of persoJlally appeared 20_. before mG, the uudersig11ed notary public, proved to me tluougb tislactOI'}' evidence of identification, tn be the persou whusc nrune is signed on the preceding m ntrochecl document, and aci<.J •owl""ld tom; that he/she signee! it n ------ -•• a corporation/portner;;hip vol u,,t l'il)' for itsulled purpose. for NOTA IY PUBLIC My Commission Expires: J ,. ""

I:XHIHIT G POHI\1· Of' LETl'l:lK OF CREDIT BE.\.'EFIC!ARY: IXSIJANCE DATE: _ __200 IRREVOCADLE STANDBY LETII:R OF CREDlT NU. !\CCOU)JTF.lfJAPPLICANT: MAXIMUM/AGOREOA'rn CREDIT AMOUNT:tiS$. _ USD: ___ I.AI)IHS AT\D GENTLEMEN: We hereby ettblish our irrevocable leiter n f Ct'Cdit i n your f vor lor account of the applicnt up to nn nggregnte nmoum uottu x ccd nnd _/I(JO CS Dollars (US S on ourselves at s:ght clCCOmpanied by: _j nvoilablc by your dmfl(s) drawn Your statement. igned by a purponcdly dutborized officer/official cenif)ing that the Beneficiary is ent itled to draw upon this Letler of Credit (in tile amount of the drnfi submitted herewith) pursn3IIl to the !.ease (the "Lc se..) dated by and between , s Landlord, and - ·as 'fcnuot, togt;\ht.r with the uriginul copy of this Letk•·of Cmlil and any amendments thereto which have been accepted lly you. Draft(s) must indicmc name lUlll issuing bank and credit number and must be presented at this offiec. Y011 shall have t bc right to make partial draws ngninst this Letter of Cncdit, from lime to time, This Lt:tter of Credit is transferable <lt nny time nn<l fr.om lime to time 1\ thout cost to Beneficiary, J::;xcept as otherwise expressly sbolc.:d lu;Nin , tbis Letter of Credit isubject to the "Uniform C'ustoms llll.<l practice for Documentary CrcdiL'.lnternaiioMI Chmnbcr of Comoc.rce, Publication No.500 (1993 Rc1•ision).'. \h,lul \ I ••-I "'

This Leller of Cred it shall expire at our oflicc 011 , 200 ... (the "Stated Expimtion Ootc"). It is acondilion orthis Letter of Credit that the Stilted Expirati on Date slmll bdt:emed automatically extended without amendmt:nt J vt· suc<.:essive one (I) year periods from su<:h Stated Expiration Date, un less at len.<t forty five (45) days prior to such Stated Expiration Date) (or llny anniversary thereof) we shall notify you nt the address specified in this Letter of Credit (or ntsuch other address of which you may have notiued us in writing) and the Accountec/Applicant in writing by rcgiS1ered mail (return receipt) that w:: elect not to consider this Letter of Credit extended for any such addition) one (I) year period. bhib110

EXHJBJ'J II HIWKI·:R DETB!UvUNATf0:-.1 OF PRTIVAllING MARKET IIDNT Where in lhe Lea.1e to which this Ex.bibil attached provision imode for n Broker Oetem1ination of Prcv tiling Market Rent, the following procedures ami requirements shall al)ply: I. Tenam's Rcgy sl. Tenant hall send n notice to l..Mdlord in accordance wilh Section 8.1 9 of the Lense, reqncSlill!l ll Broker Detenninalion of the Prevailing Market Rent, which notice to be effe<;ti ve must (i) make explicit reference to 1hc Leae.(ii) include Uul nome of a broker selected by Tenant to net fhr Tcnam, which br-oker shnll iJt: affiliated with a major Boston collllllerckil real estate brokerage.firm selected by Tenant and which broker shall have at lenst ten (10) yearsexperier1cc d.:aling in properties of a narure and type generally similar to lhe l:luilding located in the Route 128Boston West S11burban Market, ao<l (iii) explicitly stntc t hai Landlord is required to notify Tcn nt within thirty (30) days of Rn additional broker selectc:d by Landlord. 2. Landlrmt's Resuonse. Withil• thirty (30) days after Landlord's receipl ofTcnant's notice 1e· questi ng the Br'Okt>r Determinntinn Mrl stnting the name of t.hc broker scfcctcd by Tenant, La ndlord shall give wrillcn notice to Tenant of 1 .andlm'l'l'; selection of a br oker hxving at least the am liati on and cxpcricnw referred to above. 3. Selection of TIIird Broker. Within ten (I0) days thereafter the two (2) brokers so selecrod shall select o third such broker also having at least the a!tiliation and experience referred to above. 4. Rentl Vul ue Octcnninuljon. Witilin t hirt)' (30) days Hllcr the selection of the third broker, the three {3) brokeno selc t d, by majority opin ion, shall make <I de1erminntlon of tht:annual fair market rental v luc of t he Premises for the Extended Term. Such annual fair mm·kct rcnwl valuedetennination (x) may include provis:on fur annool increases in renl d uring said Extended Term if so dctenuincd,(y) shall take into account the as-is condition of the Premil!CS and (z) shall take ocooum of,and be expressed in relation to, the payment in respect of ta..xcs and opc111ting costs a11d provisions tor paying for st;-called tennu1 rlcctricit y liS contained in the J .e :c. ll1e bn.>kers shall advise Landlord and Tenant in writiJlg by the uxpimtion of said thirty (30) d:ry period of the amiUal !hit mll.tket rental value whicho determined shall be referred tons the "Pn:vailing Market Rent". Resglulion of Hmkcr Deadlock. If the l:lrokers are unable to agree 1\lleast by 5. majorily on a ccll'mlinntiou of nnnuullhlr market rental value, then the brokers l'=:..:hli ,f\ II -; ' t shall s ::ud a notice to Lundlord and Tc.nant by the cud ol' the thirty (30) day period for making sold dctennination setting forth their individual dctcnninations of annual lair market renlul value, and the highest such determination onct 1ht lowcs1 such detennlumion shall be disr !_!arded nnd the remaining determination shall be deemed to be the delcrmlnalion of ammal fair market rental value and shall be rcf!o'frcd to ns lhc Prevailing Marti)!Rent. Co§l!i. E ch i>llrly shall pay the COlliS ana expenses of the broker selected by :tand each 1hnl l pay one half (l/2) of the costs uud expenseoftllo third broker. 6. 7. Failure to Sclecl l3roker or l'ailure ofBmkcr to Serve. lT1e' nRm shall h!l.ve relJucsted a Brok.:r Determination untl Landlnrd shall no!have designated a broker within the timu period provided therefor above and such failuru shall continue for mon; Ihan ten (Ill) dayafler notice thereof, then Tenant's bro!<er shallll!one mAke tbedctemlhuuion oflhc l'rcvailing Market Rent in writing to 1-"ndlord and Tenant within lhirty (30) days uf'terthe expiration of Land lonl'rightto desi&n te 11 broker hereunder. lJTcnantand Landlord have bolh uesign ted brokers bul the two brokers so designnted do not, \\ithin a period of fifteen (15) days nflr the appointment of the second hrokor, agree upon and designate the third broker willing so to act, the Tenant, the Land lord or either broker previously de ignatt>d •nay request tho Oreater Roston Real Es te Roard, Inc. to de.qignate lhe third broker willing so to act lll1d a broker so appointed shall, foJ' Kll purpocR, have th<l same standing nnd powers as though he bad been SllUsonably appointed by the brokers first appointed. Incase of the iuability or rcfu, alto sorve of any pctwn designated ll$ a broker, or iu case an)' broker for any reason ceases (o be such, n broker to Jill such vaconcy shall be oppoln!<.:d by the Tenant, the Landlord, the brokers first appointed or the said Greater Boston Ruallb'illte Board, Inc., as the cnsc mHy be, whichever made the originHI ppointment, or if the perso11 whu mude the original nppointrn nt fn.il< to lilt soch vacancy, upon applicnt.ion of any broker wbo continues to act or b)' LheLandlord or Tenant uch vacam:y may be filled by the said Greater Boston Real Estate Board.Jnc., and any broker so oppointed 10 fill uch Vllcanc)' shall hav\) the snme standing and powers ftS though orighlally nppuw!cd. L\h:b.t II

EXHIBIT 1 ACORDTM CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YYYY) PRODUCER INSURED THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. COMPANIES AFFORDING COVERAGE COMPANY A COMPANY B COMPANY C COMPANY D COVERAGES THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. TYPE OF INSURANCE POLICY NUMBER POLICY EFFECTIVE DATE (MM/DD/YY) POLICY EXPIRATION DATE (MM/DD/YY) LIMITS GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS MADE OCCUR DAMAGE TO RENTED $ PREMISES (Ea occurence) $ PERSONAL & ADV INJURY $ MED EXP (Any one person) $ EACH OCCURRENCE $ AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS GARAGE LIABILITY ANY AUTO EXCESS LIABILITY WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY INCL EXCL COMBINED SINGLE LIMIT $ BODILY INJURY (Per person) $ BODILY INJURY (Per person) $ PROPERTY DAMAGE $ AUTO ONLY - EA ACCIDENT $ OTHER THAN AUTO ONLY: EACH OCCURRENCE AGGREGATE WC STATU- OTHTORY LIMITS ER EACH ACCIDENT DISEASE - EA EMPLOYEE DESCRIPTION OF OPERATIONS CERTIFICATE HOLDER CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES. ACORD 25 AUTHORIZED REPRESENTATIVE © ACORD CORPORATION 1988

EXHIBIT 1 ACORD EVIDENCE OF PROPERTY INSURANCE DATE [mm/dd/yyy] THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. AGENCY PHONE (A/C, No, Ext): COMPANY FAX (A/C, No): E-MAIL ADDRESS: CODE: SUB CODE: INSURED AGENCY CUSTOMER ID #: LOAN NUMBER POLICY NUMBER EFFECTIVE DATE EXPIRATION DATE CONTINUED UNTIL TERMINATED IF CHECKED THIS REPLACES PRIOR EVIDENCE DATED: PROPERTY INFORMATION LOCATION/DESCRIPTION THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. COVERAGE INFORMATION COVERAGE / PERILS / FORMS AMOUNT OF INSURANCE DEDUCTIBLE REMARKS (Including Special Conditions) CANCELLATION ADDITIONAL INTEREST NAME AND ADDRESS MORTGAGEE ADDITIONAL INSURED LOSS PAYEE LOAN # AUTHORIZED REPRESENTATIVE ACORD 27 (2006/07) © ACORD CORPORATION 1993-2016 . All rights reserved. SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

THIS 111Rli1' AMENDMEl'>'l'fTO LBASBented llS ofthisday ul'fiM201S by aud het\,\!en THI( TRUS'IBBS OF THE 92 H'A'(l)llN AVEN UE TRUST under Dedaral ion cfT111•t elated August 18, 1933, as the Sttnlc way have been untended, but nul indlv!tlunlly, {"U>..ndlord") and SHIRE HlJMMil <Jl!!NOUC TilERAPIES, INC., Duhtwl!tcorporallon (''T t''). lUlCJTAI.Il Uy Lo•ac <l•!ed Mny 22, 2008 (the "Lc8SU"), Landlord dld leMC l.o .\MAO Pbann:tcetllie?ls, Inc., a Dela\Vlii"O oo:rporaticn, u prcdcccssol'-in-interest to Tcmmt C'Oti huu Tenan.t'.aud O:igjnal T•'flllllt did hire ru:d lensefrom l.<m.tllord 55,924 squru-o feet of rentab <; Oour. Utcn (the ''Rontablo Floor Arc.t ul' ihe Premises") consisliug nf U1e entil-ety oi" tbe building (the "Tluildlog") kMwn as and cumhered 100 Hayden Avenue, Lex.ineton, Masseclluscus, which premi cs are more particulaly de3cd bcd in Ute Leaso (refem:d to in the T.e <<e llS Ute "Premises"or "Tenaul'Spocc"). By C<Jnsent to ASsignment Agrcon:ten: lM Amendment of l.eAso (the "Assignment t.erocment', Land!OI"d consr.ntcd I<' tl1c o5signment <>f Ihe J,e,sc fr<1m Original Tc:umt to Tenant, :md T,nndlord tllld Tenant n"Uidc re1tain modifications to 1hc Lease, as more parocul.tu"ly described iu Ou: Assignment AgreemenL Land!(ltd and Tenant have agreed to cx.lcml the'l'enn of llu> I-e3sefor <>nc (1) period oC.Ihe (5) years upon all of tnc u.me tennsami conditions set!<Jr1ll iutlte Leo.co."cept a•cl lhrlh inLhis Pil"xl Arucndmenlto Lease (tltc "l'it•t Am"'tdmottr1. Landlord end Tenant are entering into t.bi8 in$!ttnmnt to l!l1. . fo1lb said extenSion of the Term of the Lease and to t11110nd tlu:L "'"· NOW THEI U.IW,in consitler tion of One Dollar ($1.00) ""d olhot goodnod vnlm1ble. e ns.i: let-atlol\in hand tb!s C.ab>pald by C!mh of tlmJ•Ilrties to the otlu;.r, Lhc rece:i]>t aud sufficiency of which t!.!'e hereby severally fl Jmowlc:lt;cd, and in t1111hr consi<Wulinu of the rnutual promisesherein cuntaiucd, Londlord ond Tenant hereby 8Q!e0 to ant! Wl!il C>.ch otlo.er as follows: I. 11lcTerm of tho Leo.,whih but for lhia Fir$! An•en6nent i9 sclJednlod to xpire em Augun31,2016, is berebycxtended for cnc(l) pododofih'e(S) yearscoiUlllllnCingon Septcrobec I, 2016 (the ".l'u:.n tlxtendcd ';'crm Comatencoment Dalfi"},and expiring on August 31, 2021 (rlou "Fi rst Extende<t Te1m"), u nlo.s <>ot:cc terminated or u.<tcnded iu "CC(>!'IIanc" with tho provlsiom or the Lc.ase, upou all the ume wrms a nd couditiOT•S contnifled in the Lc""" uhct·eio a r.onded.

2. LMrilcrd aud Teoant acknowledge and agroe that Tenant slmll retain the dt;ht lu exercise the uxtet,slon optioJIS contalnetl ln Section 8.1'.1 of the Lease tor two. ucccs.ivc liw (S) yeru: Exte.uslon Terms in ••.ccordaltc with t.ho krms uod 11rnvislou. Cl l'said Se¢tion 8.1')upon the cxpirotiou of the First Extended 1'etm3.'l if\Jcl\T>irst Extended Term were the Original Tenu Qf the Lease. Por the portio:t of the Lease Term pdnr to u..,. First Extended Tcnn, Alloual 3. (A) "ixeri Rent lbt me Premi:;es sholl contiuue to be p ynbleas Pl'OViucd in tho fA>Usca> runenried. Aau un1 Fixr.d Rent for the l'irt Extended 'l'eml shall oo)lyablc a• follows: (B) (i) For tho period .:Olllll \ttlcinj:011the Jlirst r;,;tended Te!Jll CoiUlllenc mentDme Rnd cnriinu on Auguirt 31,2017,AJuwa1 Fixed Rentshall oopayable by'[O(Iautat the annual r.1tc of r1ocr Area oi'thPrerojses (being55,924q ur.c f••" )). {bci11t, the prodtl«of(x) and (y) the Rentable l or 1he period commcncinu OJ\ Sop::elllber 1, 2017 and eod.tug on {tt) August 31, 2018, AnuWtl . sbal! be P,Hyn:b!u by Tenant !It 1 Ute a110tuu rate the )lroduot of (x)£ and (y) the i.l.entable flour Ar>t nftl1e Premiss). l'or1he period commcncin!l on September 1, 20!8 and eading Oll August31,201!1s,l:ml bc puyahlc by Tcrullllat (tli) the ano11allll11! o (beln.the producrof(x IUld (y)ltleRentabl& l'loor Area of tbe l'rcruisu). (iv) £'or the period commencing on September 1, 2019 and CJl(Jlug on AugustI,2020,AMnal Pl.xecl Ron I. •l>aU he payable hy Tenant nt th!Ulllual Iate of (being the ptudut of (x) nnd (y) the Rent11hlu PJo1ur Area of the Premises). {v) Fw-tlm period commcnGiJig on September t,2020 ilirougb tl>e temainder ofth6 flirstE u:ude<!lcnn, Jl!lyahlc hy T .nonr o.1 Ute Q:lllutlll'3te Fixed &hall be tl1c productof(x) l?remi.). \nd(y) thel cllle (C) Ann.unl l'L'<ed Rent for the l'romics during the extension op:lon periods (if c"cised)luulbe payable as detcnu,ined pw·suant to SecliM 8,19 ol't.bc Lease, ns amoll.dl:d l>y Section?. or fhi• Jlirsl Arncudme:lt. oT.l'l!>.. laf• ..,..'

(A) Fnr lbo pU!pCSC-S of comp1t:ing Tenant's payments fnr opetallng C'XpellSeS 'I. fU Jtnl to Section 2.6 of l:hc leue for tbportion or the I.euseTerm from and ,.ftcr the First t!xtem!cd T(:fon Commencement Dale-, lhs definition of"Rasc Opcrati:g Bpcnscs" contniMd in Section l.l of the Lott•c (as-amended) sllllll be deeted in its entirety ml!l replac::d with lbc following: BASE O!J I'.RATlNO BXPflNSES:r.andlord's Operating F.xJ>C!ISes (aa heu lunfter cefmed in Section 2.6) for c:Ue.ndor yent 2016, being lbc rcriod fium JMuary 1, 2016 thrt>uuh i)ecember 31,2016. Fur the portion oHhc Lease> Teon prior 10 \h<: Fir•t llXlended Tcro1 Cmmnenoement Dato, •ur.h dl!fmitiou shall tCtllllin unch ngod fi>ruch pillposes. (U) For the Jrutpose$ cyf compuHnuTenant's peyu•L 11$ tbr renl esnuc h!Xe• J.nn·suanl to stion ?..7 of the Lco.RG for the purliou of1he Lease Tcr111 f<Om and after t he First Exto:nded Term Commencement Date,tho defmition of "Base'!'exes"contllined in Section 1.1 of1hc {liS emended) shall be deleted lu its entirety ru:drqJID.eod wilh O>e folluwin(l: BASI'.! TAXES: Loudlo:-d's Taxi'xpcnsos (liS he.-c.lllllilct dctlned in Scclion 2.'f) for &\:al lax year 2016, baing the petioli from July I , 2.0l5 through June 30,2016. For lhu pcriocl of \he Lc>llic Tenu prior to tim Fint ExlOJll.led Term Comntetltemen1:.>ate, such dtiinition siWJ remain w11:banged for such purpOU$. 5. (A) Trmnnt sltall acc-ept tnc h.:• u!ses in their Ill<·is corulillou for the ,Fit«\ F.xtcndcxl Te.rm •,•,;thou!ony ubllgttti_on on dle Lanat01d's pru:t to perlimn my ndditions, olleraliom,impro,cmc:tts, ckmolition or other wotk thcrdn nJ! !!:!!.J.luuelo. Landlorclshall provide to Tenant o special allovrottce equal to. (the "Ten,.nr Allowam:c''),which may be npJ11icd by Tenant to the cn•t of improvements in any portion nfUte l'nises perfomoed by Tenaur (the "Tt uaut's Work'') ncr tl1c date b.creoC (which impruvenoenJs shall be unck-rtai'eu in acronlancc with the IMllS 1111d pro•isiousof !he Lease); pmvif..cd, hov.-evc.r,that of the TeMnl Allo"1111ce shall he uvllilaW oxcltJSively for dte co•t of im pJovements lu tho o-cstrooms d1e!'remises (jt being understood and a.grcccl 61ot Tenant Ol )' usc more tl:an Allowance tQv:rudssuch COo"tS, bo.>t!hat ifTenan:doea oot usc tlle!Ull J'.Cstmom renovatimo "'-'ir DUlY no! a;.'ply ollllL'ICd rux.otmts rownrd compor11:>1ts of Tenaal's Worlc or for any othc•·[>\trpose)..-.Pcovidcd Uoat:beTenant (i) ha•completed all of such Tenant'sW<'>l'k in ncc.crdsnce wi1h the teon.of the Lll&ie and l!RS paid for Mil orsn h Tc.rnml'$ Wotlc infull, ()i i basdcllvecd to Lllndtnnl ticn ,.,.th-en. from nil !'ff'..OilS who rnight lcwo 11 ·i,en n.s a roou\Loi·uoh work, in the roconlable formR ntt ehed hereto D3 Exllibit A,(iii)h•delivered to L!lndlcrd a linulset of 1:erord dt·awings for·renant'x Work, (vi) Ita• snHsfied tho rt)(J uiroJnCJtU of (i) lhro11l)h (Hi) above cmd marie rer;:ueslfor 11cb payment onr before$cl!tembcr I,20l9, (v) lu10t cth.r·wise indelimit tmdcr tloe!?. <\ und (vi) tberc are no liens (uules bonded to lhc reasonable 38lisructlon of Lond!ord)

again$J Tenant's ioterest i:1 the Loose nr ugainsl lhc Building or the Site arising out of Tenant'Work or any litigatin i11 which 'l'en u nl isa pa,rty, then withi!t thirty (30) days after tho satisfaction of the foregoing eomEtiMs, tbe l.andlllrd shall pay to the Tl:natlt the lesser orle omt)unt or >Hen <OUSt'so ccr<itied Ol' the amount of the f'enant Allowance. Tenant acknowle:dg<s·a nd ogroes d1at Lnndlpt·d shallluwe no ohligatinn •.o contrit ur.t: l<J wards the total cots<>f ny improvementwoi·k l() be uttdenaken in the Premises ot her thnnt hc l'e!lanl A!Iowanee desc.rii)ed in !hi's Section 5. To thecxtetlt that lhecos' of uny suoh wnrk exceed the Tenant Atlnv:uncc, Tenant shall be soiely responsible for such excess costs and shnJI prQmpr!y pay t he. dif ference to the nppropriate contractors nnd suppliers. (B) Nntwithstnding the foregoing, Landiord shall be under no cbllg-<,tlon to apjlly any po·t tion of the "I ennnt Allowance for any purposes oUocr Utan as r>rovid r.cl in I hi"Sc(:l ion 5. nor shn!f Landlord be deented to have assumed any obligations, in whole or in p rt, of Tenant to a:ty·comrnctotS' , subcont ractOrs, sLJppiers, workmen or materialmen. F01·the PUI1lOSes here()t; the CO.<t to be reimlmrserl hy r andlor·<l shall include tho cOI or leasehold improvements hut not the cost of Te.naot's personal propetiy, t rade fixtme.s or trade e<'juipmClll, moving expenses or auy so cnlled soft costs. P11rther, ill "''event shill! L.andlnrd he ""1ttiro<i t<> '""kc >tppllcttllotl of any portion of t he Tenant All wance on account of any Sllperv isory fees, overhead, managelllent fees or other payments to Tenant, OJ' any partner or affiliate ofTctl"nl. In the event tht such cost of Tenant's Work is less than the Ten.:mt AUowance, Tenant shall not be entitl.ed to nny payment or credit nor shnll there be any a pplication ofthesnnte toward Annual f ixe<!Rcnlt>r ;ulditional .Rcnl. owcd hy Tenant tmder the Lease. (A) Tenant warrmt t• anrl rcp <:s«nls.th,!tTcna ut has not dealt with ny broker ill 6. c.onnection with the cousurtlmation of this First Amei1dment other tha11 l'ranswcstern (the ''Broker1 ); and in the eve11t any dain: js ma. c!c tlt,!tJio;.;L l.itudlr.nJ \'C-lal h"C 10 c.Jca)inBS b , ' Tc:na)Jl wit h brokers other fh•ll the Oroker, Tenant shall de.futd the claim against Landlonl with counsel of Tenant's selection fittapJlrovd hy Landl nrd (which·approval will not he llnot:•son!>l>l y wit hhdcl).and save ha rmlessand indemnify Lnd lord en account of loss, cost or damage whic.h may :ttiso by reason of suoh cluim. • (B) Landlord warrants and rcpN'sem:s that [,1ndlord has not dea!t with any brokct· in connection with the consummntior. of this Pirst Amendment mber thnn the flro cr; and in the event any claim is mndagainst Tenant rehtlve to deal ings by Landlord wi:h brokers other thnn lh·'roker, Landlord sllnll defend the claim ngainsr Tenant wit h counsel of Landlord's selection flrxt •ppt·ovco hy Tcnan{which !.'PI'"""! will net he untcasonably wlthcJd) a:r d save hat'mlesand indomnify rena.nt on account of Joss, MS! Ol'damage wh ich may nrlse by rea.1on r¥1',,uch clni on. l.nnfllcrd agreeth. at i t •lmll hol <(>lei} reSt10nsihlt: fcu·lht: payment nf' any hro!<cr:tge cvmmi.ssion.s tn the Rrokt;r fur the Origimil Tenn of t he Lease. 7. Subject to applicable legal t·equirements and appruvnls, Te.nant may, at ·rcnant:s option and rtt Tennut's soJe cost rtd expenge, implement n valet pt.rkUJg sndcc (the "Vak:l Parking/\.SSil PrtJ(:;r.fun") to m( (.t 1'cmmt'S 9arking rcquircmcnls for lhc Premise$. Tcnanl is sclel y re.sponsible for obtaining all appl icable ·r;>crmits ;lnd approv<tls to establish and operate the Vatet Parking Assist Program andhtll cause the Vlct ParkingA<&.s: Program 10 be overG ed ill cmnlia nce will• all app!leblo Jlcrmits and r.pprovnl• ""d legal requiremtltls. 'I enaot will uperotc {or l'l:q uirc any t hird part)' opea-atot·mgaged by Tenant lD c>pernt\:) the Vnlcl Pnrl<ing As3i't Progrum in n high quality manne.consistent with the clllSS an:l dtru cter of Chc Comp1ex and in u mnnner lhhl -dl'lc1. 1lOllllll"t;Monnbly inh.:trcre wiU1 the chicul&r traffic or P."kiilg in other ns or lbc \ .ornpl(}X. 1\nant shall Ulili e only t hecross·hat<;hcd a•·eas show" tm Exhibit 1J (such orros, u the s.uu> m,.y be rc!ucued subject to wri:tcn agreement hctwee:t U.ndl•ml aud Ten:ll!t, lhc "Valctl'o.rking Ar"-'l") for pa r <ire of vehic:es using !he Vftfct Porking As•i•t !'rognm. At no time wtll ""Y aisles or driving l& ncwithin the Site be blockd nff an l'e,<;lllt or Tenunt 's Valet Pnrking Assi. t l'rogrrun. Suojcct to Lllu<!lord'• prior written CIIIIS"'tl, not 10 he unrtas<>n&l>ly withheld, conditionurl or delayed, T<!l10nt shall It<! requilo uti l:ze high-vi•ihility traffic control equipment or .•icnage to designate areas that nrc not be used us part of I he Vnlet arldng 1\ssist l'ru(!IBm (such rc&.li to UICllude,willmu tlimitntiun, fcre IP.m:.s, corners, end<lf rows, >lllrl end of cisl uwlthitt lhc pul'l<ing facility Hnd any other areas deslgnnlcd by Landlord). At ali li·r.ts,Tcl\llul " !lmaintina min:m um of fiftccn (15) foot wide ois(l t>r .<uch wider aile req;tlrcd hy legal requiremems or :;pprnvals) in ft!l lcetttions in order to p!\Wide snffieien: cleMance i'ot·pnsseug··vehicles ad emergency rernnder vehicles tu maneuver through the Site. In me event that any vehicle p:!l'ticipating in the Valell'atking A.sist J.'I'Ogram violates tho conditions t el ro1tll herein, Te m\1, at Tcuont's solt: """and expense (whioh m•y ;,e pass::J ll rough to any veiticle owner), shall have uuy iml)roJX:rly pnrkctl vehicle 010ved nr removed from llle l;ite if it I.IMrked withoot pennission in S\Jeh wy a.t 10C1-eato risk to public xafety; ilrovido<l, however, llot\1 sbou! t 1'r.nant fail to n:nt0\'0 such v hicle, Land hm! hereby rc«rv:.s all richtend remedies for Tenant derault .:mle1·the Loasc, iacl uliine, without lirr.i!ntion, Landfotd's right toclecttu c.<erdse S<:if·h lp purs.tant to Sectlou 8.17(1\) ef Ute Lease, flxccpt a.1 ollm-wisc exp":sly provided herein, all e>•pitalizcd term.1sed herein 8. wit!tm:t definition shall have tho snme mc•uings as a rc oot fc111h in 1u Lease. Except as herein mnendcd the T.c se snallt-emai•t unchP.ngcd 911d in full rorcc and 9. eJT ct. All refen;noeg to the ''l.t'llseu shall be clcemto II'Cfet-en= t4l le LeJI<C H nmendc..l nnd nssignml hy the t\ssiJ,>r,mcnt Agreement nnd liS herein amen:ed. ruro of landlord lUI<! Tcm•nt nereby rc.prescnl$ ar.d wnrrnnts lo lhc mher thnt .u 10. necessry 11ction hns """"taken to enter this Fir$\ Amendment nnd ll•nt ihc pe son sigttin,; IhiFirM Ame11dment em its bdt•lf hns been t!uly auUtoriz.e:ILu do so. II . The JW'ties aci<Jto,l >.lgend 3lJI'cc that this P.it'l\t Ametd tnett( mnybe ox:x:uted by elccln)!)iosignalurc,which sh ll he considtred • • an origioal•i£•lntJJre fur .upul"p-ses •nd shall have ilic sm11c :ore<: nnd etfect as >.In original sigur.ture. Without hmitatiou, "electrenicsib'l•Wm:"shnll include faxed versions of an ttriginnl dgna111re Ol'olcc(J'Onically seat:ncd and tunsmittcd vers<or.s (e.g., vi• pdf) of an orir,1:1al signllture. {R11molnder of pllge iniant!.oti(t//yie.P hllillk.)

EXECUTED as of the date w1d year first above written. LANDLOlill . .._:t;):j; u; David C.ProvosFor dieTruSiccs of92 Hayden 11.v-enue Tru.'<t, Pl!rsuaot to Writtcn Delegation, but not Individually WITNESS: TI NANT: SHJRE HUMAN OP.NEl1CTHERAPIES,1NC.,a DelaW3l-e corporation By: Name: Title:

BXli!RIT..A I'Qj{MS 01' LIEN W1\WJRS CONffiACIQR'PAR.J !ALWAIVER A:-ID SUDOROr.IAnOt{ Of 1.1 Do.to STATE Or Application fol' l'•ymect No.: ___ _ _ _ COUNTY OWKER: CONTRACTOR: J.ENDER / MORTOAGEI:!: Non:.------- - s Crigiowl Contraa Amt >Ult: l. $ Appnwcd Change Clrdcrs: 2. Adjustod Contract Amouol!: ine I pillS line?.) 3. $ s $ Coo:pleted 111 Date: 4. s. 6. - Les'Rc<.aiD g : Totoll'ayftblc 10 Dale: (line 4 IC CS line 5) 5 Le!lll'revious l'aymeot · 7. $ Cunenl AuHtunl Due: (line 6 le"line 7) 8, 9. )0. Pcndmg Clunec Odm: ------$ Di3pmcd Cl im<: lunda·Rigned who haq o comract \\;tit_ for t'umishl.o _ lubor or maleriW.or both hbor tud mutcrials or reuiAl equipment, nppliMOCS or tools for thecreelion,oaltef'(lion, repnir or r•mo'"''of a. buildinaor lnlcrorc or Mhcr impro>'cmcntof :-ea.l;>roP"''Y known and ideatilled as IOCSI;d Ul {city or IOWio), --- - --- -

 __County, 11nd owned by---- .,,,on receipt of ($_ !n pnytru: : uf en invoice!rc<tuisition/a pplicaliurt for payment d tcd ___ __ doe$ hereby-(S) V.'liivo any and alllieos and right of lion on SIICh real prope<!y for labur or matcriitls, or bath labor and IJlatarillls,cJr l Cnll\1 eqllipmcnL, uppllans or tnols, J>erformud m·fumislted lili'Ouh thlbllowinu dat (pa)'lnt period}, cxeept for retcinnc,unJ:nid agTeeol oc pen:ling change orders, l'cnd dispt ted elairos llllsiMcd abow; (b) • ilordinateany •n<l nlllieusand riL>ht of lien to sccnre paymem for Mtcli unpaid,agreed or pend.itc& chMgt OJ,-dero; 1m!! disputed ellcirm, ood sl:cll f:brt ner labur or matcrinls,or bo1l1 labr a1:.d nulterlals, or rc.\i\!•l equipment, a!'fliiBnoesortool><, except for ret•.ir1a e, perfonned or funtlsl!eda: Rn)•ticne through thu twenty·llith da)' a!IC< the end oro: abov II\Cutperiod, to tl•oextent of ·o amout1t act ually advanced by the nbove lenderimon:g gee throur,h suc.ll!wenly·n t1h day Sil!ned u11d.er lhe pe1U1llies of Jerjury thi•---_ day uf _ _, ?.0_. wrrNBSS: CON fRACTOR: Name: Titl.e: Nome: Ti1lc:

StJfJCON7RACTQI)'S [,lEN \YAlVI:IJ Ocncral Clln1ractor: Subwnimtlor: Ownc.r: Project: s 'l'o!al Amount l!r<1viou ly Paid: AmoWlt l'ttid is Dote: --- Retainagc (fnciudius This Payment) Hold to Dllle: $ In consi<l<:rution of the rcc:cipt ofi.Lte amount orJHLyluent >et formabove nnd ouy and aU pii.l payn:euts =•ved from the Contractor in COlll12CUoo.:;,ith we l'roject, tho oudersignccl acknowledge••nd ogoeesth.<l it hn$ been paid all $UillS <be fru all labor, nllilctinls aud!or c:quipmenl furnished by Ibe under tgned to or i11connection with the Project IU'Id the undcrsignc:d hereby n:leas<J<,disl:harg65, rdiU<luishes and wais any arul <11l claims, snit,liens r,nd righl• uncer CU\)' N<lica ojJdontiJicullon. Nolico uf Counaet or statcruclll of UOOUl1t wllh o-espe<lt to ihOwner, lite Project md/or against tile Co.ntrac.tor on account o.f nny labor, •nr..wrials andior ec1uipmeut fumi•he<l through the dalo bttoof. The undersigned indi><idunl represenLund WtUr<\Ais that be is the tluly nuthorized represen1illive of the tudcr igucd, empov.'llrcd and nutlu Tb..tc:l to exe.:utc and d iver U·i docurneul on bc!Mifofthe IUidersie,ned Dlld tMtlbL1document hind;th3nnd(:rigued to th ate:J.t th!Ltlhe paymm:t reCerred to herein is ved. n1e und 11ed ropre.<etlts a11d worr.u•:s that s paid Infull .ch and every sub-:ubcuntnctor, laborer and labor ancl/ur m n:r!alsuppliec wilb whom wt<krsigned lw dealt in cotmeciion with lh'Projuct a.:d the undrijigucd ngrecs bt ill; sole CO&L uHd cxpeJ\00 tO dcl'eutl, Indemnify and hold htntnl""" theConltloctot·agok.st any cla!rus, de.mnds, suits, disptltes,d•rnage.'l, costs, o>q)Cil cs lincludiug sttomeys' fee<), lieus and/o• claims of lieu JI)Rc!.c by such sub-xubcontrnc1ors.litborcrs and !oboe and/oJ·nlalcri ul suppliers at·isillg om of or m ""Y way rel•ted to tbe Pt jecl. it.bn ------- 11o

 .20_ .. Signed under Ute penat:es of P"'JW'Y n.1ofttis ___ dny of SUBCONTRACTOR.: Si&llll1uroand l'rinleti Ncmeof lmliviclunl Sig!lioz this f,ten W3i\W W 'TNI:iSS: Name: Title: Dtttcd:

CONIRAQI@'S W/J.V!lR OF Ct,AIMS AGfu'"NST OWNER <\NQ ACKNOWLEDGMINI OP E_INAk PA 1F J\ T Date: ___ Commonwealth of Massaclna,ctts l11.voiuNo.: COUNTY Of' --- 0\\'N£1<.: COl\'TRI\t:TOR: P:tOJP.CT: Ori!Pnal Conta'aclAmow:t Approved Clllln ;e Or<ie s: I. S-- - - - - - - - ?.. $ 1. Ad.fustod C.no1J11o'..t Amount: S 4. 5. Silmsraid onAcconutofConlrn Ainount: l.ess l'inal L'ay111c:1t Duo: $ - ---- - - - - ThelUlderslgv.ed binl: dDly ;,"Wm hereby nil sts d!a1when lho l'inal Paynu;ut Due as set ft•rth above is plaid i ll full by Own<:r,•uch Jl<lymcul!hnll constit ulll payment i.r. fulll()r all l bor,111nterials, equipm::la t llncl work in plru:e fl.unishr.d hy the undersigned ill COlm>:etion with :.l)eafon:Mlid contract111111 hat no further pll)'lnent is ot wiU be due to lhe uttdersigned. l'he undersignhereby atlc IJ lbat it has sat:aliell allclaims llgHWsl It for it<:D,., including by way of illusir-•llou but not b)' way of limi at\un, itemof: labor, tnatetinls, insu111nce, taxes, llnlon beneUt.equipment,etc. clnployc.d In the prosec\ttlou of tb<wnrk cf said conuact, and acknoY.1edgc; that sotisf tion nf elldamIS serveR as ru.t inGttCC.fficnt for tl:;e Owner to xeleasc the 1-'ina\ Payment O> e. Tho undersi&ne-5. hexeby agn..,. to incfen:nify m:d hold h. to"'tlleSl< the Ovmer from en<l aeainl all laitr..s ari iog in <:onne<>tion with its Conlr8cl wi1Cl te'.IJl<ICI !o claimsfon.'u: fununing o:f labor,mat"rials and eq uipm.enl by others. SHid indem.nific.etiun w:d hold hilllllles5!bidI include the rejmbursoa.tut of nll ?.,ctucl et!omey's lili:•aud all cost"''d expenses of C\'tl)'111t l ute, nnd shall be Intho fuUest c. lcnl JX'lttlitted by lew. 'nawu!ersigned h<;teby irrcvcc•.bly "o.Jves and releases 3ny and all licuJI 11d right ui'l!en on su.:h •CIII property l!lh1o!l>Cr property of the 0\l r f(l( lobor or matcri11;s, or both l: hur -..,t.,. ,,

"'ld IUHlcri•l•. Ol' rental equipment, applinaces or toni.•,J>erfonned o•·furuisbed by the undersigned, anti anyone claiming by, thrcmgh, or tmder the nnde!'sJ ned, in conncctlon with the Projecr. The undersigned hereby releases, remises and llicharges th<• Owner, any aGent of the 01>1er and lhdr respective p:edeccwm<, successors,"" ignj,employee;,,olliccrs, •!weholders, d>tecturs,aod p!ineipl.bc, whctlocr disclosed or undisclosed (collccli;-cly "RclOII.,cc.'") from and .eoinst any oud all clnbus, los.leS, damages,actions and cause-s of acUoo (coile.ctiveJ y "CinU.n.s") which lh" wiLkrslg ted and aoyoM claiming by, Uu-ough or undllr the tLrulenigncd bH:< or mey IIJIVIl a!!l'ioL•ttbe Releasees,including,willmul l.irnltation, atoy claims arising in connection o;iJh the<'-<>u!roet and :he w<>rk peclbnned thereunder. NotWitltstrulclina anylhing to tbe conln!ry herein, llBYIDCt'l lo me undersigllcd of the !'inal Payment Due sum as &CL !ilr t nbovo, shill Jllll constitute n waivco·hy theOwoct o·f ny of its tights und'"the couttAet including b)• way of H.lustrnlion b\tt not·by wny of limitali\m guaran1eesand/or Wllmlllties.l'ayme:.t willool be ruaee11ntil a sigood waiver Is!'cturned to Owner. The wtdersi!!)led individ1191 reprecnts and Wlllrllllts that 00/S!Je i!i the duly ulhuriud representativu oflbe tmdersigned, cmpowerod ll:ld R!llhorized to cxcccrc and doliV<:r tloi (luoument on bclutll' of tho undersigxu:d. Sl8.ted Ut!duthe pc!!lllffcs of pjury as of thls day l'f_ --- - - - Carporal,iO!l By: ame: 'l'itlo: COMMONWEAJ.:rJ£0F M,\SSACllUSH'ITS C01:rn1Y 01' S"!TI'OLK On dill _day of p<>rn> oally ap_ , 20 , lx:fcreme,the undcr>i Ued J!Oti<ry J>ublic-, .)KO\e' d to me lhn gh sa:irtilc!Oty evidence of ide.ntificntion, tO be the sx:tson wb.o.\e u:une jsigned oo 1he prc«ding ar attached docuuu.m-1, tmd l\CkllowJedl'ttl to m6 thNI he/F.hu :'IJ4ucd itn!> _ for .,"<l>tpOI'IIIion!pa01l1enohip vol nl rily fr.r iu. 9\iUed J>Uftl"50. NOTAl!.Y PUB!..!<.: My Coruruiui'"'&pi.'OS: - _

mm:en·n . YALRfARBA. • i r'1

EXHIBIT B

SUBLEASED PREMISES

EXHIBIT B-1

RESERVED PARKING LOCATIONS

EXHIBIT C

WORK LETTER

TEANT’S WORK AND IMPROVEMENT ALLOWANCE

1.                                      Sublessee’s Work.

(A)                               Sublessee, at its sole cost and expense, shall perform all work necessary to prepare the Premises for Sublessee’s occupancy in accordance with plans and specifications prepared by The Richmond Group or another architect licensed by the Commonwealth of Massachusetts and approved by Sublessor, which approval shall not be unreasonably withheld, delayed, or conditioned, such plans and specifications to be subject to the reasonable approval of the Sublessor as set forth below.

(B)                               Sublessee shall submit to Sublessor a detailed floor plan layout together with working drawings (the “Sublessee’s Submission”) for work to be performed by Sublessee to prepare the Premises for Sublessee’s occupancy (“Sublessee’s Work”).  Such floor plan layout and working drawings (the “Plans”) shall contain at least the information required by, and shall conform to the requirements of, Exhibit B of the Prime Lease.  Sublessee’s submission shall include at least two (2) full sized sets and two (2) half size sets of Sublessee’s proposed layout and working drawings.  Sublessor’s approval of the Plans shall not be unreasonably withheld or delayed; however, Sublessor’s determination of matters relating to aesthetic issues relating to alterations or changes which are visible outside the Premises shall be in Sublessor’s sole discretion.  Sublessor shall have seven (7) business days from Sublessee’s submission made in accordance with the requirements hereof to respond to Sublessee’s request for approval thereof.   If Sublessee’s submission does not comply with requirements hereof, Sublessor shall notify Sublessee of same within two (2) business days after Sublessee makes any such defective submission, which notice shall specify the respects in which such submission is defective.   Any disapproval of any Plans shall set forth in reasonable detail the grounds for such disapproval along with Sublessor’s suggested corrective measures.  If Sublessor disapproves of any Plans, then Sublessee shall promptly have the Plans revised by its architect to incorporate all objections and conditions presented by Sublessor and shall resubmit such plans to Sublessor not later than seven (7) days after Sublessor has submitted to Sublessee its objections and conditions.  Sublessor shall have five (5) calendar days from Sublessee’s resubmission to respond to Sublessee’s request for approval thereof.  Such process shall be followed until the Plans shall have been approved by the Sublessor without objection or condition.  If Sublessor fails to respond in writing to Sublessee within the applicable period specified above (i.e., seven (7) business days after Sublessee’s initial submission and five (5) calendar days after any resubmission), then the submitted plans shall be deemed approved for all purposes of this Work Letter.

(C)                               If in connection with the review of Sublessee’s Plans by the Town of Lexington Building Commissioner at the time of Sublessee’s submission of an application for a building permit for Sublessee’s Work, it is determined by said Building Commissioner that the existing lobby/atrium and/or the existing means of egress of the Building does not comply with applicable Legal Requirements and that modification thereto is required, Sublessor, at its sole cost and expense, shall perform modification work to the lobby/atrium and/or means of egress which will bring such areas into compliance with the applicable Legal Requirements and will otherwise be done aesthetically in a manner as determined by

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Sublessor.  If any such modification work shall be required, the same shall be performed by Sublessor’s contractors concurrently with Sublessee’s performance of Sublessee’s Work.

(D)                               Notwithstanding the foregoing, Sublessee shall be solely responsible for compliance of Sublessee’s Plans with applicable Legal Requirements.

(E)                                Once the Plans have been approved by Sublessor, Sublessee, at its sole cost and expense, shall promptly, and with all due diligence, perform Sublessee’s Work as set forth on the Plans, and, in connection therewith, the Sublessee shall obtain all necessary governmental permits and approvals for Sublessee’s Work.  Sublessor shall cooperate with Sublessee, at no out of pocket expense to Sublessor and with no liability to Sublessor, in Sublessee’s efforts to obtain such permits and approvals.  All of Sublessee’s Work shall be performed strictly in accordance with the Plans and in accordance with applicable Legal Requirements (as defined below in this Work Letter) and Insurance Requirements (as defined in Section 5.14 of the Prime Lease).  Sublessee shall have Sublessee’s Work performed by a general contractor first approved by Sublessor, which approval shall not be unreasonably withheld, delayed, or conditioned, which contractor shall provide to Sublessor such insurance as the Sublessor may reasonably require.  Sublessor has provided to Sublessee rules and regulations relative to the performance of Sublessee’s Work and any other work which the Sublessee may perform under this Sublease and Sublessee shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide.  It shall be Sublessee’s obligation to obtain a certificate or certificates of occupancy or other like governmental approval for the use and occupancy of the Premises to the extent required by law, and Sublessee shall not occupy the Premises for the conduct of business until and unless it has obtained such approval and has submitted to Sublessor a copy of the same.  However, the Base Rent Commencement Date shall be the fixed date as set forth in Section 4.1 of the Sublease.  Sublessee shall also prepare and submit to Sublessor promptly after Sublessee’s Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Sublessee to the Premises including, without limitation, any wiring or cabling installed by Sublessee or Sublessee’s contractor for Sublessee’s computer, telephone and other communication systems.

2.                                      Improvement Allowance.

Sublessor shall provide to Sublessee an improvement allowance of Two Hundred Fifty Thousand Six Hundred Seventy and 00/100 Dollars ($250,670.00) (being the product of (i) $10.00 and (ii) the rentable floor area of the Premises (the “Improvement Allowance”)).  The Improvement Allowance shall be used and applied by Sublessee solely on account of the cost of Sublessee’s Work and the “Applicable Design Costs” (hereinafter defined).  Provided that Sublessee is not in Default beyond the expiration of any applicable notice or grace period of its obligations under the Sublease at the time that Sublessee requests any requisition on account of Improvement Allowance, Sublessor shall pay to Sublessee a portion of the cost of the work shown on each requisition (as hereinafter defined) submitted by Sublessee to Sublessor within thirty (30) days of submission thereof by Sublessee to Sublessor, such portion calculated as follows:  If there shall be such a Default, Sublessor shall not be obligated to continue funding the Improvement Allowance until and unless such Default is fully cured.  Each requisition shall set forth the total cost of Sublessee’s Work (which term, for the purpose hereof, shall include Approved Design Costs) incurred during the period covered by such requisition.  Sublessor shall pay for and with respect to each such requisition an amount equal to the product of (i) the cost of Sublessee’s Work set forth in such requisition, multiplied by (ii) a fraction, the numerator of which is

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the total amount of the Sublessee Allowance and the denominator of which is the total amount of the cost of Sublessee’s Work (excluding, however, the cost of any so-called “demountable wall systems” or other portions, if any, of Sublessee’s Work toward which the Improvement Allowance may not be applied).  Notwithstanding the foregoing, (a) in no event shall Sublessor be required to pay more than the total amount of Improvement Allowance, and (b) the final payment(s) of Improvement Allowance shall, if necessary for Sublessee to receive the total amount of Improvement Allowance that Sublessee is otherwise entitled to receive hereunder, be increased to the extent necessary for Sublessee to receive such total amount.  For the purposes hereof, a “requisition” shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Sublessee in the Premises (i.e., the Sublessee’s Work).  Each requisition shall be accompanied by evidence reasonably satisfactory to Sublessor that all work covered by previous requisitions has been fully paid by Sublessee.  Further the parties hereby acknowledge that the provisions of the Prime Lease shall apply to all of Sublessee’s Work.  At Sublessor’s request from time to time, Sublessee shall deliver lien waivers from all contractors and subcontractors performing Sublessee’s Work.  Sublessor shall have the right, upon reasonable advance notice to Sublessee, to examine Sublessee’s invoices relating to each requisition in order to verify the amount thereof.  Sublessee shall submit requisition(s) no more often than monthly.  For the purposes hereof, the cost to be so reimbursed by Sublessor shall consist solely of the cost of leasehold improvements and the Approved Design Costs (hereinafter defined) but not the cost of Sublessee’s personal property, trade fixtures or trade equipment or any so-called soft costs or other design costs in excess of the Approved Design Costs.  The “Approved Design Costs” shall mean the architectural, engineering and space planning fees and charges actually paid by Sublessee to third party, unaffiliated architects, engineers and space planners respecting the preparation of Sublessee’s Plans but not to exceed the product of (i) $5.00 and (ii) the 24,832 square feet of Rentable Floor Area of the Premises.  Notwithstanding the foregoing, Sublessor shall be under no obligation to apply any portion of the Improvement Allowance for any purposes other than as provided in this work letter, nor shall Sublessor be deemed to have assumed any obligations, in whole or in part, of Sublessee to any contractors, subcontractors, suppliers, workers or materialmen.  Further, the Improvement Allowance shall only be applied towards the cost of leasehold improvements and the Approved Design Costs but in no event shall Sublessor be required to make application of any portion of the Improvement Allowance towards Sublessee’s personal property any “demountable wall systems”, if any, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Sublessee, to any partner or affiliate of Sublessee or to any third party excepting “Approved Design Costs” (hereinabove defined) and payments to Sublessee’s contractors.  In the event that such cost of Sublessee’s Work, including the Approved Design Costs, is less than the Improvement Allowance, Sublessee shall not be entitled to any payment or credit nor shall there by any application of the same toward Annual Fixed Rent or Additional Rent owed by Sublessee under this Sublease.

3.                                      Quality and Performance of Work.

All construction work required or permitted by this Sublease shall be done in good and workmanlike manner in compliance with all applicable laws, ordinances, rules, regulations, statues, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements.  All of Sublessee’s work shall be coordinated with any work being performed by or for Sublessor and in such manner as to maintain harmonious labor relations.  Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.  Each party authorizes the other to rely in connection with design and construction upon

3

approval and other actions on the party’s behalf by any Construction Representative of the party named or any person hereafter designated in substitution or addition by notice to the party relying.  Sublessee acknowledges that Sublessee is acting for its own benefit and account and that Sublessee will not be acting as Sublessor’s agent in performing any Sublessee Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Sublessor’s interest in the Property in connection with any work.

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EXHIBIT C-1

DESCRIPTION OF TENANT’S WORK

Tenant Improvement Scope of Work   2.6.18

First floor 4,098 RSF

Kiniksa Pharmaceuticals is proposing to repurpose 3500 sq/ft of existing office space on the first floor of 100 Hayden Avenue, Lexington Massachusetts into a research and development laboratory.  The lab space will be categorized as BSL-1 and will not be producing or using microbes that pose threat of infection or have an environmental impact.  Non-hazardous chemicals used in the laboratory will be neutralized prior to discharge from the facility and material categorized as BL1 will be removed using certified waste management professionals. Kiniksa will apply for the appropriate permits to ensure work is completed in compliance with local and federal ordinances.

NOTE:  Final working drawings in accordance with the Prime Lease must be provided to Prime Lessor and Sublessor for approval prior to commencement of any permitting or construction.

The major improvements to the lab include:

•                  Lab Waste Neutralization system, pit, lab transfer pump with water sensor, and connection to sanitary waste

•                  Tepid Water system connected to potable cold water main

•                  Four-hundred-gallon external propane gas tank service with associated plumbing and HVAC

•                  Emergency eye/showers and piping to tepid loop

•                  Faucets and trim for lab sinks and spray hose for scullery sink

•                  Compressed air skid and vacuum skid with distribution to lab utility locations

•                  Lab Gas piping to CFH’s, BSC’s and lab benches

•                  Floor drains at mechanical room and within labs

•                  Up to 300-gallon RO purified water system

•                  Lab sinks to have NPCW, NPHW, RO

•                  New Fire alarm devices

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Figure 1:  Proposed Laboratory Layout

The proposed laboratory will consist of and use equipment commonly used in the development of biological therapeutics.  Table 1 lists the equipment Kiniksa will be utilizing in the proposed laboratory.

Table 1:  Equipment List for Kiniksa Biologics Laboratory

neg. 80 freezer	Small scale chromatography systems	Shaker Incubator
3x double door deli fridge	Tangential Flow system	Ambr 250 (4 BR) system
neg 30 to 40 freezer	Spectrophotometers	Disposable bioreactors
neg 20 freezer	Attune NXT Flow Cytometer	BR DO & pH Probes
25C incubator	Flow Sorter	Bioanalyzers
40C incubator	Sorvall centrifuge (96 plates)	Cell Counters
cell culture incubator	cell culture incubator	Blood Gas Analyzer
Laminar flow hood	Robotized PCR Machine	Bench Centrifuge
Scales and balances	UPLC	200L Reactor and controller
Carts and glassware racks	IcIEF	Cooling water/chiller
Corrosive and flame cabinets	plate reader	Chromatography columns and system
Conductivity/pH meters	Beckman CE	Single Use Mixers
BSC (6ft)	caliper lab chip GX2	AKTA Ready
Glasswasher	Various process pumps	cell culture incubator

The chemicals that will be used in the laboratory are those that are frequently used in the development and manufacturing of therapeutic biologics.  Table 2 below summarizes the chemicals which will be common to the lab.  An appropriate Environmental, Health and Safety program will be initiated to monitor chemical inventory, ensure appropriate handling, protect employee safety, and to safely dispose

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of unused chemicals.  When new chemicals are required to support development activities a thorough assessment will be completed to determine appropriate handling and disposal.

Table 2:  Common Chemicals Used in Proposed Laboratory

Sodium Hydroxide	Glucose
Sodium Chloride	Peracetic Acid
L-Arginine HCl	Chemically Defined Cell Culture Media
L-HISTIDINE	Glycine
Hydrochloric Acid	Ammonium Sulfate
Polysorbate 80	Acetic Acid
Sodium Citrate Dihydrate	Acetonitrile
Citric Acid	Magnesium Chloride
Tris Hydrochloride	L-Cysteine
Tris Base	L-Histidine
Sodium Phosphate	Benzyl Alcohol
Sodium Acetate	Isopropyl Alcohol
Ethylenediaminetetraacetic acid	Ethyl Alcohol
Glycerol	Bis-Tris
Triton X 100	Sodium Citrate

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EXHIBIT D

BILL OF SALE

THIS SPECIAL WARRANTY BILL OF SALE (“Bill of Sale”) is effective as of                     , 201  , by SHIRE HUMAN GENETIC THERAPIES, INC., a Delaware limited liability company (“Seller”) in favor KINISKSA PHARMACEUTICALS CORP., a            corporation (“Buyer”).

BACKGROUND

WHEREAS, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller, all of Seller’s right, title and interest in and to all furniture, equipment and other personal property owned by Seller (the “FF&E”) located at 100 Hayden Avenue, Lexington, Massachusetts, and listed in Exhibit A attached hereto and made a part hereof (“Subleased Premises”).

NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt of which shall be a condition to the effectiveness of the following grant and conveyance, Seller does hereby grant, convey, transfer, bargain, sell, deliver and set over, all of Seller’s right, title and interest in and to the FF&E owned by Seller located at the Subleased Premises to Buyer, its successors and assigns.

Seller hereby warrants that Seller has the authority to transfer its interest in the FF&E and that Seller has good and marketable title to the FF&E, free and clear of all liens, claims, encumbrances and rights of other and that it will warrant and defend such title forever against all claims and demands whatsoever resulting from claims occurring prior to the effective date hereof.

Seller makes no representations, express or implied, as to the condition, usefulness or state of function or repair of the FF&E including without limitation, warranties of fitness or merchantability, it being expressly understood that the FF&E is being sold to Buyer “As is, Where is”, with all faults.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on the day and year first written above.

SHIRE HUMAN GENETIC THERAPIES, INC.

By:
Name:
Title:

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EXHIBIT A TO BILL OF SALE

FF&E Inventory

In addition to the foregoing, the FF&E shall include all furniture, fixtures and equipment physically located in the Subleased Premises as of March 9, 2018.

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